KLONDEX

PREPARED FOR:

KLONDEX MINES LTD.
1055 WEST HASTINGS STREET,
SUITE 2200
VANCOUVER, BC V6E 2E9

PREPARED BY:

MARK ODELL, P.E,
LAURA SYMMES, SME,
SARAH BULL, P.E.

EFFECTIVE DATE:
JUNE 30, 2015

FILING DATE:
MARCH 28, 2016

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Klondex Mines	Technical Report for the Fire Creek Project, Lander	Page iii
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Date and Signature Page

The undersigned prepared this Technical Report (Technical Report) report, titled: Technical Report for the Fire Creek Project, Lander County, Nevada, dated the 28th day of March 2016, with an effective date of June 30, 2015, in support of the public disclosure of Mineral Resource and Mineral Reserve estimates for the Fire Creek Project. The format and content of the Technical Report have been prepared in accordance with Form 43-101F1 of National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators.

Dated this 28th day of March 2016

Signed “Mark Odell”	No. 13708, Nevada
Mark Odell, P.E	SME No. 2402150
Practical Mining LLC	(Sealed)
495 Idaho Street, Suite 205
Elko, Nevada 89815, USA
(775) 345-3718 ext. 101
Email: markodell@practicalmining.com

Signed “Laura Symmes”	SME No. 4196936
Laura Symmes	(Sealed)
Practical Mining LLC
495 Idaho Street, Suite 205
Elko, Nevada 89815, USA
(775) 345-3718 ext. 102
Email: laurasymmes@practicalmining.com

Signed “Sarah Bull”	No. 22797, Nevada
Sarah Bull, P.E	(Sealed)
Practical Mining LLC
495 Idaho Street, Suite 205
Elko, Nevada 89815, USA
775-345-3718 ext. 502
Email: sarahbull@practicalmining.com

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List of Tables

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List of Figures

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Figure 14-39 Gold Swath Plot of the Vonnie Vein along the North Axis	187
Figure 14-40 Gold Swath Plot of the Vonnie Vein along the Z Axis	187
Figure 14-41 Silver Swath Plot of the Vonnie Vein along the North Axis	188
Figure 14-42 Silver Swath Plot of the Vonnie Vein along the Z Axis	188
Figure 14-43 Gold Swath Plot of the Joyce Vein along the North Axis	189
Figure 14-44 Gold Swath Plot of the Joyce Vein along the Z Axis	189
Figure 14-45 Silver Swath Plot of the Joyce Vein along the North Axis	190
Figure 14-46 Silver Swath Plot of the Joyce Vein along the Z Axis	190
Figure 14-47 Gold Swath Plot of the Karen Vein along the North Axis	191
Figure 14-48 Gold Swath Plot of the Karen Vein along the Z Axis	191
Figure 14-49 Silver Swath Plot of the Karen Vein along the North Axis	192
Figure 14-50 Silver Swath Plot of the Karen Vein along the Z Axis	192
Figure 14-51 Smoothing Checks for the Vonnie Vein	194
Figure 14-52 Smoothing Checks for the Joyce Vein	194
Figure 14-53 Smoothing Checks for the Karen Vein	195
Figure 15-1 Existing Workings, Reserve Excavations and Joyce, Vonnie and Karen Veins	201
Figure 16-1 Existing Development and Vein Traces at the 5400 Elevation	202
Figure 16-2 Long Section View of a Typical End Slice Stope	204
Figure 16-3 Cross Section Looking North Through the Joyce Vein and Vonnie Vein Showing Drift and Fill Mining, Stope Development Drifting and Designed Stopes	205
Figure 16-4 Joyce Vein Long Section Looking West Showing Existing Mine Workings and Reserves Mine Plan	208
Figure 16-5 Vonnie Vein Long Section Looking West Showing Existing Mine Workings and Reserves Mine Plan	208
Figure 16-6 Karen Vein Long Section Looking West Showing Existing Mine Workings and Reserves Mine Plan	209
Figure 17-1 Process Facility Flow Sheet (Klondex, 2015)	214
Figure 18-1 Site Facilities	223
Figure 19-1 Historical Monthly Average Gold and Silver Prices and 36 Month Trailing Average	224
Figure 21-1 Cutoff Grade Sensitivity to Gold Price	232
Figure 22-1 5% NPV Sensitivity	236
Figure 22-2 10% NPV Sensitivity	237
Figure 22-3 Profitability Index Sensitivity	237

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List of Abbreviations

A	Ampere	kA	kiloamperes
AA	atomic absorption	kCFM	thousand cubic feet per minute
A/m2	amperes per square meter	Kg	Kilograms
AGP	Acid Generation Potential	km	kilometer
Ag	Silver	km2	square kilometer
ANFO	ammonium nitrate fuel oil	kWh/t	kilowatt-hour per ton
ANP	Acid Neutralization Potential	LOI	Loss On Ignition
Au	Gold	LoM	Life-of-Mine
AuEq	gold equivalent	m	meter
btu	British Thermal Unit	m2	square meter
°C	degrees Celsius	m3	cubic meter
CCD	counter-current decantation	masl	meters above sea level
CIL	carbon-in-leach	mg/L	milligrams/liter
CoG	cut-off grade	mm	millimeter
cm	centimeter	mm2	square millimeter
cm2	square centimeter	mm3	cubic millimeter
cm3	cubic centimeter	MME	Mine & Mill Engineering
cfm	cubic feet per minute	Moz	million troy ounces
ConfC	confidence code	Mt	million tonnes
CRec	core recovery	MTW	measured true width
CSS	closed-side setting	MW	million watts
CTW	calculated true width	m.y.	million years
°	degree (degrees)	NGO	non-governmental organization
dia.	diameter	NI 43-101	Canadian National Instrument 43-101
EIS	Environmental Impact Statement	oz	Troy Ounce
EMP	Environmental Management Plan	opt	Troy Ounce per short ton
FA	fire assay	%	percent
Ft	Foot	PLC	Programmable Logic Controller
Ft2	Square foot	PLS	Pregnant Leach Solution
Ft3	Cubic foot	PMF	probable maximum flood
g	Gram	POO	Plan of Operations
g/L	gram per liter	ppb	parts per billion
g-mol	gram-mole	ppm	parts per million
g/t	grams per tonne	QAQC	Quality Assurance/Quality Control
ha	hectares	RC	reverse circulation drilling
HDPE	Height Density Polyethylene	ROM	Run-of-Mine
HTW	horizontal true width	RQD	Rock Quality Description
ICP	induced couple plasma	SEC	U.S. Securities & Exchange Commission
ID2	inverse-distance squared	Sec	second
ID3	inverse-distance cubed	SG	specific gravity
ILS	Intermediate Leach Solution	SPT	Standard penetration test

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Klondex Mines	Technical Report for the Fire Creek Project, Lander	Page 17
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1.     Summary

Practical Mining LLC was engaged by Klondex Gold & Silver Mining Company (KGS or Klondex), U.S. subsidiary of Canadian based Klondex Mines Ltd. (Klondex or the Company), to prepare an updated Technical Report (TR) in accordance with National Instrument 43-101 (NI 43-101) of the Canadian Securities Administrators. Practical Mining’s evaluation of the Fire Creek Project (Fire Creek or the Project), located in Lander County, Nevada, is presented herein. This TR, dated the 28th day of March 2016, with an effective date of June 30, 2015, updates the previous mineral resource and mineral reserve estimates effective December 31, 2014. (Odell et al. 2015).

The lineage of technical reports on Fire Creek as is continued in this Technical Report includes:

1.        2006 NI 43-101 Technical Report: Ullmer, Edwin, and Hawthorn, Gary W., 2006: Fire Creek Gold Property, Lander Co., Nevada, September 15, 2006;

2.        2009 NI 43-101 Technical Report: Updated Report on the Fire Creek Gold Property, Lander Co., Nevada, March 30, 2009;

3.        2011 NI 43-101 Technical Report: Raven, Wesley, Ullmer, Edwin, Hawthorn, Gary W., 2011: Updated Technical Report and Resource Estimation on the Fire Creek Gold Property, Lander County, Nevada;

4.        2013 NI 43-101 Technical Report: Odell, Mark, Swanson, Karl and White, Michele, 2013: Technical Report (Amended), Fire Creek Exploration Project, Lander County, Nevada;

5.        2014 NI 43-101 Technical Report: Odell, Mark, Swanson, Karl, Symmes, Laura and Bull, Sarah, 2014: Preliminary Economic Assessment of the Fire Creek Project, Lander County, Nevada, Amended; and

6.        2014 NI 43-101 Technical Report: Odell, Mark, Swanson, Karl, Symmes, Laura and Bull, Sarah, 2015: Preliminary Feasibility Study for the Fire Creek Project, Lander County, Nevada.

1.1. Property Description

The Project is located primarily in Lander County, Nevada with a small portion of the Project boundary in Eureka County, Nevada, approximately 63 miles west of Elko, Nevada. The Project comprises private fee lands (both leased and owned) and unpatented lode mining claims. The land position includes approximately 15,421 acres of unpatented federal lode mining claims, 1,155 acres of private fee land and 230 acres of mineral leases. Overall, the Fire Creek land package is approximately 17,000 acres.

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1.2. Geology

The deposit is an epithermal deposit vertically-zoned within high-angle northwest striking structures, low-sulfidation, hosted in a mid-Miocene basalt package. Gold mineralization occurs in two habits: shallow structurally-controlled gold in variably altered Tertiary basalt and primarily native gold in steeply dipping quartz-calcite veins or structures. A package of middle-Miocene basalt and basaltic andesite flows has been cut by high-angle normal faults related to both Northern Nevada Rift (NNR) and Basin and Range extension that form grabens and half-grabens which are the structural controls in the district.

High-grade gold mineralization has been delineated between approximately 4,900 feet and 5,700 feet above mean sea level (AMSL) and is open up and down dip as well as on strike. Lower-grade gold mineralization occurs from the surface, and mineralization is open at depth. Vein textures, gangue minerals, and alteration are typical of low-sulfidation systems. Widespread propylitic alteration grades to argillic alteration proximal to veins and/or other structural fluid conduits. Elevated mineralization is often spatially associated with the argillic alteration zone. Gold mineralization often occurs along discrete horizons within veins. An opaline silica cap is discontinuously preserved above the deeper mineralization. Mineralized faults near the opaline silica were targeted by early prospecting and later shallow drilling by previous operators in the 1980’s.

1.3. History

Table 1-1 Chronology of Ownership of the Fire Creek Project

Dates	Company	Details
1967	Union Pacific Resources	Drilled two core holes.
1974 to 1975	Placer Development Ltd.	Drilled 22 rotary holes.
1975	Klondex Mines Ltd.	Acquired the property. 1980-1983 drilled 64 rotary holes. 1981 gold test production.
1984	Minex Resources, Inc.	Leased the property from Klondex, drilled 13 rotary holes.
1986 to 1987	Alma American Mining Company (“Alma”)	Leased the property from Klondex, drilled 64 rotary holes.
1988	Aurenco Joint Venture ("Aurenco JV”)	Aurenco JV formed between Black Beauty Mining and Covenanter Mining.
1988 to 1990	Aurenco JV	Leased the property from Klondex.
1990 to 1995	Klondex Mines Ltd.	No activity.

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Dates	Company	Details
1995 to 1996	North Mining Inc. (“North Mining”)	Leased the property from Klondex. Drilled 67 holes, performed IP and HEM surveys.
1996 to 2004	Klondex Mines Ltd.	No activity.
2004 to 2012	Klondex Mines Ltd.	Began a deep exploration program. Development commenced in 2011.
2012 to 2015	Klondex Mines Ltd.	New Management and Board of Directors in 2012, ongoing exploration, development and bulk sampling
2016 to Present	Klondex Mines Ltd.	Received Record of Decision for the Environmental Assessment from the Bureau of Land Management in February 2016, began commercial production

Recent drill programs conducted by Klondex have defined two major north-northwest striking vein arrays, each comprised of several en echelon veins. Several new target areas outside of the known vein arrays have been defined by both gradient-array and dipole-dipole induced polarization surveys.

This TR updates the Project mineral resource estimate and mineral reserves estimate. The TR incorporates the technical information available through June 30, 2015, which is the effective date of the TR.

1.4. Mineral Resource Estimate

The mineral resource estimate is based on data from 836 surface and underground drill holes, completed through June 30, 2015. This estimate also includes 2,322 channel samples from underground drifting on the Joyce, Vonnie, Karen, and Hui Wu veins.

Wire frame models were constructed for 48 vein sets that strike approximately N15°W and dip steeply to both the east and west. The vein models were constructed by digitally contouring surfaces along planes of data points defined by drill hole intercepts and underground surveys. Each data point is identified as a particular side of a particular vein (hanging wall or footwall), and software is used to contour surfaces between corresponding points. Hanging wall and footwall surfaces are then combined to form a solid wire frame. Assay values were composited into 10-foot lengths and truncated at the vein hanging wall and footwall. Only composites flagged as representing vein material were used in the grade estimation. A grade capping scheme based on resource category and vein was employed. Grades were assigned to individual blocks using the Inverse Distance Cubed method (ID3).

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The 48 veins were each assigned a specific search orientation based on their respective approximate dip and dip direction. Measured blocks require a minimum of four channel samples within an average anisotropic search radius of 40 feet. Indicated blocks required three drill hole intercepts within 100 feet. Inferred blocks required two drill intercepts within 300 feet. Grades were estimated only for blocks contained within the modeled veins. Block extents are five feet along along strike and vertically. Perpendicular to strike, the block extents were limited to the width of the vein with 0.2 to five-foot resolution. This method allows veins as narrow as 0.2 foot to be modeled precisely.

Mineral resources were estimated for only blocks within the modeled vein wireframes. Low grade mineralization immediately adjacent to the veins was also modeled from the vein hanging wall or footwall out to the margin of the breccia zone or distinct grade change for some veins. In all cases, the vein boundary with the low grade mineralization was treated as a “hard” boundary, and composite assay data from the vein was not used to estimate the low grade breccia mineralization.

The mineralized vein arrays extend over 5,000 feet along strike and from near surface to 1,000 feet in depth. These vein arrays are open both along strike and down dip.

A density of 0.0774 tons per cubic foot was used for all veins. This value was derived from 15 samples collected from the Joyce and Vonnie veins and analyzed by SGS North America, Inc. (SGS) of Elko, Nevada; an independent laboratory. The SGS (Elko) laboratory forms part of the SGS Minerals' global group of laboratories. The SGS (Elko) laboratory is not independently certified by a standards association but is associated with the SGS (Vancouver) laboratory, which is an ISO 9001:2008 accredited facility.

Table 1-2 Mineral Resource Statement as of June 30, 2015

				AuEq			AuEq
Vein Name	kton	Au opt	Ag opt	opt	Au koz	Ag koz	koz
Measured
Joyce	47.6	1.885	1.241	1.904	89.8	59.1	90.7
Vonnie	10.3	4.030	3.056	4.077	41.7	31.6	42.2
Karen	55.6	2.018	1.590	2.042	112.2	88.4	113.6
Honey Runner	1.5	3.566	0.323	3.571	5.2	0.5	5.2
Hui Wu	10.9	1.257	0.862	1.270	13.8	9.4	13.9
05	0.4	4.164	0.049	4.165	1.7	0.0	1.7
08	0.1	0.736	0.170	0.738	0.0	0.0	0.0
13	0.8	2.139	0.089	2.140	1.8	0.1	1.8
14	3.1	1.008	0.602	1.018	3.1	1.8	3.1

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				AuEq			AuEq
Vein Name	kton	Au opt	Ag opt	opt	Au koz	Ag koz	koz
18	0.2	0.330	0.179	0.333	0.1	0.0	0.1
31	0.1	0.344	0.647	0.354	0.0	0.1	0.1
37	0.5	0.565	0.149	0.567	0.3	0.1	0.3
39	0.2	0.393	0.377	0.398	0.1	0.1	0.1
40	0.3	2.960	1.268	2.980	1.0	0.4	1.0
44	0.4	0.353	0.199	0.356	0.1	0.1	0.1
Total Measured	132.2	2.049	1.451	2.072	271.0	191.8	273.9

Indicated
Joyce	130.6	0.684	0.630	0.694	89.4	82.3	90.7
Vonnie	65.9	0.661	0.565	0.670	43.6	37.2	44.1
Karen	35.4	0.651	0.720	0.662	23.1	25.5	23.4
Honey Runner	22.0	0.473	0.300	0.478	10.4	6.6	10.5
Hui Wu	14.9	0.542	0.284	0.546	8.1	4.2	8.1
05	0.8	0.438	0.039	0.439	0.4	0.0	0.4
06	2.0	0.265	0.648	0.275	0.5	1.3	0.6
08	3.5	0.267	0.263	0.271	0.9	0.9	1.0
12	4.6	0.586	0.289	0.591	2.7	1.3	2.7
13	4.2	0.307	0.050	0.308	1.3	0.2	1.3
14	2.2	0.422	0.105	0.424	0.9	0.2	0.9
18	6.0	0.379	0.196	0.382	2.3	1.2	2.3
21	4.6	0.340	0.357	0.346	1.6	1.7	1.6
22	0.5	0.561	0.374	0.566	0.3	0.2	0.3
28	0.7	0.268	0.052	0.269	0.2	0.0	0.2
30	12.2	0.260	0.181	0.263	3.2	2.2	3.2
31	9.4	0.437	0.255	0.441	4.1	2.4	4.2
37	3.3	0.303	0.223	0.307	1.0	0.7	1.0
39	4.5	0.339	0.349	0.344	1.5	1.6	1.5
40	0.1	0.328	0.168	0.330	0.0	0.0	0.0
41	0.9	0.214	0.211	0.217	0.2	0.2	0.2
44	2.0	0.531	0.242	0.535	1.1	0.5	1.1
46	0.3	0.424	0.324	0.429	0.1	0.1	0.1
Total Indicated	330.6	0.595	0.516	0.603	196.7	170.6	199.4

Measured and Indicated
Joyce	178.3	1.005	0.793	1.017	179.2	141.4	181.4
Vonnie	76.2	1.118	0.903	1.132	85.3	68.9	86.3
Karen	91.0	1.486	1.251	1.505	135.2	113.9	137.0
Honey Runner	23.5	0.666	0.302	0.670	15.6	7.1	15.8
Hui Wu	25.9	0.844	0.528	0.853	21.8	13.7	22.1

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				AuEq			AuEq
Vein Name	kton	Au opt	Ag opt	opt	Au koz	Ag koz	koz
05	1.2	1.716	0.043	1.717	2.1	0.1	2.1
06	2.0	0.265	0.648	0.275	0.5	1.3	0.6
08	3.6	0.274	0.262	0.278	1.0	0.9	1.0
12	4.6	0.586	0.289	0.591	2.7	1.3	2.7
13	5.0	0.608	0.056	0.609	3.1	0.3	3.1
14	5.3	0.763	0.394	0.769	4.0	2.1	4.1
18	6.2	0.377	0.195	0.380	2.3	1.2	2.3
21	4.6	0.340	0.357	0.346	1.6	1.7	1.6
22	0.5	0.561	0.374	0.566	0.3	0.2	0.3
28	0.7	0.268	0.052	0.269	0.2	0.0	0.2
30	12.2	0.260	0.181	0.263	3.2	2.2	3.2
31	9.6	0.435	0.261	0.439	4.2	2.5	4.2
37	3.7	0.336	0.214	0.340	1.3	0.8	1.3
39	4.7	0.342	0.350	0.347	1.6	1.6	1.6
41	0.5	2.293	0.989	2.308	1.1	0.5	1.1
44	0.9	0.214	0.211	0.217	0.2	0.2	0.2
46	2.4	0.500	0.235	0.504	1.2	0.6	1.2
Total Meas. and Ind.	462.8	1.011	0.783	1.023	467.7	362.4	473.3

Inferred
Joyce	242.8	0.582	0.367	0.587	141.2	89.0	142.6
Vonnie	18.0	0.302	0.393	0.308	5.5	7.1	5.6
Karen	73.3	0.363	0.345	0.368	26.6	25.3	27.0
Honey Runner	17.1	0.342	0.188	0.345	5.8	3.2	5.9
Hui Wu	4.2	0.613	0.312	0.618	2.6	1.3	2.6
06	14.1	0.316	0.432	0.323	4.5	6.1	4.6
08	5.4	0.272	0.431	0.278	1.5	2.3	1.5
09	79.3	0.565	0.190	0.568	44.8	15.1	45.0
12	9.6	0.196	0.270	0.200	1.9	2.6	1.9
14	0.1	0.334	0.090	0.335	0.0	0.0	0.0
15	37.9	0.440	0.507	0.448	16.7	19.2	17.0
18	19.1	0.367	0.124	0.369	7.0	2.4	7.0
21	25.5	0.387	0.225	0.390	9.9	5.7	10.0
22	66.1	0.230	0.214	0.234	15.2	14.1	15.4
24	172.6	0.374	0.565	0.383	64.5	97.5	66.1
25	73.7	0.301	0.126	0.303	22.2	9.3	22.3
28	91.8	0.347	0.194	0.350	31.8	17.8	32.1
30	85.0	0.302	0.215	0.305	25.6	18.3	25.9
31	1.8	0.300	0.169	0.303	0.6	0.3	0.6
37	0.1	0.321	0.156	0.323	0.0	0.0	0.0

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Klondex Mines	Technical Report for the Fire Creek Project, Lander	Page 23
Ltd	County, Nevada

				AuEq			AuEq
Vein Name	kton	Au opt	Ag opt	opt	Au koz	Ag koz	koz
39	0.2	0.457	0.460	0.464	0.1	0.1	0.1
41	17.2	0.263	0.004	0.263	4.5	0.1	4.5
44	10.0	0.378	0.279	0.382	3.8	2.8	3.8
Total Inferred	1,064.9	0.410	0.319	0.415	436.2	339.5	441.5

Notes:

1.	Mineral resources have been calculated at a gold price of $1,200/troy ounce and a silver price of $19.00 per troy ounce;
2.	Mineral resources are calculated at a grade thickness cut-off grade of 1.256 Au equivalent opt-feet and a diluted Au equivalent cut-off grade of 0.256 opt;
3.	Gold equivalent ounces were calculated based on one ounce of gold being equivalent to 64.53 ounces of silver;
4.	The minimum mining width is defined as four feet or the vein true thickness plus one foot, whichever is greater;
5.	Mineral resources include dilution to achieve mining widths and an additional 10% unplanned dilution;
6.	Mineral resources include allowance for 5% mining losses;
7.	Mineral resources are inclusive of mineral reserves;
8.

Mineral resources, which are not mineral reserves, do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, socio-political, marketing, or other relevant factors;and

9.

The quantity and grade of reported inferred mineral resources in this estimation are uncertain in nature and there is insufficient exploration to define these inferred mineral resources as an indicated or measured mineral resource and it is uncertain if further exploration will result in upgrading them to an indicated or measured mineral resource category.

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1.5. Mineral Reserve Estimate

Excavation designs for stopes, stope development drifting, and access development were created using Vulcan software. Stope designs were aided by the Vulcan Stope Optimizer Module. The stope optimizer produces the stope cross section which maximizes value within given geometric and design constraints.

Design constraints included a four-foot minimum mining width for long-hole stopes with development drifts spaced at 40-foot vertical intervals. Stope development drift dimensions maintained a constant height of 10 feet and a minimum width of six feet. Drift and fill dimensions are the same as those for stope development.

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Klondex Mines	Technical Report for the Fire Creek Project, Lander	Page 25
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Table 1-3 Fire Creek Mineral Reserves as of June 30, 2015

					Au	Ag	Au Equiv.
	Tons			Au Eq	Ounces	Ounces	Ounces
Vein Designation	(000's)	Au opt	Ag opt	opt	(000's)	(000's)	(000's)
Proven Reserves
Joyce	36	1.95	1.31	1.97	70.6	47.5	71.3
Vonnie	5	6.21	4.67	6.28	33.5	25.2	33.9
Karen	53	1.77	1.40	1.80	74.9	74.9	96.0
20	1	5.02	0.113	5.02	6.1	0.1	6.1
36	8	1.37	0.957	1.39	11.1	7.7	11.2
Proven Reserves	105	2.07	1.49	2.10	216.1	155.5	218.5

Probable Reserves
Joyce	71	0.768	0.653	0.778	54.2	46.1	55.0
Vonnie	31	0.730	0.518	0.738	22.6	16.0	22.9
Karen	17	0.797	0.678	0.808	13.5	11.5	13.7
7	0.3	0.347	0.332	0.352	0.1	0.1	0.1
12	2.6	0.729	0.361	0.734	1.9	0.9	1.9
20	2.8	0.284	0.132	0.286	0.8	0.4	0.8
31	0.7	0.566	0.182	0.569	0.4	0.1	0.4
36	10.8	0.455	0.242	0.459	4.9	2.6	5.0
Probable Reserves	136	0.725	0.573	0 734	98.5	77.8	99.7

Proven + Probable Reserves
Joyce	107	1.17	0.877	1.18	124.8	93.7	126.3
Vonnie	36	1.54	1.13	1.56	56.1	41.2	56.7
Karen	70	1.54	1.23	1.56	408.3	86.5	109.7
7	0.3	0.347	0.332	0.352	0.1	0.1	0.1
12	2.6	0.729	0.361	0.734	1.8	0.9	1.9
20	4.0	1.73	0.127	1.73	6.9	0.5	6.9
31	0.7	0.566	0.182	0.569	0.4	0.1	0.4
36	19	0.848	0.548	0.857	16.0	10.4	16.2
Proven + Probable Reserves	240	1.31	0.972	1.34	314.6	233.4	318.2

Notes:

1.	Reserves have been estimated with a gold price of $1,000/ounce and a silver price of $15.83/ounce;
2.	Metallurgical recoveries for gold and silver are 94% and 92% respectively;
3.	Gold equivalent ounces are calculated based on one ounce of gold being equivalent to 64.53 ounces of silver;
4.	Mineral Reserves are estimated at a cutoff grade of 0.311 Au opt and an incremental cutoff grade of 0.115 Au opt, and;
5.	Mine losses of 5% and unplanned mining dilution of 10% have been applied to the designed mine excavations.

1.6. Cash Flow Analysis and Economics

The reserves mine plan was evaluated using constant dollar cash flow analysis, and the results are summarized in Table 1-4. The high grade of the Mineral Reserves and the low capital requirements facilitated by the addition of the Midas Mine and Mill to Klondex’s project portfolio, combine to produce a 9.9 profitability index (PI) calculated at a 10% discount rate and a 5% NPV of $178M.

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Table 1-4 Key Operating and After Tax Financial Statistics

Material Mined and Processed (kt)	240
Avg. Gold Grade (opt)	1.31
Avg. Silver Grade (opt)	0.972
Contained Gold (koz)	315
Contained Silver (koz)	233
Avg. Gold Metallurgical Recovery	94%
Avg. Silver Metallurgical Recovery	92%
Recovered Gold (koz)	296
Recovered Silver (koz)	215
Reserve Life (years)	4.0
Operating Cost ($/ton)	$290
Cash Cost ($/oz) 1.	$273
Total Cost ($/oz) 1.	$339
Gold Price ($/oz)	$1,000.00
Silver Price ($/oz)	$15.83
Capital Costs ($ Millions)	$19.6
Payback Period (Years)	0
Cash Flow ($ Millions)	$191
5% Discounted Cash Flow ($ Millions)	$178
10% Discounted Cash Flow ($ Millions)	$167
Profitability Index (10%) 2.	9.9
Internal Rate of Return	NA

Notes:

1.	Net of Byproduct Sales, and;
2.

Profitability index (PI), is the ratio of payoff to investment of a proposed project. It is a useful tool for ranking projects because it allows you to quantify the amount of value created per unit of investment. A profitability index of 1 indicates break even.

1.7. Conclusions

The Project is a modern, mechanized narrow vein mine. Only the mineralized veins accessible from main development have been defined to a sufficient level of detail to categorize as mineral reserves. In the opinion of the authors of this TR, additional potential exists to extend mineral reserves along strike in both directions as underground access is developed. As the footprint of the mine grows and the number of available mining areas grows with it, the mining rate can be increased, and cost reductions may be realized through economies of scale.

The conventional Merrill Crowe mill facility of the Midas Mine is an efficient well maintained modern mineral processing plant capable of processing 1,200 tons per day (tpd). The plant is able to operate with a minimum crew which results in cost reductions when operated at capacity.

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The underutilized processing capacity can accept increased mine production from the Project or the Midas Mine as well as third party processing agreements.

Capital requirements for the Project are minimal. Ongoing mine development comprises the majority of capital costs, and the ability to access multiple veins from common development greatly reduces the unit cost per ounce.

In the opinion of the authors of this TR, the high grade reserves in the mine plan provide a high return and will sustain profitable operations with up to 40% adverse variations in metal prices, operating or capital costs. The total cost per ounce, including capital expenditures and net of byproduct sales, is less than $350 per ounce.

1.8. Recommendations

Exploration: Underground drilling should continue in the veins identified near the current development workings to increase the level of confidence in these veins to an indicated classification. The decline should be advanced to provide an underground drill platform from which to drill the veins in the North and Far North Zones. While the decline is being advanced, additional drilling in this area can be completed from surface to refine the vein targets.

Delineation: Rib sampling has limited value and should continue to be supplemented by drilling shallow ten to 20-foot deep holes into the rib with the “Termite” drill or hand held drills and sample the drill cuttings. This sampling method will add a third dimension to the potential wall rock mineralization.

Stope Planning: Complete the drift and fill stopes currently underway. Set up new areas for longhole stoping. The use of short probe holes (i.e. “Termite” holes) discussed above should provide the planning engineers enough detail to efficiently design stopes with minimal loss of mineralization.

Rapid Infiltration Basin Commissioning:  In order to reduce delays caused by intercepting perched water, the Rapid Infiltration Basins (RIBs) and water handling and water treatment systems need to be functioning at capacity.

Quality Assurance and Quality Control: Timely follow-up of QAQC assay deviations and re-assay requests needs to be aggressively pursued and should become an automated process once the database software is fully implemented.

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2.    Introduction

2.1. Terms of Reference and Purpose of this Technical Report

This TR provides a statement of Mineral Resources and Mineral Reserves for the Project. This evaluation includes measured, indicated, and inferred mineral resources, as well as proven and probable mineral reserves. This TR was prepared in accordance with the requirements of NI 43-101 and Form 43-101F1 (43-101F1) for technical reports.

Mineral resource and mineral reserve definitions are set forth in Section 27 of this TR in accordance with the companion policy to NI 43-101 (43-101CP) of the Canadian Securities Administrators and “Canadian Institute of Mining, Metallurgy and Petroleum (CIM) – Definition Standards for Mineral Resources and Mineral Reserves adopted by CIM Council on May 10, 2014.”

2.2. Qualification of the Authors

This TR includes technical evaluations from three independent consultants. The consultants are specialists in the fields of geology, exploration, and open pit and underground mining.

None of the authors has any beneficial interest in Klondex or any of its subsidiaries or in the assets of Klondex or any of its subsidiaries. The authors will be paid a fee for this work in accordance with normal professional consulting practices.

The individuals who have provided input to the current TR are cited as “author” and are listed below with the dates on which they visited the Project. These authors have extensive experience in the mining industry and are members in good standing of appropriate professional institutions.

Mr. Odell has visited the Project on several occasions, the most recent on January 12, 2015; Ms. Symmes visited the Project on several occasions, the most recent on September 18, 2014; and Ms. Bull visited the Project on September 18, 2014.

Mr. Odell is the qualified person (QP) for this TR and is cited as “primary author.”

Mr. Odell and Ms. Symmes inspected the underground mining operations and reviewed the site geology. Ms. Symmes was responsible for reviewing the core drilling and sampling procedures, core handling and security procedures, data management, and the geology. Ms. Bull was responsible for reviewing the underground mine design. In addition, Ms. Symmes and Mr. Odell reviewed reports detailing the Company’s land position at the Project. The key personnel contributing to this report are listed in Table 2-1. The Certificate and Consent Forms are provided in Appendix A: Certification of Authors and Consent Forms.

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Table 2-1 Qualified Professionals

Company	Name	Title	Discipline
Practical Mining, LLC	Mark Odell	Primary Author & Mining Engineer	Mining and mineral resources
Practical Mining, LLC	Laura Symmes	Sr. Geologist	Geology
Practical Mining, LLC	Sarah Bull	Mining Engineer	Mining

2.3. Sources of Information

The sources of information include data and reports supplied by Klondex staff.

Additional information is included in the TR which is based on discussions with Klondex staff as it relates to their field of expertise at the Project. The required financial data and operating statistics were also provided by Klondex staff.

Information sources are documented either within the text and cited in references, or are cited in references only. The primary author believes the information provided by Klondex staff to be accurate based on their work at the Project. The authors asked detailed questions of specific Klondex staff to help verify contributions included in this document. These contributions are clearly stated within the text.

2.4. Units of Measure

The units of measure used in this report are shown in Table 2-2 below. U.S. Imperial units of measure are used throughout this document unless otherwise noted. The glossary of geological and mining related terms is also provided in Section 27 of this TR.

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Table 2-2 Units of Measure

US Imperial to Metric conversions
Linear Measure
1 inch = 2.54 cm
1 foot = 0.3048 m
1 yard = 0.9144 m
1 mile = 1.6 km
Area Measure
1 acre = 0.4047 ha
1 square mile = 640 acres = 259 ha
Weight
1 short ton (st) = 2,000 lbs = 0.9071 metric tons
1 lb = 0.454 kg = 14.5833 troy oz
Assay Values
1 oz per short ton = 34.2857 g/t
1 troy oz = 31.1036 g
1 part per billion = 0.0000292 oz/ton
1 part per million = 0.0292 oz/ton = 1g/t

2.5. Coordinate Datum

Spatial data utilized in analysis presented in this TR are projected to Nevada State Plane Central Zone North American Datum 1983 (NV SPCS) feet truncated to the last six digits. All spatial measurement units used in the mineral resource estimate are U.S. Imperial feet, and currency is expressed in United States dollars unless stated otherwise.

Survey data was collected and reported using several coordinate systems. Historically, survey data was originally collected in North American Datum of 1983 (NAD83) meters as a default in the instrumentation settings, and then the data was converted to NAD83 feet for reports as requested by Klondex staff in Nevada. Klondex’s Nevada staff further converted the data from NAD83 feet to UTM NAD27 Zone 11N feet. Early in 2014, all the Project data was again converted to NV SPCS NAD83 coordinates.

In addition, downhole surveys were collected without compensating for magnetic declination. Klondex staff applied corrections to raw downhole survey data to compensate for the local declination at the Project, which is 13.35 degrees according to the National Oceanic and Atmospheric Administration (NOAA) calculator.

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3.     Reliance on Other Experts

The technical status for the claims and land holding is reliant on information provided by Klondex’s legal counsel. The status of the Klondex environmental program and the permitting process were provided by Ms. Lucy Hill, Klondex Environmental Manager. The geologic model and block model were completed by Mr. Anthony Bottrill, Klondex Senior Resource Geologist. Mr. John Rust, Klondex Manager of Metallurgy, provided information regarding metallurgical testing and process operating statistics. These contributions have been reviewed by the Authors and they are accurate portrayals of the Project at the time of writing this TR.

Observations made at the Project by the authors include overseeing all aspects of mining activities including: underground core drilling, labeling core boxes, moving core, splitting core, safety procedures, haulage and equipment maintenance, water treatment, security, road maintenance, general geology, and character of mineralization. A review of historical databases and sampling protocol was performed by author Laura Symmes for the purpose of validating data integrity.

The authors reviewed land tenure to verify the nature of the good standing with regulatory authorities and the Bureau of Land Management (BLM) of Klondex’s unpatented lode mining claims and a title opinion report dated July 30, 2014, written by Erwin & Thompson LLP. The legal status or ownership of the fee properties and/or any agreements that pertain to the Fire Creek mineral deposit as described in Section 4 were provided by Klondex legal counsel for all relevant mining claims. Assumptions made as to accuracy of land tenure are based on the Erwin & Thompson LLP legal opinion.

The opinions expressed in this Report are based on the authors’ field observations and assessment of the technical data supplied by Klondex.

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4.     Property Description and Location

4.1. Property Description

The Project is located primarily in Lander County, Nevada with a small portion of the Project boundary in Eureka County, Nevada. The project lies approximately 63 miles west of the major city of Elko, Nevada, USA in a sage and grass covered weathered basalt hillside overlooking Crescent Valley. There are multiple small towns along paved highways within a short commute of the Project, and the northern edge of the residential area of the town of Crescent Valley abuts the main access road. The Project’s land coverage is approximately 17,000 acres.

4.2. Property Location

The Project is located in Lander County, Nevada, approximately 34 miles west of Carlin (63 miles west of Elko) and 16 miles south of Interstate Highway I-80. Figure 4-1 shows the location of the Project. The closest town to the Project is Crescent Valley on Nevada State Highway 306. Access from Elko takes approximately one hour.

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Figure 4-1 Project Location Map

Grid: UTM NAD27 z11N feet
1600000
1650000
1700000
1750000
1800000
1850000
14850000
14800000
14750000
14700000
14650000
14600000
14550000
Humboldt
Elko
Carlin
Hwy I-80
Battle Mountain
Beowawe
Hwy 306
Eureka
Lander
Crescent Valley
Legend
Fire Creek Mine
Towns
Counties
Regional access
Railroads
Hydrology
KLONDEX MINES LTD.
0
5
10
Miles
N
Created July 2013, M. White source: ESRI datasets.

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4.3. Status of Mineral Titles

The Project comprises private fee lands (both leased and owned) and unpatented lode mining claims. Figure 4-2 depicts the current land status. The land position shown on Figure 4-2 includes approximately 15,421 acres of unpatented federal lode mining claims, 1,155 acres of private fee land, and 230 acres of mineral leases. Overall, the Fire Creek land package is approximately 17,000 acres.

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Figure 4-2 Klondex Land Position

T030N
R047E
Legend
Fire Creek Plan Boundary
KDX-Leased Fee Land
KDX-Owned Fee Land
Non-KDX Fee Land
KDX-Controlled Claims
Klondex Gold & Silver Mining Co.
Meters
0 1,000 2,000
Feet
0 5,100 10,200
N
Fire Creek Land Status June 30, 2015

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Table 4-1 lists the 831 unpatented lode mining claims held by Klondex for the Project. Table 4-2 itemizes fee lands owned by KGS, and Table 4-3 itemizes fee lands leased by KGS. Unpatented claims are in current good standing through September 1, 2016. Leases are in good standing until the lease payment is due.

Table 4-1 Summary of Klondex Owned Unpatented Mining Claims

Claim Name	Section	Township	Range	Location Date	Number of Claims
Wood Tick 2, 4, 6, 8, 10, 12, 14, 16, 18, 20, 22	2	30N	47E	18-Jul-87	11
Wood Tick 24, 26, 28, 30, 32, 34, 36	2	30N	47E	18-Jul-87	7
Wood Tick 38, 40, 42, 44, 46, 48, 50, 52	36	31N	47E	21-Jul-87	8
G 1 - G 16	26	30N	47E	23-Jan-90	16
Deb #2, #4	34	30N	47E	13-Dec-91	2
Revenge 2, 20	34	30N	47E	16-Dec-91	2
Revenge 4, 6, 8	34	30N	47E	17-Dec-91	3
Revenge 10, 12, 14	34	30N	47E	18-Dec-91	3
Revenge 22	34	30N	47E	9-Jan-92	1
Revenge 28	34	30N	47E	26-Jan-92	1
Revenge 16, 18	34	30N	47E	6-Feb-92	2
Revenge 24, 26	34	30N	47E	13-Feb-92	2
K 1 - 20 [1]	16	30N	47E	25-Jun-92	20
K 21 - 27 [2]	16	30N	47E	26-Jun-92	7
Alan 1-14	31	30N	47E	15-Feb-93	14
N 2, 4, 6, 8, 10,12, 14, 16, 18	32	30N	47E	17-Nov-93	9
N 20, 22, 24, 26, 28, 30	32	30N	47E	18-Nov-93	6
TL 2, 4, 6	20	30N	47E	8-Nov-93	3
TL 8, 10, 12, 14, 16, 18	20	30N	47E	10-Nov-93	6
TL 20, 22, 24, 26	20	30N	47E	21-Jun-94	4
FCRA 1 - 20	26	30N	47E	28-Sep-95	20
T 1 - 10	14	30N	47E	13-Oct-91	10
T 11 - 18, 27 - 36	14	30N	47E	24-Sep-03	18
T 19, 21 - 26	14	30N	47E	23-Sep-03	7
T 20	10, 14	30N	47E	23-Sep-03	1
Hondo, 1, 3, 5, 7, 9, 11, 13, 15, 18, 20, 22, 24, 26, 28, 30, 32, 157, 158	24	30N	47E	20-Sep-03	18
Deb 1, 3, 5	34	30N	47E	22-Sep-03	3
Revenge 1, 11, 13, 15, 17, 19, 21, 23, 25, 27	34	30N	47E	22-Sep-03	10
Revenge 3, 5, 7, 9, 29, 30, 31	34	30N	47E	23-Sep-03	7
FC 1-16, 18	36	30N	47E	21-Sep-03	17
FC 17	26, 36	30N	47E	21-Sep-03	1
What If 29 - 37	36	30N	47E	21-Sep-03	9
FC 38 - 46 [3]	36	30N	47E	21-Sep-03	9
T 38 - 60	10	30N	47E	5-Oct-06	23

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Claim Name	Section	Township	Range	Location Date	Number of Claims
T 61 - 71	10	30N	47E	6-Oct-06	11
T 72	2, 10	30N	47E	6-Oct-03	1
FCXX 1, 2	15, 22	30N	47E	24-Nov-03	2
FCXX 3- 40	22	30N	47E	24-Nov-03	38
CH 1 - 18	30	30N	47E	19-Sep-06	18
Hondo 2, 4, 6, 8, 10, 12, 14, 16, 17, 19, 21, 23, 25, 27, 29, 31, 156	24	30N	47E	4-Oct-06	17
Hondo 155	24	30N	47E	4-Oct-06	1
N 1, 3, 11, 13, 19, 21, 23, 25, 27	32	30N	47E	11-Sep-06	9
N 5, 7, 9, 15,17, 29, 31	32	30N	47E	12-Sep-06	7
TL 1, 3, 5, 7, 9, 11, 13, 15, 17	20	30N	47E	13-Sep-06	9
TL 19, 21, 23, 25, 27, 28, 29, 30, 31	20	30N	47E	14-Sep-06	9
TWE 1 - 16, 18	28	30N	47E	10-Oct-06	17
TWE 17	22, 28	30N	47E	10-Oct-06	1
TWE 19 - 36	28	30N	47E	20-Sep-06	18
WT 1, 3, 5, 7, 9, 11, 13, 15, 17, 29, 31, 33, 35	2	30N	47E	31-Oct-06	13
WT 19, 21, 23, 25, 27	2	30N	47E	7-Nov-06	5
WT 37, 39, 41, 43, 45, 47, 49, 51, 53 - 55	36	31N	47E	1-Nov-06	11
WT 56 - 72	36	31N	47E	8-Nov-06	17
MALPAIS 1-24	4	29N	47E	4-Oct-14	24
MALPAIS 25-30	16	29N	47E	4-Oct-14	6
MALPAIS 210-220	18	30N	47E	4-Oct-14	11
MALPAIS 221-260	30	30N	47E	4-Oct-14	40
MALPAIS 261-265	31	30N	47E	4-Oct-14	5
MALPAIS 31-48	4	30N	47E	5-Oct-14	18
MALPAIS 87-92, 111-128	6	30N	47E	5-Oct-14	24
MALPAIS 129-164	8	30N	47E	5-Oct-14	36
MALPAIS 201-209	16	30N	47E	5-Oct-14	9
MALPAIS 316-347	32	31N	47E	5-Oct-14	32
MALPAIS 49-66	4	30N	47E	6-Oct-14	18
MALPAIS 67-86, 93-110	6	30N	47E	6-Oct-14	38
MALPAIS 302-315	18	31N	47E	6-Oct-14	14
MALPAIS 165-200	12	30N	47E	7-Oct-14	36
MALPAIS 266-301	16	31N	48E	7-Oct-14	36
Unpatented Mining Claims					831
Notes
1. Amended K17 17-Aug-1992, K 18, K20 14-Aug- 1992
2. Amended K22, K 24, K25, K26, K 27 17-Aug-1992
3. Amended map 8/31/2006

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Table 4-2 Summary of Fee Land Holdings

APN	Legal Description	Royalty	Acres
Section 9 T30N R47E MDB&M
007-110-01	NW1/4	N/A	160
007-110-13	E1/2 NE 1/4 NE1/4, SE1/4 NE1/4, SE1/4 SW1/4 NE 1/4	N/A	70

Section 15 T30N R47E MDB&M
007-140-01	N1/2 NW1/4	N/A	80
007-140-03	SW1/4 NW1/4	N/A	40
007-140-05	SW1/4 NE1/4	N/A	40
007-140-12	SE1/4 SW1/4	N/A	40
007-140-14	Lots 1 & 2	N/A	65.39
007-140-15	SE1/4 NE1/4 SW1/4	N/A	10
007-140-19	S1/2 NW1/4 NE 1/4	N/A	20
007-140-20	N1/2 NW1/4 NE1/4	N/A	20
007-140-21	NW1/4 NE1/4 SW1/4	N/A	10
007-140-22	NE1/4 NE 1/4 SW1/4	N/A	10
007-140-23	SW1/4 NE1/4 SW1/4	N/A	10
007-140-25	NW1/4 NE1/4 NE1/4	N/A	10

Section 23 T30N R47E MDB&M
007-160-02	NE ¼ NE ¼	N/A	40
007-160-06	E1/2 SE1/4 NE1/2	N/A	20
007-160-08	N1/2 NE1/4 SE1/4	N/A	20
007-160-09	SE1/4 NE1/4 SE1/4	N/A	10
007-160-16	N1/2 SE1/4 NW1/4	5% NSR	20
007-160-17	N1/2 NW1/4 SW1/4	N/A	20
007-160-18	NW1/4 NW1/4	N/A	40
007-160-19	NE1/4 NW1/4	N/A	40
007-160-20	NE1/4 SW1/4 NW1/4	N/A	10
007-160-21	S1/2 SE1/4 NW1/4	N/A	20
007-160-22	NE1/4 NE/1/4 SW1/4	N/A	10
007-160-25	W1/2 SW1/4 NW1/4, SE1/4 SW1/4 NW1/4	5% NSR	30
007-160-26	NW1/4 NE1/4 SW1/4	N/A	10
007-160-27	NE1/4, SW1/4 SE1/4, SE1/4 NW1/4SE1/4	N/A	20
007-160-28	SW1/4 NE1/4 SE1/4, NW1/4 SE1/4 SE1/4	N/A	20

Section 21 T30N R47E MDB&M
007-610-01	NW1/4	N/A	160

Section 33 T30N R47E MDB&M
007-640-06	S1/2 NW1/4	N/A	80
31	Fee Parcels		1155.39

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Table 4-3 Summary of Leased Fee Land Holdings

APN	Legal Description	Lessor	Royalty	Expiration	Acres
Section 15 T30N R47E MDB&M
007-140-04	SE1/4 NW1/4	Third Party Lessor	4% NSR	(2)	40
007-140-06	SE1/4 NE1/4	Third Party Lessor	4% NSR	(2)	40
007-140-010	NE1/4 SE1/4, E1/2 NW1/4 SE1/4	Third Party Lessor	2.5% NSR	(2)	60
007-140-07	N2NW4SW4	Third Party Lessor	3% NSR & 0.5% wheelage royalty (1)	31-July-33	20
007-140-09	W2NW4SE4	Third Party Lessor	3% NSR & 0.5% wheelage royalty (1)	31-July-33	20
Section 23 T30N R47E MDB&M
007-160-04	SW4NE4	Third Party Lessor	3% NSR & 0.5% wheelage royalty (1)	31-July-33	40
007-160-24	NE4NW4SE4	Third Party Lessor	3% NSR & 0.5% wheelage royalty (1)	31-July-33	10
Section 19 T30N R48E MDB&M
007-060-69	Parcel 1 of the Sharp Hospital Map recorded in the Office of the Lander County Recorder in Book 375, Official Records, Page 170	Third Party Lessor	3% NSR & 0.5% wheelage royalty (1)	31-July-33	9.28
	8 Leased Fee Parcels				239.28

Notes:

1.	Wheelage royalty is calculated on mineralization mined from other properties which is transported underground through the leased property, and;
2.	The lease agreement remains in full force and effect for so long as any mining operations (as defined in the lease agreement) are being conducted on the relevant property on a continuing basis.

Unpatented lode mining claims grant mineral rights and access to the surface within the boundaries of the claim. These rights are maintained by paying a maintenance fee of $155 per claim to the BLM prior to September 1st of each year. Failure to timely pay the maintenance fees will deem the claims “closed” by the BLM. The unpatented lode mining claims held by Klondex are currently in good standing through September 1, 2016. In addition to BLM maintenance fees, Klondex must record a Notice of Intent to Hold and pay a fee to the county in which the unpatented lode mining claims are situated. The claims held by Klondex in Lander and Eureka counties are currently in good standing with the counties through November 1, 2016.

The private fee lands and leases are subject to differing cash payments, net smelter return royalties (NSR), and wheelage royalties.

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Royalties affect the following parcels owned and / or leased by Klondex, as listed in Table 4-2 and Table 4-3. Property agreement obligations are listed in Table 4-4.

Table 4-4 Summary of Fire Creek Project Holding Costs

Due Date	Proj #	File #	Commitment/Obligation	$ Oblig	Payable/Due to	Notes
9/1/2005	L1010	2.4-6	3 Leased Parcels - Extended Term		Third Party Lessors	1. 1987 Leases extended for 10 years from 9/1/2005
8/18/2015	L1010	2.4-6	Property Taxes - 3 Leased Parcels	$ 146.78	Lander County Treasurer	Lessee to pay property taxes
8/18/2015	L1010	8.3	Property Taxes 29 - Klondex Owned Parcels	$ 1,032.33	Lander County Treasurer	Real Property Taxes Due 3rd Monday of August annually
8/18/2015	L1010	8.3	Property Taxes 2 - Klondex Owned Parcels	$ 84.08	Eureka County Treasurer	Real Property Taxes Due 3rd Monday of August annually
8/31/2015	L1010	10	BLM Claim Fees - 831 Claims	$ 128,805.00	Bureau of Land Management	831 Klondex Owned Claims x $155/Claim
9/1/2015	L1010	2.4-6	3 Leased Parcels - Annual AMR Payment	$ 24,000.00	7 Third Party Lessors	Annual AMR payment due on lease anniversary
9/1/2015	L1010	2.4-6	Insurance Certificates		7 Third Party Lessors	Insurance certificates required under terms of leases
11/1/2015	L1010	10	Lander County NOI to hold - 795 Claims	$ 8,351.50	Lander County Recorder	795 Klondex Owned Claims x $10.50/claim + $4
11/1/2015	L1010		Eureka County NOI to hold - 36 Claims	$ 382.00	Eureka County Recorder	36 Klondex Owned Claims x $10.50/claim + $4
9/1/2015	L1010	2.4-6	3 Leased Parcels - Expire		7 Third Party Lessors	Leases expire - Renew
			Total	$ 162,801.69

Notes:

	1.	The lease agreement remains in full force and effect for so long as any mining operations (as defined in the lease agreement) are being conducted on the relevant property on a continuing basis.
Source:		Erwin and Thompson Title Report

 In addition, pursuant to a mining lease agreement effective July 31, 2013, with respect to five leased fee parcels, Klondex is required to pay minimum rental payments of $50,000 per year for the first ten years of the lease, which increase by $10,000 for each subsequent ten year period (including any renewal period). This lease also includes provisions that subject Klondex to an additional increase under certain circumstances.

On February 12, 2014, the Company entered into a royalty agreement (the “FC Royalty Agreement”) between Franco-Nevada US, a subsidiary of FNC, and KGS. Pursuant to the FC Royalty Agreement, KGS raised proceeds of US $1,018,050 from the grant to Franco-Nevada US of a 2.5% NSR royalty for Fire Creek. The royalty applies to all production from Fire Creek beginning in 2019.

KGS entered into a gold supply agreement with Waterton Global Value, L.P. (Waterton) dated March 31, 2011, as amended and restated October 4, 2011 (the Gold Supply Agreement).

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Pursuant to the Gold Supply Agreement, the Company granted Waterton the right to purchase refined bullion (as defined in the Gold Supply Agreement) produced from the Project for the period commencing February 28, 2013 and ending February 28, 2018, subject to adjustment (the Term). If the Company has not delivered an aggregate minimum of 150,000 ounces of refined bullion during the first four years prior to the end of the Term, the Term will be extended until an aggregate of 185,000 ounces of refined bullion has been delivered (including any refined bullion delivered during the original Term) to Waterton. Under the Gold Supply Agreement, in the event that Waterton exercised its right to purchase refined bullion during the period of February 28, 2013 to May 31, 2013, the purchase price per ounce payable by Waterton was to be the purchase price per ounce of the last settlement price of gold on the London Bullion Market Association (the LMBA) PM Fix on the last trading day prior to the date Waterton provides notice to the Company that it intended to exercise its purchase right (the Pricing Date) less a 1% discount (which discount is only applicable if such price is more than US$900 per ounce). In the event that Waterton exercises its right to purchase refined bullion during the period following May 31, 2013 and before February 28, 2016, the purchase price per ounce payable by Waterton is the average settlement price of gold on the LMBA PM Fix for the 30 trading days immediately preceding the applicable Pricing Date (the Average Price) less a 1% discount; provided that in each case, if such price per ounce is less than US$900 the discount will be nil. In addition, in the event that Waterton exercises its right to purchase refined bullion after February 28, 2016, the purchase price per ounce will be the Average Price immediately preceding the applicable Pricing Date, without any discount.

Land information regarding fee lands and mining claims was provided by Klondex. The authors are not aware of any conflicting surface rights in this area. Mining claims are staked by physically placing visible location monuments and corner markers on-location in the field. Location maps of the claims are filed with the BLM and County Recorder’s office.

Klondex’s claims are active and uncontested. To the authors’ knowledge there are no environmental or social factors that would affect access. Grazing rights may exist in the area, but conflicts with local ranchers are not common in this region. Protected habitat for sage grouse has not been defined in this area. There are archaeological considerations in the immediate area of the Project; however, all new surface disturbance proposed by KGS is reviewed and permitted by the BLM prior to construction.

4.4. Location of Mineralization

Gold mineralization at the Project occurs in steeply dipping epithermal veins within Tertiary basalt flows and intrusive rocks. The mineralized basalt rocks are a suite of mafic, extrusive rocks associated with the regional north-northwest-trending NNR structural zone. The NNR system has been documented in multiple geophysical and geological studies (e.g. John et al., 2000; Ponce, D.A. et al., 2008; Watt, J.T. et al., 2007) and is distinguished as a linear magnetic anomaly approximately 30 miles wide that extends 190 miles south-southeast from the Oregon-Nevada border to central Nevada. The NNR originates from the McDermitt Caldera in northwest Nevada and is likely related to impingement of the Yellowstone hot-spot on continental crust (Zoback et al., 1994). Figure 4-3 shows the location of the Project relative to the NNR.

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Klondex has an approved plan of operations with the BLM covering the current exploration and mining activities at the Project as well as an approved bulk sampling permit from the State of Nevada. There are no environmental permitting issues known to the authors which are related to proposed Project activities.

Subsequent to the effective date of this TR, Klondex received a Record of Decision from the BLM approving the Environmental Assesment and allowing commercial production to commence.

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	Local Resources and Infrastructure	Ltd.

5.     Accessibility, Climate, Vegetation, Physiography, Local Resources and Infrastructure

5.1. Access to Project

The Project is easily reached from the town of Elko by driving west on Highway I-80 for 40 miles to the Beowawe and Crescent Valley Exit #261. From Exit #261, proceed south on Nevada State Highway 306 for 16 miles (passing through Beowawe) to 10th Street (there is a sign on the right). On 10th Street, there is a Company sign at the turn that indicates, “Klondex Gold & Silver Mines, Limited”. 10th Street is the Project access road. The Project is located five miles west on 10th Street in Lander County, Nevada.

The state and county roads leading to the Project are mostly paved and maintained in order to service the ranches and mines in Crescent Valley such as Barrick Gold Corporation’s Cortez Mine. In this part of Nevada, it is common practice for mine staff to commute long distances for work on a daily basis. The average commute for Klondex staff is one hour each way.

5.2. Climate

Project climate is typical for northern Nevada with hot, dry summers and cold winters. Average daily summer temperatures range from 80° Fahrenheit (°F) to 90°F, and average winter low temperatures range from the low 40s°F to 20°F. Summer temperature extremes may reach 100°F for short periods, and winter extreme temperatures may drop below 0°F for short periods. Fieldwork, including exploration drilling, is commonly conducted throughout the year in this area. Mines in the Crescent Valley typically operate all year without experiencing any major weather-related problems.

5.3. Vegetation

Fire Creek vegetation is mainly limited to sagebrush, other species of low vegetation and some grasses. There are no trees at the Project. Due to the low amount of rainfall, the vegetation is low and sparse. There is a small marsh associated with the Fire Creek drainage that provides some wetland vegetation.

5.4. Physiography

The Project lies in elevation between 4,900 feet and 7,200 feet. The United States Geological Survey (USGS) published a base-relief map, which covers the Project area titled, “Mud Spring Gulch Quadrangle Nevada-Lander Co. 7.5 Minute Series (Topographic)”. The topographic relief is moderate with mature topography consisting mostly of rounded hills with steeper grades along more competent strata. The streams down-gradient from the Project are ephemeral and are sourced by up-gradient springs.

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5.5. Local Resources and Infrastructure

The nearest rail siding is located in the town of Beowawe, a small community of about 50 people, approximately 15 miles north of the Project. Crescent Valley, a small town with a population of approximately 200 people, is about seven miles south of the Project.

The towns of Battle Mountain and Elko, about 52 miles northwest and 63 miles northeast of the Project, respectively, are the nearest larger towns and supply most of the labor force. These towns are the only locations with amenities and services such as motels, fuel, grocery stores, and restaurants. The nearest commercial retail stores for fuel and groceries are located in Battle Mountain, 52 miles to the northwest.

Klondex’s land holdings at Fire Creek have adequate acreage to support future exploration and mining activities. Fire Creek mineralization will be transported to the Company’s Midas Mill for processing.

Electrical power is provided to the Project by NV Energy, Inc. (“NV Energy”) through a transmission line and substation located near the eastern Project boundary. The substation was connected to the NV Energy electrical grid in 2013.

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6.     History

6.1. Exploration History

The first recorded lode claim dates to 1933, but no other activity is known prior to 1967. Table 6-1 below itemizes exploration performed since 1967.

Table 6-1 Exploration History

Dates	Company	Details
1967	Union Pacific Resources	Drilled two core holes.
1974 to 1975	Placer Development Ltd.	Drilled 22 rotary holes.
1975	Klondex Mines Ltd.	Acquired the Project. 1980-1983 drilled 64 rotary holes. 1981 gold test production.
1984	Minex Resources, Inc.	Leased the Project from Klondex, drilled 13 rotary holes.
1986 to 1987	Alma American Mining Company (“Alma”)	Leased the Project from Klondex, drilled 64 rotary holes.
1988	Aurenco Joint Venture (“Aurenco JV”)	Aurenco JV formed between Black Beauty Mining and Covenanter Mining.
1988 to 1990	Aurenco JV	Leased the Project from Klondex.
1990 to 1995	Klondex Mines Ltd.	No activity.
1995 to 1996	North Mining Inc. (“North Mining”)	Leased the Project from Klondex. Drilled 67 holes, performed IP and HEM surveys.
1996 to 2004	Klondex Mines Ltd.	No activity.
2004 to 2012	Klondex Mines Ltd.	Began a deep exploration program. Development commenced in 2011.
2012 to2015	Klondex Mines Ltd.	New Management and Board of Directors in 2012, ongoing exploration, development and bulk sampling.
2016 to Present	Klondex Mines Ltd.	Received Record of Decision for the Environmental Assessment from the Bureau of Land Management in February 2016, began commercial production

Prior to 1994, exploration focused on near-surface oxide mineralization, most likely for bulk-mineable targets. Klondex acquired Fire Creek in 1975 and subsequently performed rotary drilling and a small test heap leach operation that produced 67 oz Au. Minex leased the Project in 1984-1985, performed a small amount of drilling and conducted a larger test heap leach operation using approximately 30,000 tons of material. The material tested was chosen based only on exploration drilling without grade control, was primarily waste, and ultimately produced less than 1,000 oz Au. Alma American Mining Company, a division of Coors Brewery, leased the Project from 1986-1987 and performed rotary drilling and other exploration work. The Aurenco Joint Venture, formed between Black Beauty Mining and Covenanter Mining, leased the Project from 1988-1999. From 1988 to 1990, the Aurenco JV completed 51,476 feet of rotary drilling, 500 soil samples, and 750 surface rock chip samples. The Project was ventured with Coeur Mining from 1993 to 1994. The Fire Creek Joint Venture was formed between Aurenco and North Mining in 1995. During 1995 and 1996, North Mining commenced the first technical exploration drilling program to examine deeper targets. North Mining drilled 67 rotary and core holes for a total of 39,570 feet. This program successfully drilled the first high-grade gold intercept at depth at Fire Creek. In 1995, North Mining conducted an IP-Resistivity survey along ten east-west lines. Much of North Mining’s drill locations from 1995 and 1996 targeted results from these geophysical tests; however, the wide point and line spacing did not detect the narrow vein anomalies. Details of this earlier geophysical survey were itemized in the Fritz Geophysics report for Klondex (Fritz, 2006) and in an unpublished report for North Mining (Edmondo, 1996). North Mining dropped the Project in 1996 after determining that the Project was not likely to meet their minimum contained gold requirement for continued exploration. Aurenco dropped the Project in 1999 without conducting further work, and the Project reverted to 100% Klondex control.

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No work took place until 2004, when Klondex began systematically and aggressively drilling deep targets to define the mineralization potential recognized by North Mining. In 2004, Klondex based its initial drilling targets on the results of North Mining’s drilling program carried out from 1995 to 1996 in combination with information including integrated geologic mapping, surface geochemistry, airborne helicopter electromagnetic (HEM) surveys and IP dipole-dipole surveys. Klondex focused its exploration drilling on targets ranging from 500 to 1,700 feet below the surface, yielding grades up to 1.0 opt.

Klondex conducted another IP survey in 2004 that used tighter line spacing and dipole points, which identified north-northwest trending alteration zones, coincident with the general strike of veins identified by Klondex drilling and coincident with the general trend of NNR faults (see Regional Geology, Section 7.1 of this Report). From 2004 to 2010, Klondex drilled 231 surface holes for a total of 297,586 feet.

6.2. Production History

Historic production, as itemized previously (Raven et al., 2011), is limited to marginal mining of oxidized siliceous cap material from a pit and the construction of a small test heap leach operation from 1988 to 1990. A summary of the Raven report follows:

“In the early 1980’s a joint venture with Aurenco/Black Beauty Coal mined a small amount of material from a pit and constructed a small test heap leach operation. This work focused on the siliceous cap material that overlies the deeper, epithermal vein systems; mining of the siliceous cap did not prove to be economic as the grades were too erratic and high clay content hampered the heap leaching.” (Page 11)

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With the exception of current operations, there has been no other production at the Project since 1990.

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7.     Geological Setting and Mineralization

7.1. Regional Geology

The Project is located on the northeast flank of the Shoshone Range in Lander County Nevada, and in the western half of the NNR (Figure 7-1). The surface and near-surface NNR is composed of an alignment of middle-Miocene basaltic (and lesser rhyolitic) dikes and up to 42,000 feet of basin-filling lava flows, pyroclastic units and lacustrine sedimentary units (Zoback et al., 1994; John et al., 2000) that are distinguishable regionally as a prominent, north-northwest trending aeromagnetic anomaly that extends some 300 miles south-southeastward from the Oregon-Nevada border. The NNR is likely related to a pre-Cenozoic, deep-crustal fault reactivated between 16.5 and 14.7 million annum (Ma) (Zoback et al., 1994; Theodore et al., 1998; John et al., 2000) and reflects west-southwest – east-northeast regional extension (Wallace & John, 1998; John & Wallace, 2000). Some workers (Zoback & Thompson, 1978; Pierce & Morgan, 1992) postulate that impingement of the Yellowstone hot spot on this area at approximately 17 Ma is related to Cenozoic NNR activity.

Basement rocks of the northern Shoshone Range are comprised of lower Paleozoic primarily siliciclastic sedimentary units of the Roberts Mountain Allochthon upper plate (John & Wrucke, 2003; Figures 7-2 and 7-3). In this area, the upper plate is 1,000 to 2,000 feet thick, and the Roberts Mountain Thrust dips west-northwest (Kiska Metals Corp., 2014). The primary upper plate units in the Fire Creek area are imbricate thrust stacks of Ordovician Valmy Formation, which is comprised of sandstone, shale, chert, and quartzite and the Devonian Slaven Chert (Gilluly & Gates, 1965; John & Wrucke, 2003).

Overlying the Paleozoic sedimentary rocks is a discontinuous tuff layer. John et al. (2003) and John & Wrucke (2003) assigned this unit as the Caetano Tuff (33.87 Ma) in the vicinity of Mule Canyon. However, Colgan et al. (2014) documents the tuff of Cove Mine (34.4 Ma) and the Nine Hill Tuff (25.4 Ma) in the northern Shoshone Range in this stratigraphic position. The origin and continuity of this unit remains enigmatic.

A middle-Miocene package of intercalated basalt and basaltic andesite flows and associated pyroclastic units intrudes and unconformably overlies the lower sedimentary and tuffaceous rocks. As these rocks represent local paleotopography, their presence and thickness are highly variable. Competent flow units in this package form the dominant host for gold mineralization both at Fire Creek and the nearby Mule Canyon Mine. As such, local expressions of this package have been informally named the Mule Canyon Sequence (John et al., 2003 and references therein) and the Fire Creek Sequence (McMillin & Milliard, 2013).

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The Andesite of Horse Heaven, a sparsely porphyritic andesite to basaltic andesite, conformably overlies the basalt flow package (John & Wrucke, 2003). This unit covers an extensive area of the Northern Shoshone Range (Gilluly & Gates, 1965) and ranges from less than 130 feet to greater than 800 feet thick (John & Wrucke, 2003). Samples from this unit collected near the Mule Canyon Mine yielded whole-rock ages of 15.86±0.12 Ma and 15.2±0.8 Ma (John & Wrucke, 2003). Another sample collected near Corral Canyon, south of the Project, yielded a whole-rock age of 15.76±0.80 Ma (John et al., 2000). The Andesite of Horse Heaven is currently recognized as the youngest unit preserved at the Project.

Thick flows of dacite and trachydacite unconformably overly younger mafic units. John & Wrucke (2003) describe these as occurring mainly to the east of the Muleshoe Fault and represent rift-filling lavas that were sourced from the Sheep Creek Range. They report 40Ar/39Ar plagioclase age dates of 15.33±0.09 Ma and 15.34±0.10 Ma for samples collected near the Mule Canyon Mine and in the Sheep Creek Range, respectively.

Numerous steeply dipping, north-northwest- to north-striking mafic dikes are evident at the Project from drill data and mining operations (Edmondo, 1996; McMillin & Milliard, 2013) and are exposed in the open pits at the Mule Canyon Mine (John et al., 2003 and references therein), however, few mafic dikes have been mapped at the surface. These are interpreted as feeder dikes for the upper Mule Canyon Sequence and lower Andesite of Horse Heaven (Edmondo, 1996; John & Wrucke, 2003). Field and core observations at the Project support this interpretation.

The western margin of the NNR in the Northern Shoshone Range is marked by two high-angle fault sets. The dominant set is parallel to the rift axis striking north-northwest (N15-30°W) and exhibits dip-slip movement. The most prominent of these is the Muleshoe Fault, which is less than a mile east of both the Mule Canyon Mine and the Fire Creek Project (John et al., 2003). Faults in this orientation commonly host mafic dikes and provided structural control on eruption and volcanic rock deposition. A second high-angle fault set oriented east-northeast (N60-80°E) was active during NNR formation, most notably the Malpais and Argenta Faults (John et al., 2000; John et al., 2003). These display left-lateral oblique-slip, however, some of these were reactivated in the late Miocene after a clockwise rotation of extension direction (Zoback et al., 1981, 1994).

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Figure 7-1 Northern Nevada Rift in North-Central Nevada

118°
117°
116°
42°
41°
40°
McDermitt
Buckskin-National
QUINN RIVER VALLEY
SANTA ROSA RANGE
BULL RUN MTS
SNOWSTORM MTS
NNR
Midas
WCR
Ivanhoe
TUSCARORA MTS
CARLIN TREND
CVIL
INDEPENDENCE MTS
Winnemucca
SONOMA RANGE
SHEEP CREEK RANGE
BOULDER VALLEY
Carlin
Battle Mountain
Dunphy
AR
Mule Cyn
MR
GRASS VALLEY
EAST RANGE
BATTLE MTN
REESE RIVER VALLEY
Fire Creek
PIÑON RANGE
BUENA VISTA VALLEY
STILLWATER RANGE
TOBIN RANGE
FISH CREEK MTS
SHOSHONE RANGE
CRESCENT VALLEY
CORTEZ MTS
Buckhorn
PINE VALLEY
SULPHUR SPRINGS RANGE
DIXIE VALLEY
TOIYABE RANGE
SIMPSON PARK MTS
ROBERTS MTS
DIAMOND VALLEY
CLAN ALPINE MTS
NEW PASS RANGE
KOBEH VALLEY
0 10 20 30 40 50 miles
0 20 40 60 80 kilometers
N
EXPLANATION
Alluvial and playa deposits
Volcanic rocks (<6 Ma)
Upper volcanic rocks (6–17 Ma)
Tuffaceous sedimentary rocks (6–17 Ma)
Sedimentary rocks (17-34 Ma)
Lower volcanic rocks (mostly 17–43 Ma)
Sedimentary, igneous, and metamorphic rocks (>43 Ma)
Quaternary faults
Epithermal gold-silver deposits and prospects

Map showing main geologic, geographic and physiologic features in and around the Northern Nevada Rift (NNR) in north-central Nevada. Heavy dashed lines mark the boundaries of the NNR. Heavy solid line traces the approximate center of the aeromagnetic anomaly associated with the NNR. AR = Argenta Rim. CVIL = Crescent Valley-Independence Lineament. MR = Malpais Rim. NNR = Northern Nevada Rift. WCR = Willow Creek Reservoir. After John et al. (2000b).

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Figure 7-2 Regional Geologic Map of the Northern Shoshone Range with the Project Underground Workings (purple)

624933
657742
769033
736225
703417
Klondex Gold & Silver Mining Co.
KDX
NAD83 UTM Z11
0
1.5
3
Miles
N
Drawn by G. Kasson
November 10, 2014
Regional Geology

After Gilluly & Gates (1965).

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7.2. Local Geology

7.2.1. Rock Units

Basement rocks beneath the Fire Creek deposit have not been drilled sufficiently for positive unit identification. Imbricate stacks of Ordovician Valmy Fm. and Devonian Slaven Chert, part of the Roberts Mountain Thrust upper plate, are mapped to the west of the deposit and are presumed to lie beneath the local Miocene volcanic package (Figures 7-2 and 7-3). Thickness of the upper plate rocks in this region is unconstrained. Lower plate rocks are thought to be Roberts Mountain Formation, but this has not been drill-tested, and no outcrops of this unit occur nearby.

Overlying the Paleozoic sedimentary package is a 0 to 300-foot thick, discontinuous tuff unit, tentatively identified as the tuff of Cove Mine (C. Henry, pers. comm., 2013; D. John, pers. comm., 2014). The discontinuous nature of this unit is thought to be a function of paleo-topography.

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Progressing upwards, unconformably overlying the tuff of Cove Mine, is approximately 500-foot thick section of interbedded lithic tuff beds, basalt flows and sills, and thin, laminated lacustrine sedimentary beds. These are grouped together under the Ttb (Tertiary tuff and basalt) moniker. Tuff layers are commonly intensely argillically altered. Alteration in basalts varies from unaltered to moderate propylitization.

The informal Fire Creek Sequence comprises three volcanic/volcaniclastic units that overlie the Ttb series. These are presented in ascending order. Descriptions are after Edmondo (1996), Anderson (2013), and Milliard et al. (in prep).

Tbeq (Tertiary basalt equigranular; Figure 7-5) is a 400- to 700-foot thick, black to dark green, aphanitic and equigranular basalt flow package. The dominant textural characteristic of this unit are randomly oriented, curvilinear, interconnected hackly or tortoise-shell joints that develop in response to cooling and are thus a primary textural feature (McPhie et al., 1993). Poorly-formed columnar jointing is also present locally. Hyaloclastite is common at the unit base. Thin, discontinuous, and volumetrically minor tuff layers can be present. This unit is the primary ore host. It is thought that Tbeq possessed the bulk strength to hold open space during faulting/fracturing and was present at the correct elevation with respect to the paleo-water table to allow fluid boiling and vein deposition. In the vicinity of the Fire Creek deposit, a large percentage of this unit is altered. Propylitic alteration volumetrically dominates the alteration package and ranges from thin selvages along tortoise-shell joints to pervasive. Argillic alteration is proximal to veins and dikes. Silicification is intermittent and, when present, is immediately adjacent to veins and dikes.

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Tbma (Figure 7-6) discontinuously overlies Tbeq and is a 0 to 500-foot thick series of black, aphanitic, vitreous, and peperitic basalt flows that may be intercalated with thin tuff layers of the overlying Tlat. No gold mineralization is known in this unit. Alteration is non-existent to weakly propylitic.

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Figure 7-6 Example of Tbma/Tlat Lithological Contact

Tbma
740
Tlat
KLONDEX FIRECREEK 3/27/13
FC-05-0275 737 - 746 BOX 82

Picture of half-core (HQ) that straddles the Tbma/Tlat contact (red line) in diamond hole FC-05-0275, interval 737-746 ft.

Tlat (Tertiary lapilli ash tuff; Figure 7-6) also discontinuously overlies Tbeq, at the same or higher stratigraphic level as Tbma. Commonly, the contact between Tlat and Tbma, when both are present, is difficult to determine. Tlat is a 0 to 200-foot thick, tan to buff, non-welded lithic lapilli tuff with 10 to 40% heterolithic basalt and scoria fragments. Groundmass comprises shard and pumice fragments with 10 to 15% lapilli component. Although discontinuous, it is regionally extensive. In the vicinity of the Fire Creek deposit, this unit is commonly intensely argillized.

The Andesite of Horse Heaven is the youngest package preserved at the Project. Locally, this package is broken into five units. Tb1, Tb2, and Tb3 directly overlie the Fire Creek Sequence and the Fire Creek deposit. Tb4 and Tb5 are only present to the east and northeast of the current mine area and may reflect compartmentalized lava fill into a fault-bounded basin. Descriptions are after Edmondo (1996).

Tb3 is the youngest unit present at the Fire Creek deposit. It consists of interbedded andesite and basalt flows. Typically very fine grained with rare plagioclase and biotite phenocrysts up to 0.1 millimeters in diameter. Individual flows display features characteristic of subaerial emplacement including autobreccia at flow tops and bases, pahoehoe textures, dense flow interiors and increasing vesiculation density near flow tops. Above the known deposit, Tb3 is argillized and hosts gold mineralization.

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Tb2 is a black, aphanitic to sugary, weakly glassy basalt that contains trace to 10% plagioclase phenocrysts and five to seven percent magnetite as needles. Emplacement as subaerial flows, similar to Tb3, is indicated by autobrecciation along flow tops and bottoms, dense flow interiors, and strong vesiculation. Thicker flows may weather spheroidally. The base of Tb2 is weakly altered, and this alteration rapidly decreases to zero vertically.

Tb1 shares many similarities to Tb2, specifically that it is a black, aphanitic to sugary, weakly glassy basalt with trace to 10% plagioclase phenocrysts. However, instead of magnetite needles this unit can be distinguished by the presence of three to five percent magnetite as crystals. The sugary groundmass is slightly coarser grained than Tb2. Flow textures are the same as Tb2. Tb1, and Tb2 are commonly separated by a thin volcaniclastic unit and, in outcrop, may be marked by an angular flow foliation discordance of less than 10 degrees. Hypogene alteration in this unit has not been observed.

Tb4 is light red-grey to grey, platy to massive andesite interbedded with black, glassy, perlitic, porphyritic andesite. Phenocrysts of plagioclase and pyroxene volumetrically compose up to 25% and range from two to five millimeters in length. In contrast to the consistent foliation displayed by Tb1, 2, and 3, Tb4 has highly variable flow foliations and forms gently rolling antiforms and synforms with an overall west dip. In the Project area, Tb4 is present to the east of a range-front-parallel fault located to the east of the deposit. Here, it underlies Tb3 and is in fault contact with Tb1 and 2.

Tb5 is a series of fine grained to aphanitic, brown to black basalt flows with one to three percent magnetite and pyroxene phenocrysts. Individual flows have flaggy to platy bases and highly vesicular tops. It appears to underlie Tb4 although exposure is limited to the northeast corner of the Project area.

Units underlying Tb1 are cut by numerous black to dark green mafic dikes referred to as Tim (Figure 7-7). Textures include aphanitic, fine-grained phaneritic and weakly porphyritic. Dikes generally strike north-northeast and many exploited north-northeast-striking (Muleshoe-parallel, see below) faults. Contacts between dikes and wall rocks range from knife-edge sharp to brecciated zones up to one foot. Both acted as conduits for mineralizing fluids, and vein emplacement occurred along these contacts (e.g. Vonnie Vein). Dikes can be altered along with wall rock, but often comparatively pristine dikes cut through intensely argillized wall rock, suggesting dikes were emplaced late relative to the bulk of fluid migration.

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7.2.2. Structure

The current Fire Creek deposit is fault-bounded to the north, east, and south. The west remains structurally open, although data for this area is sparse. Drilling from underground has roughly defined the Alimak Fault, a north-northwest striking structure that intersects the westernmost extent of the underground workings. It is unknown if this is a system-bounding fault; however, ground conditions change sharply across it. The bounding structures are described below.

North: John et al. (2000) documents the northeast to east-northeast striking Malpais and Argenta Rims (Figure 7-1), the result of late Miocene to Quaternary (i.e. post-mineralization), north-down normal faulting and associated sets of steeply north-dipping normal faults clustered in the north sides of the respective fault blocks. Geophysical and drill data indicate these subsidiary north-dipping normal faults truncate and may offset the Fire Creek deposit to the north.

East: The Muleshoe Fault is a regionally important structure, forming, along with the Dunphy Pass Fault, a graben with over 1,200 feet of volcanic fill and forming the eastern edge of the Mule Canyon deposit (John et al., 2000; John et al., 2003). The Fire Creek deposit is bound to the east by a N15°W, steeply east-dipping fault interpreted as a paleo-scarp. Volcanic rock texture and composition changes abruptly across an undeformed flow contact. Gold assay values also abruptly change from an average of 0.0X opt to below detection limit across this contact. 3D modeling of these criteria supports the hypothesis that this is a high-angle fault plane. Throughout the Project history, this fault surface has been referred to as the Muleshoe Fault, and this report will continue to do so. It should be noted that this fault has never been positively linked to the Muleshoe Fault proper documented at Mule Canyon, and geophysical evidence suggest that the true Muleshoe Fault lies farther to the east.

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South: Fire Creek itself runs east-west and lies just south of the known deposit. Surface mapping indicates that the Tb2 unit on the south side of the creek is significantly thicker than Tb2 on the north side. This relationship suggests that Fire Creek follows the surface trace of a south-block-down normal fault (the Fire Creek Fault) that either predated emplacement of Tb2 or was synchronous with Tb2 emplacement, forming a volcanic growth fault. Geophysics and limited drill data support the hypothesis that volcanic stratigraphy is displaced across the Fire Creek Fault.

There are currently three known fault sets within the area described above (Figure 7-8). The most recent set comprises the NE1 and NE2 faults. Both are northeast-striking and dip steeply to the north, sub-parallel to the Malpais Rim and subsidiary structures. Apparent displacement across the NE1 and NE2 faults is small and of variable motion sense, probably more reflective of local perturbations in the volcanic stratigraphy than of true offset. These are interpreted to be a continuation of the late Miocene to Quaternary Malpais Rim structure set and thus postdate and offset mineralization. Displacement across these structures likely increases with proximity towards the Malpais Rim.

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The other two fault sets are cut by and thus predate the NE1 and NE2 faults. The N15°W set comprises the vertical to steeply east-dipping Muleshoe Fault and Alimak Fault and several other parallel, smaller-displacement faults (not shown for clarity) that dip steeply to the east and west. All show apparent normal displacement. Displacement across the Muleshoe Fault and Alimak Fault is east-block-down based on offset volcanic stratigraphy. Direct evidence for an oblique component does not exist, but these are thought to contain a subordinate right-lateral component based on overall NNR development patterns. North of Fire Creek proper, where Tb2 is very thin and Tb1 is either thin or eroded, the N15°W fault orientation is strongly reflected in current topography. South of Fire Creek, Tb2 is significantly thicker, and the N15°W fault set is not topographically expressed. This implies that the relative age of Muleshoe-parallel faulting can be bracketed between Tb1 and Tb2 emplacement. The N45°W fault set comprises the NW1 and NW2 faults. These represent breached relay ramps (Crider, 2001; Trudgill & Cartwright, 1994; Figure 7-9) and formed contemporaneously with Muleshoe-parallel faults. Both of these fault sets are thought to result from NNR development.

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7.2.3. Veins

The vein system reflects extensional structural fabrics generated during NNR development. Veins were emplaced primarily along faults and dike contacts, both striking approximately N15°W and with variable but steep dips, and north-south-striking, moderately east-dipping extensional structures. North-northwest-striking veins are typically thin, less than three feet, subvertical and are parallel to the Muleshoe Fault set. North-south striking veins are thicker, approximately 10 feet, than north-northeast striking veins. Host rocks are usually restricted to the more competent members of the volcanic sequence; in the known deposit this is primarily Tbeq. Tuffaceous units are less favorable for vein formation due to poor fracturing characteristics.

The following description of Fire Creek veins is abstracted from Raven et al. (2011) and includes relevant updates.

The veins consist of colloidal silica, crystallize chalcedony and coarser crystallize quartz, calcite, pyrite, chlorite, arsenopyrite, adularia, and clays including kaolinite, smectite and illite. Crustiform/colloform-banded and brecciated quartz, stockwork texture and calcite-replacement textures including bladed quartz are common. Drusy and cockscomb calcite and quartz often coat open spaces. Vein composition ranges from quartz-dominant to calcite-dominant, even within the same vein.

As of this writing, 48 individual veins or mineralized structures have been identified. Of these, five have been sufficiently characterized to warrant individual descriptions.

Joyce Vein

The Joyce Vein has been defined for 1,750 feet along strike and 1,135 feet of dip extent. It is dominated by coarse, bladed calcite (60 to 70%) with quartz as the remainder.

Vonnie Vein

The Vonnie Vein has been defined for 1,910 feet along strike and 550 feet of dip extent. Textures are dominantly crustiform/colloform quartz banding with lesser carbonate. This vein formed predominately along a dike contact.

Karen Vein

The Karen Vein has been defined for 1,035 feet along strike and 450 feet of dip extent. Average vein width is approximately 0.5 foot although mineralized widths can reach up to approximately 12 feet and can include fault-related breccias and discrete veins. The vein is predominately calcite with lesser quartz and commonly has open space vugs. The Karen Vein exploited a north-south striking extensional linking structure rather than a Muleshoe-parallel fault or dike contact.

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Hui Wu Vein

The Hui Wu (pronounced Whey-Woo) structure has been defined for 650 feet along strike and 500 feet of dip extent. This structure is primarily mineralized tectonic breccia that is punctuated by a moderately developed discrete vein system.

Honeyrunner Structure

The Honeyrunner structure has been defined for 1,515 feet along strike and 525 feet of dip extent. Geologic data suggest this structure may be a locally important fault parallel to the Muleshoe Fault system. Instead of a typical vein, this structure is a combination of tectonic breccias and a large basalt dike; however, current drill piercements do not preclude the presence of a vein either along strike or at depth.

7.2.4. Alteration

Alteration is zoned laterally and vertically with respect to paleo-fluid conduits and is dependent on rock type. Conduits include high-angle structures such as faults (either with or without vein fill) and dike contacts and to a lesser extent low-angle structures such as lithologic contacts and highly vesiculated flow tops. Zonation is well-developed in Tbeq basalt. Alteration in tuffaceous units tends to be pervasive rather than zoned.

Idealized lateral distal-to-proximal alteration zonation around a single fluid conduit or vein within Tbeq or Ttb basalt typically follows the progression outlined below (Figures 7-10 and 7-11). Not all stages may be present and overprinting is common.

1.	Distal, widespread, propylitic alteration characterized by pyritiferous and chloritic selvages along hackly or tortoise-shell joints;
2.	Pervasive propylitic alteration characterized by chlorite ± calcite replacement of plagioclase and pyroxene and abundant formation of both disseminated and selvage pyrite and
3.	Pervasive argillic alteration characterized by montmorillonite ± nontronite ± illite replacement of plagioclase and pyroxene (or their chloritized equivalents).
4.	Selvage and/or pervasive silicification through addition of silica.
5.	Acid-leach silicification resulting from preferential removal of mobile, non-silica constituents. This alteration style is more common in the upper portion of the hydrothermal system.

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Argillic alteration in tuffaceous units and interbeds is characterized by near-complete replacement by illite ± kaolinite ± smectite ± montmorillonite ± nontronite. It is widespread and is not zoned. The typical propylitic outer halo is either non-existent or has been completely overprinted.

Alteration in Ttb basalt units is generally weak to moderate, pervasive propylitic alteration characterized by chlorite replacement of plagioclase and pyroxene.

A discontinuous, 15 to 65 feet thick, white to reddish-brown, amorphous to opaline silica cap is present between Tb1 and Tb2. Although specific fluid pathways have not been identified in Tb1, an elongate zone of moderate to intense, vertically zoned argillic alteration directly overlies the Joyce Vein in Tb1 and is exposed at the surface. This alteration is characterized by alunite + kaolinite beneath the silica cap and gives way to smectite + kaolinite with depth. Nontronite-alteration as vein, vug-fill and pervasive basalt alteration appears to overprint other alteration events.

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7.2.5. Mineralization

Gold is primarily present in its native state along discrete layers within veins. Native gold can occur as large clots or bands (Figure 7-12), dendritic growths (Figure 7-13), and fine-grained disseminations. Other less common habits include encapsulations in quartz, pyrite replacements and coatings on pyrite or arsenopyrite (Thompson, 2014). Silver occurs encapsulated in quartz and locally in naumannite or ruby silver encapsulations in quartz (Thompson, 2014). Dark grey ginguro bands of an unidentified silver-bearing mineral are present along vein banding as well. The silver:gold ratio is approximately one to one.

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8.     Deposit Types

The Fire Creek deposit is considered to be a low-sulfidation, epithermal deposit.

A composite description for low-sulfidation epithermal deposits, abstracted from Simmons et al. (2005), Cooke & Simmons (2000), White & Hedenquist (1995), Kamenov et al. (2007), and Hedenquist et al. (2000) is shown below in Figure 8-1.

Low-sulfidation epithermal systems are also referred to as quartz ± calcite ± adularia ± illite or adularia-sericite epithermal systems. These nomenclatures refer to the oxidation state of the ore fluid sulfur component, gangue mineralogy and hydrothermal fluid pH, respectively. Ore-fluids in a low-sulfidation hydrothermal system are reduced, have a near-neutral pH and are dominated by deeply-circulated meteoric water. These deposits form in the shallow crust, 0.5 to 1.5 miles at temperatures of greater than 300°C in subaerial volcanic settings. Steeply-dipping, open-space veins are common. Quartz is the principal gangue mineral and can be accompanied by chalcedony, adularia, illite, pyrite, calcite, and rhodochrosite. Boiling is the dominant metal deposition mechanism and commonly results in vein textures including crustiform-colloform bands and platy calcite and/or quartz-after-calcite pseudomorphs. Ore metals are usually Au-Ag, Ag-Au or Ag-Pb-Zn and, contrary to the ore-fluid source, metals in NNR-related epithermal deposits are sourced from mantle-derived basaltic magmas (Kamenov et al., 2007).

Zoned hydrothermal alteration comprises widespread and deep propylitization that grades upwards to clay, carbonate and zeolite formation. Proximal alteration comprises quartz, adularia, and pyrite. High-level advanced argillic alteration characterized by clay-carbonate-pyrite or kaolinite-alunite-opal ± pyrite alteration can be present above the ore-grade zone and is the result of steam-heated, acidic, ascending fluids generated during boiling.

Features that classify the Project as a low-sulfidation epithermal deposit include:

  Precious metal mineralization occurs primarily within steeply dipping veins;
  Extensional, open-space forming tectonic environment active during vein emplacement;
  Vein gangue is composed of quartz and calcite and exhibits boiling textures;
  Mineralization is gold-silver;
  Alteration halo comprises distal propylitization that grades to argillic and proximal silicification;
  Presence of a high-level, advanced argillic alteration zone capped with opaline silica; and
  Altered host rock indicates a reduced ore fluid.

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9.    Exploration

9.1. Historical Exploration

An itemized summary of exploration activities at the Project is below.

  1933: First recorded lode claim at Fire Creek;
  1967: Union Pacific drilled two diamond holes;
  1974 – 1975: Placer Development Ltd. acquired an exploration lease and drilled 22 rotary holes;
  1980: Klondex acquired the Project from Placer Development, Ltd;
  1981/1982: Klondex conducted a 2,000-ton test heap leach that produced 67 ounces of gold;
  1980 – 1983: Klondex drilled 64 rotary holes;
  1984: Klondex leased the Project to Minex Resources, Inc. who drilled 13 holes and heap leached approximately 30,000 tons of mixed ore and waste which produced approximately 1,000 ounces of gold;
  1986 – 1987: Klondex leased the Project to Alma American Mining Co. who drilled 64 holes;
  1988 – 1999: Klondex leased the Project to the Aurenco Joint Venture which was composed of Black Beauty Gold Co. and Covenanter Mining, who drilled 51,463 feet of reverse circulation;
  1993 – 1994: The Aurenco JV ventured the Project with Coeur Exploration. Coeur conducted a gradient-array resistivity survey and drilled seven reverse circulation and two diamond holes;
  1995 – 1996: The Aurenco JV and North Mining form the Fire Creek Joint Venture. North Mining conducted a dipole-dipole IP/Resistivity survey and drilled 39,593 feet of reverse circulation and diamond core;
  1999: The Aurenco JV relinquished their lease;
  2004: Klondex began an exploration program for deep vein-hosted gold mineralization;
  2005: Newmont Mining Corp. performed a gravity survey;
  2006: Klondex conducted a gradient-array IP/Resistivity survey; and
  2004 – 2010: Klondex drilled 231 holes, primarily core with RC pre-collars, for a total length of 297,586 feet.

9.2. 2011 Drilling

Fifty-five drill holes comprising 37 surface holes and 18 underground holes with a length of 65,225 feet were completed (Figure 9-1). Surface drilling focused on identifying mineralization on the north end of defined veins. Underground drilling focused on identifying mineralization on the southern extent.

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Figure 9-1 Surface and Underground Holes Completed in 2011

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9.3. 2012 Drilling

Sixty-one drill holes comprising of 25 surface holes and 36 underground holes with a total length of 54,969 feet were completed (Figure 9-2). Four of the surface holes were geotechnical holes drilled to gather data near the planned vent raise. Three holes were drilled to test IP anomalies south of the Project. These did not encounter significant gold mineralization; however, the holes were terminated prior to encountering the target horizon and may have been located too far to the east. The remainder were drilled to define a bulk sample area that encompassed the Joyce Vein and the Vonnie Vein between the 5370 and 5400 crosscuts. One of these holes (FC1211) returned a result of 2,910 parts per million (ppm) Au (85 opt Au) assay from the Vonnie Vein.

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Figure 9-2 Surface and Underground Holes Completed in 2012

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9.4. 2013 Drilling

Sixty-one drill holes comprising five surface holes and 56 underground holes with a total length of 33,501 feet were completed in 2013 (Figure 9-3). This drilling identified several new veins west of the decline and identified probable southern extensions of the Joyce Vein and the Vonnie Vein.

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Figure 9-3: Surface and Underground Holes Completed in 2013.

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9.5. 2014 Drilling

Two hundred eighty-three holes comprising nine reverse-circulation surface holes with a total length of 2,385 feet (Figure 9-4), two HQ diamond surface holes with a total length of 2,943 feet (Figure 9-4) and 272 AQ, BQ and HQ diamond underground holes with a total length of 73,339 feet (Figure 9-5) were completed in 2014. Five of the surface reverse circulation (RC) holes were converted into groundwater monitoring wells GW-4 through GW-8. The remaining five surface RC holes had piezometers installed. Two HQ diamond holes were drilled for condemnation purposes. Underground drilling in 2014 primarily focused on infilling and extending the Joyce Vein, Vonnie Vein, Karen Vein, and Hui Wu Vein. Underground exploration targeted zones to the east and west of the decline and yielded positive results including discovery of the ore-grade Honeyrunner structure.

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Figure 9-4: Locations for Surface Holes Completed in 2014.

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Figure 9-5: Underground Drill Holes Completed During 2014.

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9.6. 2015 Drilling Through June

One hundred and forty-seven drill holes comprising six surface holes and one hundred and forty-one underground holes were completed in the first half of 2015 (Figure 9-4). Surface drilling was completed using HQ core and totaled 5,503.5 ft. Surface drilling tested the southern and western extents of known mineralization. Underground drilling was completed using AQ, BQ and HQ core totaling 43,871.5 ft. Underground drilling tested several targets including several new veins west of the decline identified by 2014 drilling, defined up-dip extensions of the Joyce Vein and Vonnie Vein, explored down-dip extensions of the Joyce Vein and Vonnie Vein, and identified probable southern extensions of the Joyce Vein and the Vonnie Vein.

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Figure 9-3 Drill Holes Completed During the First Half of 2015

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10.     Drilling and Sampling Methodology

Drilling protocols from 2004 through 2010 are documented in Raven et al. (2011):

“Most core holes were pre-collared with a reverse circulation rotary (RC) drill that advanced to a planned depth well short of the intended target intercept. The RC holes were then cased and core drilled to completion with HQ (2.5 inch diameter core)-sized core. Two of the borings, 410 and 411, were only rotary holes drilled to completion. RC drilling was done by O’Keefe Drilling of Butte, Montana. Core drilling was carried out primarily by Boart-Longyear out of their Salt Lake office, Ruen Drilling from Clark Fork, Idaho and Major Drilling from Salt Lake City.”

“The directions and angles of the drill holes were spotted to intercept the veins as close to perpendicular as practicable within the limitations of the equipment. Most holes were drilled at azimuths of 75° or 255° and located as close as practical on the surveyed grid lines with azimuths of 75° … The line spacings are 50 metres. The deep holes have established that veins or vein systems have a general azimuth strike of 345° with varying dips ranging from steep westward dips of about 75° to steep eastward dips of about 80°. Most holes were inclined at an angle of -45°. Holes were drilled both ENE and WSW; sometimes the ideal direction/declination had to be compromised because of drill location setup problems.”

“The Klondex holes are all surveyed for vertical and horizontal deviation by International Directional Services LLC, whose local office is in Elko, Nevada. Plotting the boring deviations permit accurate vein and other gold anomaly intercept locations leading to reliable geologic mineralization locations, interpretations of vein trends, structure dips, zone widths, reserve estimates, and polygon locations.” (Page 21)

The 2013 surface drilling procedures for RC are summarized below:

1.	Klondex contracted Rimrock Drilling Services from Elko, Nevada to drill 15, 600-foot RC pre-collar holes;
2.

Surface collar locations were based on the location of previously drilled and surveyed geotechnical holes. The azimuth and dip were set using a Brunton compass and measured with a tape, the designations were written on a flagged lathe;

3.	The drill rig set up to drill a fan pattern, the mast was checked for correct azimuth and dip prior to drilling;
4.	Five-inch surface casing was installed for the upper 20 feet;
5.	Drilling advances were paused at the end of each sample run to flush out the cuttings;

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6.	Upon completion of the hole, International Directional Services (IDS) of Elko surveyed the collar azimuth, dip, and downhole inclinations using a gyroscopic downhole survey tool;
7.	The completed RC hole was cased to 600-foot with five-inch casing; and
8.	Variations of azimuth and dip for subsequent drilling within the fan array were based on the results of the pre-collar survey and adjusted to account for any deviation, which may have occurred.

The 2013 surface drilling procedures for core are as summarized below:

1.	Klondex contracted American Drilling Corporation from Winnemucca, Nevada to drill surface core holes;
2.	Prior to drilling, the pre-collars were cemented at the bottom of the casing to seal the core hole;
3.	HQ diameter core was drilled with five-foot core barrels and ten-foot rod lengths;
4.	Core material was retrieved using a triple-tube and placed in cardboard boxes;
5.	Downhole surveys of the entire hole (RC and core-tail) were taken by IDS. A digital copy of the IDS report was emailed to Klondex;
6.	Boxes of core were transported to the logging facility for photography and collecting geological observations before being sent to the splitter for sample preparation; and
7.	Surface drill collar surveys were taken by Alidade, Inc. (“Alidade”) when drilling the fan was completed.

In January 2013, authors of the TR observed a sequence of handling underground drilled core as follows:

1)

Drill hole status is tracked on a dry erase board as well as in MS Excel spreadsheets for the following information: (drilled status, logging status, sampling status, dispatching a hole, and receiving assay results);

2)

Handling of the drilled core from the station includes: drilling with a Diamec U8 core rig (other types of drill rigs have been used in the past for drilling both surface and underground). Drillers label core box lids with a unique Bore Hole Identification number (BHID), which includes the year), box number, and drilled interval, drillers put the core in boxes (Figure 10-1) with top of drilled sequence leading the run in the box and end of drilled interval ending the run in the box. Drillers label the end of the run to the nearest one tenth of a foot and measure and record the recovery in feet on wooden blocks, which are put at the end of the drilled interval;

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3)	Note: In 2014, the hole naming convention was changed. The final hole with the old naming convention was FC14125U. The first hole with the new naming convention was FCU-0001;

4)	Drillers stack full core boxes on a pallet in numerical order;
5)

Drillers or drill helpers either deliver the pallet to surface or take a partial delivery of core boxes in the back of their motorized underground personnel vehicle. They leave the pallet of core boxes (or individual core boxes on a spare pallet) at the core logging facility; and

6)

Current surface drilling protocols remain similar to the Raven summary, but the protocol has evolved somewhat to allow for more precise drill targeting and data tracking. The 2014 drilling program focused primarily on additional delineation of targets and expanding the resource. These targets are more accessible and more efficiently drilled from underground drill platforms.

10.1. Collar Surveying

Currently, surface hole collars are surveyed by Alidade following completion of the hole. Underground hole collars are surveyed by the mine surveyor after the drill has been removed from the drill station. When an underground collar survey is required and the surveyor is not available, the geologist triangulates the collar location using distance measurements between surveyed reference points in the drill station relative to the drill rig.

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The channel sample locations are stored as “synthetic drill holes” in the database in order to utilize them spatially with software (northings, eastings, elevations, azimuth, dip, and length). The northing, easting, and elevation of the samples are derived from geologists’ face distance measurements in relation to underground survey mapping (asbuilt).

10.1.1. Surveying Surface Drill Collar Locations

Historic surface drill collar survey data was kept in Reno, Nevada by Mr. Richard Kern of MinQuest, Inc. (“MinQuest”), as he was the Project Manager and responsible person for the database on behalf of Klondex. Klondex received the historic data in spreadsheets from Mr. Kern in May 2012. All collar northings and eastings drilled prior to 2012 came from MinQuest at that time. The elevation of the drill hole locations in the MinQuest dataset were adjusted by Mr. Steve McMillin, former Chief Geologist for Klondex, by assigning elevations from topographic contours generated from 2012 photogrammetry.

Methods used to locate collars drilled from March 2004 through December 2010 were inadequately documented, and raw data were not archived. The (non-documented) method for locating early collars was to locate the drill pad along a surveyed grid of lines (lines spaced 50 feet apart) to intercept veins as close to perpendicular as possible within the limitations of the equipment and topography.

In August of 2008, Alidade surveyed and located some of the drill pads and collars for Small Mine Development, LLC. (“SMD”). Historical survey reports for that period have not survived though Alidade’s methodology for ground control is documented in a Company memo from Alidade (Klondex, 2006):

“On our first day on the project we set a 5/8 rebar with a plastic “Alidade Control” cap on a hillside above and about a 1,000 feet north of the Project. We set up our GPS receiver on this point called “AL1”, and recorded two plus hours of static GPS data at one second intervals. This data was subsequently sent to the National Geodetic Survey (NGS) Online User Positioning Service (OPUS) and processed”.

“OPUS provided both the NAD83 Nevada Central Zone and UTM Zone 11 North coordinate values for the new point. The grid coordinates provided were expressed in meters for both systems as is standard for OPUS. We (Alidade) converted the NAD83 coordinates from meters to US Survey feet and established a coordinate system and projection for our GPS software”.

From 2010 to the beginning 2012 (up to drill hole FC1207S), surface collar survey information was recorded by the site geologist reading a hand-held GPS device on the drill rig. Using a hand held device requires the geologist to allow the device to sit for approximately 20 minutes before a reading can be taken. The coordinates were hand-entered on a log form. The original datum is unknown. It is also not known if any conversion between datum was made as a part of this process.

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All surface holes drilled since January 2012 have been surveyed by Alidade with a Trimble Real Time Kinematic (“RTK”) unit in conjunction with Global Positioning System (GPS) with a base station of a known survey point and rover unit. There are no early surviving survey reports from this methodology. The original datum is not known. It is also not known if any conversion between datum was made as a part of this process.

In June 2013, Klondex undertook to re-survey all locatable surface collar locations drilled prior to January 2012. Mr. McMillin located historically drilled holes using a ground magnetometer and a track excavator to search for buried collar casing. A total of 29 surface holes (approximately 10% of the surface drill hole population from that era) were located and resurveyed by Alidade using the current protocols. Average northing and easting errors were 5.39 and 5.71 feet, respectively. Table 10-1 contains the collar location data obtained in the re-survey.

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Table 10-1 Surface Drill Collars Re-surveyed by Klondex

BHID	Eastings	Northings	Elevation	PROJECTION SYSTEM
FC1207S	14696485.18	1737337.22	6055.043	NAD 83
FC1208S	14696484.23	1737332.01	6055.256	NAD 83
FC1209S	14696489.35	1737337.59	6055.136	NAD 83
FC1210S	14696480.66	1737331.12	6054.994	NAD 83
FC1211S	14696478.28	1737335.75	6055.341	NAD 83
FC1212S	14696478.45	1737331.66	6055.134	NAD 83
FC1213S	14696470.69	1737334.5	6054.263	NAD 83
FC1214S	14696471.37	1737331.63	6054.913	NAD 83
FC1215S	14696472.21	1737327.84	6055.272	NAD 83
FC1216S	14696465.29	1737334.07	6054.913	NAD 83
FC1217S	14696467.25	1737329.53	6054.438	NAD 83
FC1218S	14696464.22	1737333.05	6054.379	NAD 83
FC1219S	14696457.89	1737328.95	6054.24	NAD 83
FC1220S	14696460.78	1737325.61	6055.07	NAD 83
FC1221S	14696463.23	1737322.85	6054.835	NAD 83
FC1207S	14695832.79	1737596.9	6055.043	NAD27
FC1208S	14695831.84	1737591.69	6055.256	NAD27
FC1209S	14695836.96	1737597.27	6055.136	NAD27
FC1210S	14695828.27	1737590.8	6054.994	NAD27
FC1211S	14695825.89	1737595.43	6055.341	NAD27
FC1212S	14695826.06	1737591.34	6055.134	NAD27
FC1213S	14695818.3	1737594.18	6054.263	NAD27
FC1214S	14695818.98	1737591.31	6054.913	NAD27
FC1215S	14695819.82	1737587.52	6055.272	NAD27
FC1216S	14695812.9	1737593.75	6054.913	NAD27
FC1217S	14695814.86	1737589.21	6054.438	NAD27
FC1218S	14695811.83	1737592.73	6054.379	NAD27
FC1219S	14695805.5	1737588.63	6054.24	NAD27
FC1220S	14695808.39	1737585.29	6055.07	NAD27
FC1221S	14695810.84	1737582.53	6054.835	NAD27

Additionally, surface drill hole FC1222S, drilled in late November 2012, was surveyed by Mr. McMillin using this same methodology. Currently, surface collar surveys are taken by Carl C. de Baca, of Alidade, using a Trimble RTK roving unit and base-station set on a known survey point based on projections described above.

The result of locating the 29 drill hole collars verified the historic collar coordinates for the surface holes as being accurate and within acceptable means. The authors consider the results of this study as validating the historic surface collar locations.

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10.1.2. Surveying Underground Drill Collar Locations

Underground drill hole collars are surveyed by the mine surveyor. The first phase of underground drilling began in September 2011 and continued into August 2012. Fifty-two holes were drilled during this period, all but two of from Drill Station 1. Drill collar locations were originally derived from drill station planned coordinates. Collar surveys for phase one holes were finalized in August 2012 when the drill was moved and collars were accessible to the surveyor. SMD engineer Paul Joggerst surveyed the collars (2012 Joggerst), utilizing North American Datum (NAD) 27 UTM US feet. A geologist assisted in locating each collar and identifying the borehole ID.

The 2012 Joggerst methodology included use of a robotic total station set by plumb-bob using a known survey location as datum. A survey prism was used to define each drill collar location to be recorded by the total station. 2012 Joggerst provided survey reports to Klondex in the form of electronic spreadsheets. All underground surveys were conducted in NAD 27 UTM, US feet.

Since drilling resumed in 2013, collar locations have been surveyed by the Klondex mine surveyor using Company-owned survey equipment. The Project survey equipment is a Trimble S6 DR Plus total station device used in conjunction with Leica prisms. The 2013 surveys were in NAD27 UTM US feet, and in 2014 Klondex began using NV SPCS feet.

When an underground collar survey is required and the surveyor is not available, the geologist triangulates the collar location using string and surveyed reference points. This method requires the drill rig to be in the station. The geologist ties and pulls the string between the surveyed spad points so that the string crosses the drill rig twice. The string is then measured, and the lengths are recorded relative to the drill steel. The measurements are then n plotted in Vulcan using the same survey spad points. A line is drawn between the two generated points and produces an azimuth. The inclination is measured by the geologist with a Brunton compass.

In addition, the location of the collar is calculated by measuring the distances on the face or rib from the front site spad to where the drill steel enters the ground. Those measurements are also plotted into Vulcan and the easting, northing, and elevation are recorded.

10.1.3. Locating Channel Samples

The coordinates of the channel samples are calculated using measurements taken by geologists. For each mining face, the geologist measures the distance along the left rib from a known reference point to the face. This distance is recorded on a daily face sheet. The channel sample is collected across the face from left to right, so the measured distance corresponds with the start of the channel. The distance recorded on the face sheet is measured on the asbuilt to find the X and Y coordinates of the sample. Because the channel samples are collected at chest height, the elevation of the channel is calculated by adding five feet to the sill elevation of the asbuilt.

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10.2. Downhole Surveying

Downhole surveys were performed for all holes drilled from 2004 to 2011 as noted by Raven et al., 2011:

“The Klondex holes are all surveyed for vertical and horizontal deviation by International Directional Services LLC, whose local office is in Elko, Nevada”. (Page 21)

IDS has continued to survey all surface holes at the Project from 2011 to present. IDS is a reputable borehole survey company with a well-established history of performing downhole surveys in accordance with industry standards.

When underground drilling began at the Project in the fourth quarter of 2011, Klondex leased a PeeWee downhole survey tool from Minex in Minnesota. The PeeWee has the option of being manually set for local declination or collecting data relative to magnetic north. Klondex collected raw uncorrected data and then applied corrections to compensate for the local declination of 13.35 degrees according to the NOAA calculator. Readings were taken by the PeeWee every 50 feet. Occasionally the raw data reflected excessive fluctuation between adjacent points, and the unreasonable point was deleted before finalizing the survey. In that case, reliable points above and below the erroneous point are used for projecting the drill hole, which is acceptable industry practice. Occasionally, the surveyor will collect “collar and quill” surveys by positioning the survey rod in the collar and recording multiple survey shots along the survey rod to measure azimuth and dip. The results can be compared to the data collected by the downhole survey tool as a rough check of the tool’s accuracy.

Since the beginning of 2014, all underground downhole surveys have been performed by International Directional Services (IDS) using a Maxibor tool.

10.3. Core Recovery

Core recovery has previously been described (Raven et al., 2011) and is summarized below:

“Core recovery was excellent; 100% in most instances. The high-grade intervals were logged as having near or 100% recovery in nearly all cases, whether the intercept was a vein or a breccia zone. Core recovery was typically very good throughout the Klondex program.” (Page 21)

Since 2012, the percent core recovery has been calculated by measuring the material between blocks per drilled interval, then dividing the measured recovery by the run footage and multiplying that value by one hundred. The average current recovery for underground core at the Project is 95%. Drilling from underground is a more cost effective and efficient way to drill high angle veins and faults. Drill intercepts of these zones are designed to be as orthogonal as possible to best reflect the true thickness of the zones. The costs attributable to a given hole are also reduced because a single hole can be utilized to test multiple targets at a preferred elevation.

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10.4. Security Procedures

From early 2004 until March 2012, material from split core, rejects, RC chips, and pulps were stored in multiple storage units at the business of Security Storage, 355 East Greg Street, Sparks, Nevada. RC chip and rejects were transported directly to these storage units either from the Project or from the ALS Minerals (ALS) Lab in Sparks, Nevada. Core material was first logged at the Project by a MinQuest geologist and then transported to Sparks for cutting and sampling by a MinQuest geotechnician. After cutting and sampling, the remaining core was archived in one of the storage units.

For the 2013 core re-logging program, core was retrieved from storage units in the Sparks warehouse and moved down the street to a rented logging warehouse. Once the re-logging was complete, the core was palletized, banded, wrapped, and transported back to the Project. All rejects, RC chips, and pulps were also removed from the storage units and transported to the Project. Since March 2012, sampled materials have been handled and stored on site. Rejects and pulps are periodically returned to the Project from assay labs.

Currently, all archived sampled material is stored at the Project in a fenced area at the Rapid Infiltration Basin (RIB) yard.

10.5. Logging Drilled Core Observations

Drill sample logging codes at the Project have evolved over time with an increased understanding of the geology. Interpretive codes were updated, most recently in early 2014, to more accurately describe the lithology, veins, and particularly the alteration typical of an epithermal system. The new codes were adapted from similar observations at the Company’s Midas Mine and exemplify direct observations of the Project’s geology. The new codes allow for Company uniformity at similar deposits.

10.5.1. Current Logging Protocol

Beginning June 2013, Klondex geologists began a quick log assessment prior to the detailed logging in order to quickly identify important contacts and to verify intersections or expected horizons in the core. The advantage of this additional step is an updated geologic model as soon as the core is available for preliminary review as opposed to waiting until all the logged data is collected. The quick update to the geologic model allows for modifying the drill plan in order to better intersect mineralization and to refine the mine plan.

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Detailed log data is entered into an Excel spreadsheet using standardized interpretive codes to record data such as lithology, alteration, and structure. The interpretive codes were updated in 2012. Data collected prior to the update were manually converted to match the current codes. Records of the conversion were kept.

Core is logged in the Project’s logging facility (Figure 10-2). Core is categorized as Production or Exploration.

•	Production core only receives gold-silver assay analysis; and
•	48-element ICP analysis is performed on each Exploration core sample.

10.5.2. Historic Logging Protocol

Klondex’s historical lithology database, acquired from MinQuest in 2012, contained simplified data hand-entered into RockWare LogPlot software from detailed paper drill hole data logs. The digital version of the logs lumped the tuffs and basalts into two generalized unit codes, which comprised the lithology portion of the database. The RC pre-collar and core-tail portions of the holes had separate logs.

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Klondex’s logging format was revised in 2012 with a new code system. The new codes allowed tuff and basalt lithologies to be separated into specific units to allow more detailed modeling. The 2013 re-logging program mentioned in Section 10.4 captured the new codes for historically drilled holes. Klondex re-logged approximately 240,000 feet of core to document the details of tuff and basalt units according to the new coding system and to obtain better assay resolution on mineralized intervals. Previous sampling was based strictly on five-foot sample intervals regardless of geology. This was an issue at the Project because mineralized veins typically occur within a restricted portion of a five-foot interval, and samples did not accurately reflect either the size of the vein or the distribution of gold. On occasion, veins were also misrepresented during core splitting, and the result was loss of assay opportunity. In 2013, re-logging included re-sampling of several mineralized intervals that were diluted by either being divided across intervals or represented a fraction of a five-foot interval. New sample interval footages were selected to blend into the previous sample numbering sequence without gaps or overlaps. The new sampling intervals were determined using geological observations. Better density information, multi-element analytical data and core photos were also collected.

The lithological units at the Project which contain the mineralized veins include interbedded basalt and tuff units and dikes. Klondex’s lithology database used for the resource model utilizes the new, more detailed 2014 interpretive lithological codes for these units. The unit codes used in the model were derived from current logging procedures, data converted from 2013 codes, and interpretation of the older RC Log Plot descriptive data for holes which could not be re-logged in 2013.

A direct correlation between the original logs and the current Klondex geology database is complex since the data evolves over time. The current database was converted from the 2013 codes to the 2014 codes. The 2013 codes were either logged directly as part of the re-logging program, converted from historic logging codes or derived from reading the geologists’ detailed descriptions in the comments field rather than from the lithological code.

Each of these geological logging systems was reviewed by the authors, and the results validate the geology in the Klondex database. Lithological source data for a subset of channel samples were also reviewed by the authors and found to correlate well with the database.

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10.5.3. Re-logging Protocol for 2012-2013

In January 2012, inadequacies in historic logging procedures became apparent. Specifically, sampling intervals were strictly five-foot regardless of interval of mineralization, observations of lithology and alteration were broadly generalized, and no core had been photographed.

Until April 2012, core was logged at the Project and then shipped to Sparks, Nevada for processing. Split core was shelved in 23 storage units at Secure Storage in Sparks, Nevada.

In October 2012, Klondex began to re-log the core stored in Sparks before relocating it to the Project, the objectives being to:

•	Improve grade definition on veins that were diluted within a five-foot interval or divided by overlapping intervals; and
•	Improve detailed observations of alteration, lithology, and the stratigraphic sequence at Fire Creek.

Two new 4,500 square foot warehouse units were rented within two miles of Secure Storage. One unit was equipped with eight roller-conveyor tables 70-foot long and two camera stands. Suspended fluorescent lighting was added to provide better lighting to compensate for ceilings 20-foot in height. The other unit was used to store the core in progress.

Twelve contract geologists and eight geotechnicians worked the re-logging program to complete the following tasks:

•	Moving core;
•	Washing core;
•	Photographing core;
•	Logging core;
•	Sampling core;
•	Measuring density and magnetic susceptibility of the core; and
•	Palletizing core for long-term storage.

Logging core included collection of geotechnical data, such as strength, approximate Rock Quality Data (RQD) from split core, lithology, alteration, structure, mineralization, and vein density. Density measurements were taken using a water-immersion densi-meter after sealing samples in wax.

Core selection for re-sampling focused on localized alteration and vein material which were originally poorly represented by the five-foot sampling, as discussed previously. Intervals selected for re-assay were sampled by removing the remainder of the historically split core sample from the core box to be submitted for assay. Lathes marked with the interval information were left in the core box.

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Additionally, composite chip samples were collected for 48-element Inductively Coupled Plasma (ICP) analysis throughout the core on 20-foot intervals. Samples were sent to ALS in Reno and Inspectorate in Sparks for analysis.

In total, 228,814 feet of core was re-logged out of an estimated 240,000 feet. The estimated footage was based on the footage totals in the Klondex database. The difference in footages is a result of discarding core from the upper portions of the holes drilled in unaltered basalt. A Micon International Limited inventory list indicates 14,400 feet of core from 29 holes was discarded. Some of this discarded material was used for blank reference material. There are no surviving records citing how much core was used for this purpose.

10.6. Core Sampling Methodology

Once geotechnical and geological data has been logged, sample intervals are determined based on geology. Minimum sample interval is approximately one foot, dependent on core diameter and whether the core is split or whole core samples. Maximum sample interval is five feet. Alteration and lithologic boundaries are not crossed. Sample breaks are marked on the core, tagged on the core boxes and entered into the logging spreadsheet.

1)	Core is quick-logged in the yard to identify expected intercepts and to update the working model for ore control geologists;
2)	Geologists or geotechnicians set the core boxes on rolling racks in an illuminated, heated, covered plasticized canvas logging facility;
3)	Core is washed and verified for completeness and correct labeling of boxes and core blocks. If errors are found, they are addressed to the drilling company foreman and corrected before proceeding;
4)	Geotechnical data including Recovery (all holes) and RQD (even-numbered Production holes and all Exploration holes) is logged;
5)	Geological data is logged;
6)	Sample breaks are marked on the core, tagged on the core boxes and entered into the logging spreadsheet;
7)	The core is photographed. Core is positioned so that sample break markings, geologic features and vein/structure orientations are optimally captured in the photograph;
8)	After completion of all logging activities, the core is sampled as follows:
a.	‘Termite’ holes (AQ or BQ diameter) are whole- core sampled due to limited material with small diameter core;
b.	HQ-diameter core is palletized and queued to be split and sampled in the splitting facility adjacent to the core shed;

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c.

The geotech moves the core box into the splitting facility and splits the core in half. One half is returned to the core box, and the other half is placed in a sample bag according to the sample interval specified by the geologist;

d.	The core boxes are palletized, shrink-wrapped and transported to the core storage area;
e.

The sampled core is prepared for shipment to the assay lab. QAQC inserts are selected by the geologist. The geologist then selects the appropriate number of sample IDs from a list. Core samples are assigned sample ID of type FCD123456. The sample bags and QAQC inserts are labeled with the sample IDs and stored until they can be transferred to the assay lab; and

9)

A lab submittal form is filled out by the geologist. When enough samples have accumulated for a shipment, the assay lab driver is summoned to site. Samples are loaded on the lab truck, and the submittal and QAQC samples are handed to the driver.

10.7. RC Sampling Methodology

RC samples are taken on five-foot intervals using a rotating wet splitter. Water-flow and sample size are controlled by adding or removing splitter slot covers. The number of covers is tracked for each sample.

1.	Sample bags are placed in a five-gallon bucket under the wet splitter;
2.	Sample buckets are placed inside a 20-inch diameter by six-inch deep rubber pan;
3.	If the sample bag in the bucket overflows into the pan before completion of a five-foot sample run, then the run-off is re-poured into the sample bucket to recover any fine material;
4.	A population of reference chips are collected in a sieve from each sample run and placed in 20-compartment sample trays;
5.	Buckets and pans are washed after each run, and the wet splitter is washed after each rod change; and
6.	A sample cut-sheet is populated with sample ID numbers and intervals, including sample IDs for QAQC samples as well. The cut-sheet tracks sample numbers on bags and intervals in the rock chip trays;

Note: Standards, blanks, and duplicates are inserted every 20 samples. The optimum sample size collected is approximately one quarter to one half of a 17-inch by 22-inch sample bag (about 20 to 30 pounds.)

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10.8. Channel Sampling Methodology

Channel sampling began in 2013 as underground development progressed. The dataset used for the current mineral resource estimate contains 10,407 samples collected in 2,322 channels. Channel sampling procedures are summarized below.

10.8.1. Channel Sampling

An ore control geologist checks the face at each round of advancement. The geologist measures the distance to the face along the left rib from a known reference point. This distance is recorded on a daily face sheet along with the geologist’s name, date and time, location, and heading dimensions. The geologist then sketches the face and records sample ID numbers in a column on the face sheet. Each sample ID has a row where sample length, rock type, unit, alteration and vein characteristics can be recorded. The geologist puts a sample bag labeled with the first sample ID in a bucket. Material is chipped from the face into the bucket, working at chest height. The channel is collected across the face from left to right. Material is collected with the goal of realistically representing mineralogy, alteration, and width of the vein. Typically, the first sample starts in waste at the intersection of the left rib and the face, then progresses from left to right towards the vein. The first sample ends near the vein margin, the sample bag is tied and set aside, and the second sample bag is placed in the bucket. The second sample is taken from the vein material. The third sample is collected from beyond the right margin of the vein to the right rib. In the case of multiple veins or otherwise complex geology, the geologist collects as many samples as necessary to characterize the face.

The channel sampling procedure has evolved over time, but the large majority of samples were collected using the current protocol. Ribs and backs may be channel sampled at the geologist’s discretion, but these samples are not included in the data set used for resource estimation.

All samples have a three letter prefix followed by a six digit number: FCF000000 = face or rib samples; FCM000000 = muck samples; FCG000000 = miscellaneous underground grab samples; muck and grab samples are not used in the resource estimation.

Once the channel samples have been collected, the geologist completes the following tasks:

1.	The geologist marks the vein margins, structures, face heading, and distance with spray paint on the rock;
2.	The geologist photographs the face;
3.	The geologist takes the bagged samples to the staging area outside the geology office and hand enters data into a central Excel spreadsheet;

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NOTE: The locations of the channels are measured from drift entrance points and recorded on face sheets and plan maps. Face sheets are scanned and filed. Channel locations are digitized with Vulcan Software. Channel collar eastings, northings, and elevations are then exported from Vulcan into CSV (comma-separated values) formatted collar files. Individual sample widths are recorded at the time of sampling. Sample width values are hand entered into CSV formatted sample files with assay results posted from laboratory reports. The channel sample files are then imported into Vulcan Software and modeled as synthetic drill holes using the eastings, northings, elevation, width, and assay values.

1.	QAQC materials are inserted into the sample batch;

2.

NOTE: QAQC samples were not utilized in the channel sample stream until June of 2013, after which blanks and standard reference material were added to each sample batch. As of January 1, 2014, standard material was no longer inserted into the sample stream, but several blank material samples are submitted per sample batch submitted. The samples are sent to the assay lab after every 12-hour shift.

3.	All samples collected within a 12-hour shift are entered into a sample submittal form, which is saved on the company server and transported to the lab; and

4.

The Klondex lab provides a three- to four-day turn-around time between receipt of sample and assay results. If there is a delay, Klondex holds advancing the heading pending the assay results. In this event, Klondex will identify the missing sample by using an Excel sample tracker spreadsheet maintained by production geologists.

5.

Data is provided to Mr. Jesse Gauthier, Klondex Database Administrator. Mr. Gauthier maintains the data using AcQuire software. Data generated prior to 2015 is maintained in a Microsoft Access database.

Project staff demonstrate adequate knowledge of sampling procedures and the corresponding handling of digital data. Data handling methods implemented at the Project to manage sample data are adequate; the authors have reviewed the data and find that it is sufficiently accurate to be used in the mineral resource estimate.

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11.     Sample Preparation, Analysis, and Security

11.1. Historic Sample Preparation

Historical sampling methodology was previously documented (Raven et al., 2011), and is summarized below.

“Rotary cuttings are analyzed in 10-foot (3.05 meters) increments over the entire drilled interval including unmineralized rock above the vein zones. Samples in the rotary holes are collected at 5-foot (1.52 meters) intervals but assayed as 10-foot (3.05 meters) composites. The hole was blown clean between the sample intervals to avoid sample contamination. During the 2004 drilling period, cuttings were collected via a cyclone that dumped into a rotating splitter mounted on the drill. The baffles were adjusted to recover a one-quarter split of the total recovered sample. More recently, the 10-foot (3.05 meters) runs of cuttings have been caught in a large bucket and thoroughly mixed by hand before collecting a sample. The approximately 20-pound (9.1 kilograms) samples are placed in canvas bags and labeled with the hole number and footage. A backup sample remains at the Project until assaying is complete and is then discarded. The samples are picked up by ALS/Chemex for preparation at their Elko facility.”

“Below the RC precollar boring, HQ size core is drilled and collected in 10-foot (3.05 meters) paper core boxes. Intervals are marked with wooden blocks every two to three feet (0.6 to 0.9 meters). The core is logged on site by a MinQuest geologist who marks sample intervals not to exceed five feet (1.52 meters). In some vein areas, where possible visible gold is observed, the sample interval is reduced to two feet (0.6 meter). The logged and marked core is transported from the Project by the geologist, to secure storage in Battle Mountain. Under the supervision of a Project geologist, the core is transported to Elko and split in half using a core saw by Klondex employees. One-half of the core is sampled on the intervals marked by the geologist, placed in canvas bags, labeled with the hole number and footage and sent to the lab for preparation and analysis as described below. The remaining one-half core is transported to Klondex’s secure storage in Reno. The sample intervals are listed on the drill logs and assay sheets. Author Raven observed numerous intervals of split core, all of which were cleanly sawn in half and appear to evenly represent the vein systems and the sample intervals are clearly marked within the core boxes. The sample quality is of industry standard, and the methods should not introduce any bias into the results. The sampling intervals are determined mainly by the presence/absence of quartz-calcite-pyrite veins or vein stockworks. The barren, upper portions of many holes are not sampled. When veining is encountered a broad interval above and below the veins is sampled and the vein zone itself is sampled at intervals of two to five feet (0.6 -1.52 meters); discrete veins of reasonable size are sampled over the length of the vein while stockwork zones are generally sampled at five-foot (1.52 meters) core lengths.” (Page 23)

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11.2. Current Sample Preparation

11.2.1. Core Sample Preparation

The core sampling facility is set up in a shipping container adjacent to the core logging facility. It is furnished with industry typical sampling apparatus including roller tables and a hydraulic splitter. The following outlines core sample preparation:

1)

A geotechnician positions the pallet containing the core to be sampled near the shipping container and obtains a copy of the sample intervals from the geologist. The geotechnician labels cloth sample bags according to the sample interval sheet;

2)	The core boxes are lifted onto a rolling counter to the left of the splitter. A sample bag is placed on the floor at the feet of the geotechnician to hold the sample material;

NOTE: It is possible for empty pre-labeled sample bags to be out of order prior to being filled or a numeric value to be omitted during hand-writing.

3)	The geotechnician splits core to approximate 50% of the sample bisecting veins equally. Geologists supervise the splitting of samples that contain visible gold (VG);
4)	The left half of the split is returned to the core box, the right is placed into the sample bag;
5)	When the sample interval has been bagged, the sample bag is stacked in numeric order on the floor by the door;
6)

QAQC samples are bagged and labeled by geologists from standards kept in a locked cabinet in the Geology office. The geologists assemble the standards and blanks into corresponding sample bags which are hand-labeled according to the cut sheet;

7)	When an entire drill hole has been completely split, the bags of sample are stacked inside a large, open, plastic bin outside the core facility;
8)

The geotechnician notifies the geologist when a hole is ready to be sent to AAL (as defined below). An electronic sample submittal sheet is entered into the computer. Two copies are made, one is the original hand-entered submittal, and the other is a scan of the completed submittal. One copy is filed in a core library, and the other is given to the truck driver for AAL;

9)

The entire bin of samples is picked up and delivered to AAL by the AAL driver; When the driver from AAL arrives at the core logging facility, he is given the QAQC samples to accompany the samples from the corresponding drill hole; and

10)	The reserved halves of core are returned to their core boxes and are stored outside on shrink wrapped pallets in a fenced lay down area referred to as the ‘RIB Yard’.

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11.2.2. Channel Sample Preparation

The following outlines the channel and sample preparation methodology.

1)	Channel samples are bagged on site at the face as described in Section 10.8;
2)	Bags are brought to the Geology office;
3)	QAQC materials are inserted into the channel sample stream; and
4)	Channel samples are delivered to the Klondex assay lab every 12-hour shift.

11.3. Sample Analysis Protocol

11.3.1. Historic Drill Sample Analysis

The sample analysis methods used from 2004 through 2011, as previously described in Raven et al., 2011:

“ALS/Chemex does all sample preparation, including crushing, grinding and preparation of the assay pulps, at the Elko facility. The pulp samples are then shipped to the ALS/Chemex facility in Reno for analysis. The samples are never left unattended or insecure by geologic, drilling, or laboratory staff nor are they handled by officers, directors or associates of Klondex. For the RC pre-collar holes ALS/Chemex picks up the samples at the Project and delivers them to Elko for sample prep and to Reno for analysis. After the core samples are cut and labeled for analysis they are delivered to the lab by Klondex employees”. (Page 25)

“Sample preparation involves crushing the entire sample to minus 10 mesh, splitting, then pulverizing 1,000 grams to 80% passing minus 200 mesh (75 microns). These pulps are shipped to the Reno facility of ALS/Chemex for analysis. Analyses for gold were done using a 50-gram charge through to the end of 2009. In 2010 Klondex changed to a 30-gram charge for gold analysis after reviewing the data. Both gold and silver analyses are determined by fire assay with an AA finish. The ALS/Chemex analyses codes are AA23 for gold values under 10 grams per ton (g/t) and GRA (gravimetric) for gold assays over 10 g/t; silver codes are AA61 with over limits run using AA62”. (Page 25)

“The assay laboratory automatically repeated all gold assays that by fire assay with AA finishing reported under one g/t, using 50 grams prior to late 2010, then 30 grams fire assaying subsequently. Any samples reporting under 10 g/t gold by fire assay with AA finish are automatically subjected to gravimetric analysis.” (Page 25)

“When the lab work is complete, the pulps are stored briefly at the lab then transferred to Klondex’s secure storage facility, the same facility that houses the drill core. Coarse rejects that reported significant gold are stored with the pulps, those reporting minimal gold are stored until check assays can be completed and are then discarded and those reporting insignificant gold are discarded.”

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“Until late 2010, Klondex did not employ a QA/QC program. Prior to that time, the only QA reporting was derived from the commercial laboratory’s internal QA programs that included internal blanks and standards, and automatic re-assays of pulps in which the gold grades exceeded one g/t. In addition a significant number of samples were sent to a different laboratory for check analysis. Subsequently Klondex has initiated its own internal quality control procedures. Presently Klondex has prepared blank samples using post-mineral basalt core from well above the mineralized zones. In addition two standards were prepared (low and medium grade) by ALS from assay rejects and there have now been enough analyses of the standards to determine their average grade and standard deviation. Since these “standards” were not subjected to multiple assaying by ALS to report the laboratory’s mean and standard deviations, the determination of the statistical quality of these standards has derived solely from a modest population of standards that have been submitted by Klondex in the ongoing drilling program.” (Page 25)

11.3.2. Drill Sample Analysis from 2012 through April 30, 2014

From 2012 until April 30, 2014, Klondex specified that ALS follow sets of assay procedures based on ranges of assay values. For samples with visible gold, Klondex submitted samples to ALS for a metallic screen fire assay. All other samples were initially run with Atomic Absorption fire assay fusion analytical method (AA23). Samples with AA23 results between one ppm Au and 10 ppm Au were re-run as an AA23 duplicate. Samples with an initial result greater than 10 ppm Au up to 20 ppm Au were re-assayed with gravimetric finish. If the assay results were very high grade (greater than 20 ppm Au), then ALS would re-assay the coarse rejects of the high grade sample and the two samples on either side by metallic screen fire assay.

11.3.3. Current Drill Sample Analysis

The drill sample analysis protocol was amended as of May 1, 2014. Drill samples are currently submitted to American Assay Laboratories Inc. (AAL) of Sparks, Nevada. AAL is an ISO/IEC 17025:2005 accredited laboratory which is independent of Klondex. Assay procedures have been established based on sample type (core or RC). Assay procedures for core samples are further determined according to the designated purpose of the drill hole (exploration or production) and grade of the sample. The drill sample analysis protocols are as follows:

RC sample analysis procedure:

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Samples are received and dried in-bag at 85° C. The dry sample is crushed to 70% passing minus 10 mesh. The crusher is cleaned with compressed air between each sample. A 1,000 gram pulp is collected from the crushed sample using a rotary splitter. The remainder of the sample is stored and returned to Klondex. The pulp is then pulverized to 85% passing minus 200 mesh. The pulverizer is cleaned with compressed air between each sample. Thirty grams (g) of pulverized sample is used to perform fire assay with ICP finish for gold, and 0.5 g of sample is used to perform analysis for silver with ICP finish. If the result is greater than 10 ppm Au or greater than 100 ppm Ag, then 50 grams of the pulverized pulp is used to run a fire assay for Au and Ag with gravimetric finish. If the gravimetric result is greater than 10 opt Au, then the remaining pulp is screened at 150 mesh for a metallic screen fire assay for Ag and Au with a gravimetric finish. Pulps are stored and returned to Klondex.

Core sample analysis procedure:

All core samples are received and dried in-bag at 85° C. Samples are crushed to 80% passing minus 10 mesh with a crusher clean-out between each sample. A 1,000 g pulp is taken from the crushed sample using a rotary splitter. The pulp is pulverized to 85% passing minus 200 mesh with a pulverizer clean-out between each sample. The pulps are then assayed according to the designated purpose of the drill hole (exploration or production) and whether a high grade result (Au greater than 10 opt) is anticipated. All pulps and rejects are returned to Klondex.

Production core samples:

For production hole samples which are not anticipated to be high grade, 50 g of the pulp is used for a fire assay for silver and gold with a gravimetric finish. For any sample with a result less than 10 opt Au or Ag, the remaining pulp is re-run as metallic screen fire assay for silver and gold with a gravimetric finish.

Production core samples, high grade:

For production hole samples with visible gold or other high grade characteristics, the entire pulp is screened at 150 mesh and analyzed with metallic screen fire assay for silver and gold with gravimetric finish.

Exploration core samples:

For exploration hole samples which are not anticipated to be high grade, 50 g of the pulp is used for a fire assay for gold with ICP finish, and 0.5 g of sample is used to perform analysis for silver with ICP finish. Any sample with a result of less than 10 ppm Au or less than 100 ppm Ag is rerun using 50 g of pulp with fire assay for silver and gold with a gravimetric finish. For a gravimetric result of less than 10 opt Au, the remaining pulp is used for a metallic screen fire assay for silver and gold with gravimetric finish.

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For any sample with a result less than 10 opt Au, the remaining pulp is re-run as metallic screen fire assay for silver and gold with a gravimetric finish.

Exploration core samples, high grade:

The procedure for high grade exploration samples is similar to the procedure for other exploration samples, except when more than trace amounts of gold and silver are expected, the fire assay with ICP finish is skipped and the process starts with a 50 g fire assay for gold and silver.

11.3.4. Channel Sample Analysis

Channel samples were sent to SGS North America, Inc. in Elko, Nevada from June 16, 2013 to April 30, 2014. Analysis followed the following protocol:

•

Sample material is dried. Samples weighing more than three kilograms (kg) are split down to three kg then crushed to 75% passing through a two mm screen. Material is split down to 250 g, pulverized to 85% passing through a 75 micron screen;

•	QC is performed at the crush and pulverization stages;
•	Silver is analyzed by AA methods after a multi-acid digest at a weight of two grams;
•	Gold is analyzed by FA with gravimetric finish at a weight of 30 g (the reported code is F 152); and
•	Gold is analyzed by FA and gravimetric finish at a weight of 50 g (the reported code is F 133).

In June 2013, the split was increased to 1,000 g, and the initial fire assay aliquot was increased to 500 g. Rejects for April through June 2013 were sent to SGS’s Vancouver office for metallic screen assays. Results for these assays were incomplete and are not used in the mineral resource model.

Between May 1, 2014 and July 16, 2014, samples were sent to Dave Francisco lab in Fallon, Nevada. Between July 17, 2014, and February 1, 2015, samples were sent to the Klondex lab at Pinson. Dave Francisco lab and Klondex lab followed the same procedures. Both labs followed the 17025 Standard, but neither had official lab certifications. QAQC samples support the results from both labs. Analysis followed the following protocol:

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Samples were dried in pans at 250° F. The dried samples were crushed to 80% passing 10 mesh, with a crusher clean-out between each sample. The crusher was cleaned twice following high grade samples. The crushed sample was homogenized. 500 g was collected with a riffle splitter then pulverized to 85% passing 200 mesh. The pulverizer was cleaned after every sample, twice after high-grade samples. For 10% of samples, a second pulp was prepared as a preparation duplicate. Remaining coarse rejects were retained and stored by Klondex.

Fifty grams of the pulverized pulp was used to run a fire assay for gold and silver with gravimetric finish. In each batch of assays, the lab inserted a standard and blank. The lab also ran five percent of samples as analytical duplicates. Samples with result more than 2.92 opt Au were run with metallic screen fire assay with gravimetric finish.

Currently, the Project sends channel samples to ALS in Elko, NV, an ISO 17025:2005 accredited independent lab. Samples are dried, crushed to >80% passing 10 mesh, split to 1,000 g using a rotary splitter, and pulverized to >85% passing 200 mesh. The crusher and splitter are cleaned with barren material between each sample. 30 g of the pulp is used for fire assay with gravimetric finish (ALS code ME-GRA21) for Au and Ag. If the Au assay result is >10 opt, 30 g of the pulp is screened to 100 microns and fire assay is performed separately on the undersize and oversize fractions (ALS code Me-SCR21). High grade samples are flagged by geologists and receive extra cleaning in the prep circuit. Rejects and pulps are returned to Klondex.

11.3.5. Handling Analyses Results

1)

AAL sends the assay results and certificates by email to three people: Chief Geologist, Senior Geologist, and Geology Database Administrator. For channel samples, ALS emails results to these people as well as the ore control geologists;

2)	Assay results are stored as portable document formats (PDF) and MS Excel files on the

Klondex server in a hierarchy of folders with a naming convention based on designation of sampled material. Folders include channel samples, UG core, surface core, surface RC, screen filter sampling, truck load samples, rib sampling, muck piles, waste piles, and resamples of these same sources. This folder system is rudimentary and not user- protected;

3)	The PDF and Excel files from AAL are renamed to add the BHID for identification and for ease in referencing: and
4)

The Database Administrator imports the data into AcQuire. For use in the Project modeling software, the Database Administrator occasionally exports the AcQuire data as CSV files and provides them to the Resource Geologist.

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11.4. Sample Security Measures

Drilled materials are stored under a moderate level of security during the multiple stages of sample handling. Core is handled and stored at the Project, which is staffed by security personnel. Core boxes are stored in the vicinity of the logging facility during the logging and sampling process. The logging facility is not fenced, but geology staff is present on-site during most shifts and are frequently within view of the core facility. Sampling of core with visible gold is supervised by geologists. When sampling is complete, retained core samples are returned to boxes, stacked on pallets and shrink wrapped. The wrapped pallets are moved to a fenced facility at the “RIB yard”. Coarse rejects and pulps returned by the laboratories are also shrink wrapped on pallets and stored at the RIB yard. The authors conclude that sample security measures at the Project are adequate.

11.5. Quality Control Measures

Historically, QAQC measures used to check the consistency in assay reporting were either lacking or not included in any surviving reports. Beginning in March 2004 through the second quarter of 2012, Klondex samples were submitted to ALS and were reliant solely on the laboratory’s in-house QAQC to monitor the sampling results. The current practice of inserting blanks and standards and specifying prep duplicates began in the second quarter of 2013 when Klondex began processing core on site. Prior to this time, core was transported to Reno for cutting and sampling, and any QAQC measures were directed by MinQuest in Reno.

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From March 2004 through February 2012, ALS’s QAQC checks on the Project samples included 12,465 in-house standard samples inserted into the Klondex sample runs and 11,201 re-assays of the immediately previous sample as part of their protocols. Also, beginning in August 2010 through February 2013, ALS completed 1,264 in-house check duplicates derived from pulp of the sample prepared for Project sample runs. Recently, ALS sent a summary of their in-house QAQC sample results to Klondex as part of recording QAQC documentation. Their report combines sample results from both surface and underground drilling.

The populations of datasets for ALS in-house QAQC sampling are itemized in Table 11-1 below.

Table 11-1 ALS In-house QAQC Datasets Reviewed

Datasets:	ALS internal QC standards (March 2004 - Feb. 2013)	ALS internal QC dups (March 2004 - Feb. 2013)	ALS internal QC prep- dups (Aug. 2010 - Feb. 2013)	SRM Au and Ag standards (Nov. 2010)	Klondex standards*1	Klondex duplicates*2
UG Core	mixed surf+ug	mixed surf+ug	mixed surf+ug	0	193	77
Surface RC/core	mixed surf+ug	mixed surf+ug	mixed surf+ug	94	152	39
Totals	12465	11201	1264	94	345	116
*Surface standards and dups dates: June 2012 - Jan. 2013
*UG standards and dups dates: August 2012 - May 2013

11.5.1. QAQC Prior to 2012

Historic data validation has previously been addressed (Raven et al., 2011). A summary of their work includes:

“…Until late 2010 Klondex did not employ any submitted sample based QAQC program. Prior to that time, the only QA reporting was derived from the commercial laboratory’s internal QA programs that included internal blanks and standards, and automatic re-assays of pulps in which the gold grades exceeded one g/t. In addition a significant number of samples were sent to a different laboratory for check analysis. Subsequently Klondex has initiated its own internal quality control procedures. Presently (2011) Klondex has prepared blank samples using post-mineral basalt core from well above the mineralized zones. In addition two standards were prepared (low and medium grade) by ALS from Fire Creek assay rejects and there have now been enough analyses of the standards to determine their average grade and standard deviation.” (Page 25)

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“…A blank and two standards are now included in each drill hole as standard practice.” (Page 25)

“… A review of the data from the 2010 drilling campaign that made use of the new QAQC procedures did not outline any difficulties with the new standards and blanks that would indicate an error at the lab. The check assays performed on drill core samples that assayed under one g/t gold show good agreement between the original assay and the check assay.” (Page 27)

“…The ALS/Chemex facility at Elko is certified to ISO 9001:2008 standards and only handles sample receiving and preparation. The ALS/Chemex facility in Reno provides a broader range of analytical services and is also certified to ISO 9001:2008 Standards; in addition it has received accreditation to ISO/IEC 17025:2005 from the Standards Council of Canada (SSC) for Fire Assay gold by Atomic Absorption, which is the analytical method Klondex utilizes for its gold analyses.” (Page 27)

“…All gold assays in excess of one g/t are rerun at least once. A large number of gold reruns are also carried out where values are less than one g/t. These were either on samples adjacent to intervals with elevated gold assays, on samples with elevated silver values and low gold, or at the discretion of the geologist when lithologic characteristics were suspect.” (Page 29)

“…samples with greater than 10 g/t gold were rerun using a 50 g fire assay with gravimetric finish (ALS-Chemex Au-GRA22 procedure) to late 2010 then a 30 g charge subsequently.” (Page 29)

“…The checked assays are usually in good agreement with the original assay indicating no significant nugget effect.” (Page 29)

“…Additional check assays have been received from the 2009 and 2010 drilling campaigns and they show a similarly good correlation between the original assay and the duplicate, or check assays.” (Page 29)

“…There have been approximately 4,000 duplicate samples submitted for check analyses as part of the QAQC program.” (Page 31)

“…Klondex undertook some umpire assays at different laboratories to verify a portion of the higher grade results and compared analytical methods for gold by fire assay with an AA finish vs. a gravimetric finish. Silver was also included in the analysis between the two labs.” (Page 32)

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“…The authors (Raven et al., 2011) verified a portion of the drill core data by re-assaying sample pulps sent to SGS Mineral Services in Vancouver, British Columbia. The SGS laboratory is an ISO 9001:2008 accredited facility. Coarse reject material for all the samples selected was not available so sample pulps were chosen over splitting the remaining core. The samples selected for verification were from a broad range of drill holes and designed to test various grades of mineralization from low- to high-grade.” (Page 34)

“…There is a good agreement between the original values vs. the check assays as noted in the charts above for nearly 4,000 check samples and it is felt that this correlation is sufficient and demonstrates that while there are spurious values indicating some nugget effect, in most cases the nugget effect is minimal.” (Page 36)

“…Author Raven did note in the drill core and corresponding assay results for those intervals that the better gold grades are confined to intervals containing quartz +/- carbonate veining, either larger (less than 1.5 feet) discrete veins or stockwork systems of veining. Klondex has assayed numerous intervals of visually barren mafic volcanics (no veining, fracturing or faulting) and those intervals do not return anomalous gold assay.” (Page 36)

11.5.2. Current QAQC Procedures

From 2012 through March 2014, Klondex’s QAQC protocol at the Project was to submit a blank as the first sample of each drill hole, followed by one of three types of QAQC standards every 20th sample in the sample stream. Beginning April 2014, geologists insert QAQC standards as five percent of the sample stream. The type and location of each standard is at the geologist’s discretion. At least one QAQC sample is inserted per hole. The three standard types are 1) blank, 2) standard, or 3) duplicate;

1)	Blanks are crushed, homogenous barren material. Their IDs and values are as follows:

FCRDBLNK01= <0.005 ppm Au (reduced);
FCOXBLNK01= <0.005 ppm Au (oxidized) and;
AUBLANK54 = <0.002 ppm Au;
FCBLANK02 through FCBLANK06 = <0.005 ppm Au

2)

Klondex uses several QAQC standards. Some were produced in-house from locally derived low-grade basalt. Others were purchased from ROCKLABS, a reputable supplier of reference material. Standard IDs and values are as follows:

FCRDLOW01 1.246 ppm Au

OXQ90 24.88 ppm Au

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OXP91 14.82 ppm Au

OXN92 7.643 ppm Au

SG56 1.027 ppm Au

SN60 8.596 ppm Au

SP59 18.12 ppm Au

SQ48 30.25 ppm Au

SQ83 30.64 ppm Au

SQ70 39.62 ppm Au, 159.5 ppm Ag

SP72 18.16 ppm Au, 83 ppm Ag

3)	For duplicate sampling, Klondex submits an empty bag labeled with the required sample ID in sequence. The lab takes a split from the pulp of the previous sample to run as a duplicate.

11.6. QAQC Analysis

11.6.1. Duplicates Performance

Three sets of duplicate assays are available for review. The first set is Au assays from ALS and is shown in Figure 11-2. These values agree quite well with the 95% confidence intervals bracketing the ideal one to one trend line.

The second and third set of duplicate assays are gold and silver values from AAL. The gold assays exhibit a slightly low bias with the upper 95% CI plotting below the ideal trend (Figure 11-2. The silver assays show a larger high bias with the lower 95% confidence limit plotting above the ideal trend line (Figure 11-3). The single outlier Ag value was excluded from the statistical analysis of the data set.

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Figure 11-2 ALS Au Duplicates

Original Sample grade Au [ppm]
Check Sample grade Au [ppm]
0
1
2
3
4
5
6
7
AA23
GRA21
SCR21
Linear
Lower 95% CI
Upper 95% CI

Figure 11-3 AAL Au Duplicates

Duplicate Sample grade Au [ppm]
Original Sample grade Au [ppm]
0.0
2.0
4.0
6.0
8.0
10.0
12.0
14.0
16.0
18.0
20.0
22.0
FA-PB50-ICP
GravAu50
GRAVAu60
FA-GRAVSF
Linear 1:1
Lower 95% CI
Upper 95% CI

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11.6.2. Blank Assay Performance

Table 11-2 shows the results from both ALS and AAL of blank assays from July 2012 to June 2015. These results are displayed graphically in Figure 11-5 through Figure 11-22. Most of the values reported are at one half the detection limit for the method used, and sample contamination or assay errors at either lab occur infrequently.

Table 11-2 Blank Assay Set Performance

Designation	Count	Mean	Std. dev.
ALS-AUBlank54	67	0.009	0.011
AAL-AUBlank54	28	0.052	0
ALS-FCBlank02 Au	10	0.038	0.029
AAL-FCBlank02 Au	144	0.022	0.061
ALS-FCBlank02 Ag	10	1.185	1.137
AAL-FCBlank02 Ag	144	3.344	0.525
AAL FCBlank03 Au	117	0.034	0.025
AAL FCBlank03 Ag	116	2.403	1.537
AAL FCBlank04 Au	109	0.018	0.012
AAL FCBlank04 Ag	109	2.514	1.533
AAL FCBlank05 Au	23	0.015	0.010

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Designation	Count	Mean	Std. dev.
AAL FCBlank05 Ag	23	1.692	1.700
AAL FCBlank06 Au	27	0.007	0.003
AAL FCBlank06 Ag	27	1.210	1.599
ALS FCRDBLNK01 Au	144	0.037	0.145
ALS FCRDBLNK01 Ag	140	0.296	0.287
ALS FCOXBLNK01 Au	55	0.007	0.01
ALS FCOXBLNK01 Ag	55	0.271	0.089

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Figure 11-6 AAL AuBlank54

0.06
0.05
0.04
0.03
0.02
0.01
0.00
Au [ppm]
0
5
10
15
20
25
30
Sample Sequence
GRAVAu60

Figure 11-7 ALS FCBlank02 Au

0.09
0.08
0.07
0.06
0.05
0.04
0.03
0.02
0.01
0.00
Au [ppm]
0
2
4
6
8
10
Sample Sequence
Au-AA23
ME-GRA21
Au-SCR21

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Figure 11-8 AAL FCBlank02 Au

0.80
0.70
0.60
0.50
0.40
0.30
0.20
0.10
0.00
Au [ppm]
0
20
40
60
80
100
120
140
160
Sample Sequence
FA-GRAVSF
FA-PB30SF
Grav Au(G)
GRAVAu50
GRAVAu60
Screen

Figure 11-9 ALS FCBlank02 Ag

3.00
2.50
2.00
1.50
1.00
0.50
0.00
Ag [ppm]
0
1
2
3
4
5
6
7
8
9
10
Sample Sequence
Ag-AA61
ME-GRA21

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Figure 11-10 AAL FCBlank02 Ag

4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
Ag [ppm]
0
20
40
60
80
100
120
140
Sample Sequence
ICP-4B
GRAV_Ag(G)
GRAVAg50
FA-PB30SF
FA-GRAVSF

Figure 11-11 AAL FCBlank03 Au

0.14
0.12
0.10
0.08
0.06
0.04
0.02
0.00
Au [ppm]
0
20
40
60
80
100
120
Sample Sequence
FA-GRAVSF
FA-PB30SF
FA-PB30-ICP
FA-PB50-ICP
FA-PB60-ICP
GRAV Au(G)
GRAVAu50
GRAVAu60
FA30

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Figure 11-12 AAL FCBlank03 Ag

4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
Ag [ppm]
20
40
60
80
100
Sample Sequence
ICP-2B
ICP-4B
GRAVAg50
GravAg60
FA-GRAVSF
FA-PB30SF

Figure 11-13 AAL FCBlank04 Au

0.70
0.60
0.50
0.40
0.30
0.20
0.10
0.00
Au [ppm]
0
20
40
60
80
100
120
Sample Sequence
GravAu50
FA-PB50-ICP

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Figure 11-14 AAL FCBlank04 Ag

8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
Ag [ppm]
0
20
40
60
80
100
120
Sample Sequence
GravAg50
ICP-2B

Figure 11-15 ALS FCRDBLNK01 Au

1.20
1.00
0.80
0.60
0.40
0.20
0.00
Au [ppm]
0
20
40
60
80
100
120
140
Sample Sequence
Au-AA23
ME-GRA21
Au-SCR21

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Figure 11-16 ALS FCRDBLNK01 Ag

3.00
2.50
2.00
1.50
1.00
0.50
0.00
Ag [ppm]
0
20
40
60
80
100
120
140
Sample Sequence
Ag-AA61
ME-GRA21

Figure 11-17 ALS FCOXBLNK01Au

0.09
0.08
0.07
0.06
0.05
0.04
0.03
0.02
0.01
0.00
Au [ppm]
0
10
20
30
40
50
Sample Sequence
Au-AA23
Au-SCR21

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Figure 11-18 ALS FCOXBLNK01 Ag

0.80
0.70
0.60
0.50
0.40
0.30
0.20
0.10
0.00
Ag [ppm]
0
10
20
30
40
50
Sample Sequence
Ag-AA61

Figure 11-19 AAL FCBLANK05 Au

0.06
0.05
0.04
0.03
0.02
0.01
0.00
Au [ppm]
0
5
10
15
20
25
Sample Sequence
GravAu50
FA-PB50-ICP

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Figure 11-20 AAL FCBLANK05 Ag

4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
Au [ppm]
0
5
10
15
20
25
Sample Sequence
GravAu50
ICP-2B

Figure 11-21 AAL FCBLANK06 Au

0.06
0.05
0.04
0.03
0.02
0.01
0.00
Au [ppm]
0
5
10
15
20
25
30
Sample Sequence
GravAu50
FA-PB50-ICP

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11.6.3. Standards Performance

Table 11-3 shows the results of standard assay sets analyzed from July 2012 through June 2015. Results from AAL were slightly better than ALS with AAL test groups returning lower standard deviations. The results of standard assays are presented in Figure 11-23 through Figure 11-43. Failure of the t-test to accept the hypothesis does not always indicate the negative, but rather that the results are inconclusive one way or the other.

Table 11-3 Standard Assay Performance

Standard	Standard Value	Count	Mean	Std. dev.	T- statistic	T 0.95	Comment
ALS-FCRDLOW1	1.246	100	1.285	0.127	3.095	-1.984	Reject
AAL-FCRDLOW1	1.243	109	1.234	0.069	-1.742	-1.982	Accept
ALS-OXN92	7.643	28	7.517	0.215	-3.105	-2.052	Reject
AAL-OXN92	7.643	21	7.619	0.156	-0.709	-2.086	Accept
ALS-OXP91	14.82	18	14.622	0.332	-2.525	-2.110	Reject
AAL-OXP91		2
ALS-OXQ90	24.88	16	24.825	0.326	-0.676	-2.131	Accept
AAL OXQ90	24.88	4	24.949	0.477	0.288	-3.182	Accept
ALS-SG56	1.027	41	1.018	0.032	-1.764	-2.021	Accept

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Standard	Standard Value	Count	Mean	Std. dev.	T- statistic	T 0.95	Comment
ALS-SN60	8.596	55	8.419	0.222	-5.900	-2.005	Reject
AAL-SN60	8.596	169	8.630	0.175	2.562	-1.974	Reject
ALS SP59	18.12	38	17.646	0.468	-6.238	-2.026	Reject
AAL-SP59	18.12	12	18.117	0.266	-0.042	-2.201	Accept
ALS-SQ48	30.25	16	29.963	0.401	-2.865	-2.131	Reject
ALS-SQ70 Au	39.62	9	41.378	6.693	0.788	-2.306	Accept (one outlier)
ALS-SQ70 Ag	159.5	10	160.2	4.59	0.482	-2.262	Accept
AAL-SQ70 Au	39.62	12	38.62	3.006	-1.150	-2.201	Accept
AAL-SQ70 Ag	159.5	11	157.21	3.741	-2.027	0	Reject (one outlier)
AAL-SP72 Au	18.16	10	18.10	0.196	-0.981	-2.262	Accept
AAL-SP72 Ag	83.01	10	81.34	1.262	-4.191	-2.262	Reject
AAL-SQ83	30.64	5	29.46	0.631	-4.117	-2.776	Reject
ALS-SQ83	30.64	15	29.947	0.426	-6.308	-2.145	Reject

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Figure 11-24 AAL FCRDLOW01

Au [ppm]
2.50
2.00
1.50
1.00
0.50
0.00
0
20
40
60
80
100
Sample Sequence
FA-PB30-ICP
FA-PB50-ICP
FA-PB60-ICP
GRAV Au(G)
GravAu50
GRAVAu60
Expected Value
Sample Mean

Figure 11-25 ALS OXN92

Au [ppm]
9.00
8.50
8.00
7.50
7.00
6.50
6.00
0
5
10
15
20
25
30
Sample Sequence
Au-AA23
Expected Value
Sample Mean

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Figure 11-26 AAL OXN92

8.50
8.30
8.10
7.90
7.70
7.50
7.30
7.10
6.90
6.70
6.50
Au [ppm]
0
5
10
15
20
Sample Sequence
GRAV Au(G)
GravAu50
GRAVAu60
FA-PB30-ICP
FA-PB50-ICP
Expected Value
Sample Mean

Figure 11-27 ALS OXP91

17.00
16.50
16.00
15.50
15.00
14.50
14.00
13.50
13.00
12.50
12.00
Au [ppm]
0
2
4
6
8
10
12
14
16
18
Sample Sequence
Au-GRA21
Expected Value
Sample Mean

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Figure 11-28 ALS OXQ90

25.60
25.40
25.20
25.00
24.80
24.60
24.40
24.20
24.00
Au [ppm]
0
2
4
6
8
10
12
14
16
Sample Sequence
Au-AA25
Au-GRA21
Expected Value
Sample Mean

Figure 11-29 AAL OXQ90

25.80
25.60
25.40
25.20
25.00
24.80
24.60
24.40
24.20
Au [ppm]
0.0
1.0
2.0
3.0
4.0
5.0
Sample Sequence
FA-PB50-ICP
GravAu50
Expected Value
Sample Mean

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Figure 11-30 ALS SG56

1.20
1.15
1.10
1.05
1.00
0.95
0.90
0.85
0.80
Au [ppm]
0
5
10
15
20
25
30
35
40
Sample Sequence
Au-AA23
Au-AA25
Expected Value
Sample Mean

Figure 11-31 ALS SN60

10.00
9.50
9.00
8.50
8.00
7.50
7.00
Au [ppm]
0
10
20
30
40
50
Sample Sequence
Au-AA23
Expected Value
Sample Mean

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Figure 11-32 AAL SN60

Au [ppm]
10.50
10.00
9.50
9.00
8.50
8.00
7.50
7.00
0
20
40
60
80
100
120
140
160
180
Sample Sequence
GRAV Au(G)
GravAu50
GravAu60
FA-PB50-ICP
FA-PB30SF
Expected Value
Sample Mean

Figure 11-33 ALS SP59

Au [ppm]
18.50
18.00
17.50
17.00
16.50
16.00
0
5
10
15
20
25
30
35
40
Sample Sequence
Au-AA25
Au-GRA21
Expected Value
Sample Mean

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Figure 11-34 AAL SP59

19.00
18.80
18.60
18.40
18.20
18.00
17.80
17.60
17.40
17.20
17.00
Au [ppm]
0.0
2.0
4.0
6.0
8.0
10.0
12.0
14.0
Sample Sequence
FA-PB50-ICP
GRAV Au(G)
GravAu50
GRAVAu60
Expected Value
Sample Mean

Figure 11-35 ALS SQ48

30.80
30.60
30.40
30.20
30.00
29.80
29.60
29.40
29.20
29.00
Au [ppm]
0
2
4
6
8
10
12
14
16
Sample Sequence
Au-GRA21
Expected Value
Sample Mean

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Figure 11-36 ALS SQ70 Au

60.00
55.00
50.00
45.00
40.00
35.00
Au [ppm]
0
1
2
3
4
5
6
7
8
9
10
Sample Sequence
Au-GRA21
ME-GRA21
Expected Value
Sample Mear

Figure 11-37 AAL SQ70 Au

45.00
40.00
35.00
30.00
25.00
20.00
15.00
10.00
5.00
0.00
Au [ppm]
0.0
2.0
4.0
6.0
8.0
10.0
12.0
14.0
Sample Sequence
FA-PB50-ICP
GravAu50
Expected Value
Sample Mean

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Figure 11-38 ALS SQ70 Ag

195.00
185.00
175.00
165.00
155.00
145.00
135.00
125.00
Ag [ppm]
0
1
2
3
4
5
6
7
8
9
10
Sample Sequence
Ag-AA62
Ag-OG62
Ag-GRA21
ME-GRA21
Expected Value
Sample Mean

Figure 11-39 AAL SQ70 Ag

165.00
160.00
155.00
150.00
145.00
140.00
135.00
130.00
125.00
120.00
Ag [ppm]
0.0
2.0
4.0
6.0
8.0
10.0
12.0
14.0
Sample Sequence
GravAg50
Expected Value
Sample Mean

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Figure 11-40 ALS SQ83

30.80
30.60
30.40
30.20
30.00
29.80
29.60
29.40
29.20
29.00
Au [ppm]
0
2
4
6
8
10
12
14
16
Sample Sequence
Au-GRA21
Expected Value
Sample Mean

Figure 11-41 AAL SQ83

31.00
30.50
30.00
29.50
29.00
28.50
28.00
Au [ppm]
0.0
1.0
2.0
3.0
4.0
5.0
6.0
Sample Sequence
GravAu50
Expected Value
Sample Mean

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Figure 11-42 AAL SP72 Au

18.50
18.40
18.30
18.20
18.10
18.00
17.90
17.80
Au [ppm]
0.0
2.0
4.0
6.0
8.0
10.0
12.0
Sample Sequence
FA-PB50-ICP
GravAu50
Expected Value
Sample Mean

Figure 11-43 AAL SP72 Ag

83.50
83.00
82.50
82.00
81.50
81.00
80.50
80.00
79.50
79.00
Au [ppm]
0.0
2.0
4.0
6.0
8.0
10.0
12.0
Sample Sequence
ICP-28
GravAg50
Expected Value
Sample Mean

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11.7. Opinion on the Adequacy of the Sampling Methodologies

Project staff have shown a solid understanding with regard to management of the sampled material and associated digital data. The methods of handling the drilled material, both physically and electronically, are acceptable for use in an analysis of the potential mineral resource.

11.7.1. Sampling Protocol Issues

Prior to 2015, electronic data was rudimentarily compiled in a series of Excel spreadsheets. This method of storing and editing data is susceptible to multiple errors throughout the data management process. Some minor errors were identified during the data verification process, such as occasional overlaps in the FROM-TO intervals. Errors that were identified were subsequently corrected manually in the spreadsheets. Beginning in 2015, AcQuire database software was implemented for data management. AcQuire is less susceptible to human error, contains robust data validation capabilities, and maintains the data in a more archival format. Klondex intends to import historic data into AcQuire. The Authors have verified both the AcQuire and historic data sets.

There are Systems Administrators currently planning and implementing an enterprise system solution for data management linking servers through VPN connection and implementing a user-protected access to folders.

As of the date of this Report, a direct assay certificate-to-database-values audit has upheld the integrity of the data for this Report.

11.7.2. Standards and Blanks Performance Issues

Duplicate assay checks performed by AAL showed no bias, while those of ALS had minor biasing. This may be the result of too few duplicate check assays available for review, and the database needs to be enlarged. Additionally, the samples chosen for duplicates are all below the cutoff grade for the deposit, and this program should be expanded to include higher grade samples as well. A third lab should be engaged to perform duplicate assays on samples originally assayed at one of the other labs as another means of quality assurance.

The blank data collected and used by Klondex does not present any underlying problems with sample handling, assay methods or laboratories. As a matter of routine, whenever a blank assay outside of acceptable limits is received, the entire assay set should be re-assayed, and the initial results replaced with the succeeding results.

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Review of assay standards sets shows AAL to have smaller deviations than ALS, however, the results do not show any problems with the underlying data.

The authors’ opinion is that Klondex’s current QAQC program, for sampling protocols, is managed in an acceptable manner. QAQC verification does not indicate any underlying deficiencies in the database.

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12.     Data Verification

The authors analyzed the sample data used in the mineral resource estimation to verify its suitability for use in this TR. The dataset includes records of drilled and channel-sampled material collected from 2004 through June 2015. Beginning in 2015, Klondex implemented its new AcQuire database. Data collected prior to 2015 is maintained in Microsoft Access. Mr. Jesse Gauthier, Klondex Database Administrator, merges the Access and AcQuire data into csv files for import into Maptek Vulcan ISIS databases by Mr. Anthony Bottrill, Klondex Senior Resource Geologist. Mr. Bottrill provided the authors with a copy of the ISIS databases for drill samples and channel samples. The authors chose a representative subset of at least five percent of the ISIS data, and requested the corresponding raw data source files from Klondex. The accuracy of the data was verified by comparing the values in the ISIS databases to the values in the original source files. The raw assay data contained in the source files has been determined adequate for use in the mineral resource estimation as discussed in Section 11.5.

Two ISIS databases were used to estimate the mineral resource: one database was compiled from drilled material and the other from channel-sampled material. The drilled material dataset contains data from surface holes drilled from March 2004 through June 2015 and from underground holes drilled from September 2011 through June 2015. The channel sample dataset contains data collected from April 2013 through June 2015.

12.1. Results of Drill Data Review

The four categories of data reviewed for the drill dataset are collar location surveys, down-hole surveys, assays and geology.

•	Collar location surveys reviewed: 76 surveys of underground hole collars and one surface collar survey were reviewed, representing about 9% of the holes in the dataset;

•	Downhole surveys reviewed: 50 downhole surveys of underground holes and 24 downhole surveys of surface holes were reviewed, representing about nine percent of the holes in the dataset;

•	Geology review: geology logs were checked for 88 underground holes and 212 surface holes, representing about 36% of the holes in the dataset; and

•	Assay review: original assay result certificates were reviewed for 117 underground holes and 149 surface holes, representing about 32% of the holes in the database.

Table 12-1, below, summarizes the numbers and percent of drill holes reviewed for this report:

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Table 12-1 Data Review Summary Drilled Material

Datasets for:	Total drill holes	Holes: Collar Survey reviewed	Holes: Downhole Survey reviewed	Holes: Geology reviewed	Holes: Assay certificates reviewed
UG Core	523	76	50	88	117
Surface Core/RC	313	1	24	212	149
Totals	836	77	74	300	266
Percent of population reviewed:		9%	9%	36%	32%

12.1.1. Collar Location Checks

The authors compared 21 underground collar survey reports to collar easting, northing, elevation and TD values in the database and found 100% correlation for holes drilled since August 2012. Collar locations of underground holes drilled prior to August 2012 are considered reliable as discussed in Section 10.1.2.

The authors compared one surface collar survey report to the collar easting, northing, elevation, and TD values in the database and found 100% correlation for holes drilled since 2012. A majority of the surface holes were drilled prior to the 2013 surface collar re-survey; surface collar locations for holes drilled before 2012 are considered reliable as discussed in Section 10.1.1.

12.1.2. Downhole Survey Checks

The authors compared 50 downhole survey reports for underground holes with the depth, azimuth and dip values in the database. Some data mismatches exist between the raw azimuth data and the azimuth column of the database because the downhole survey apparatus used prior to 2014 did not automatically adjust for local declination. Geologists adjusted the declination before entering the data in the master spreadsheet. Declination was adjusted correctly for all reviewed holes, yielding a 100% correlation.

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The authors compared 24 downhole survey reports for surface holes with the depth, azimuth and dip values in the database. A total of 595 records were checked and 24 mismatches were found, yielding a 96% correlation. The authors consider the data to be reliable.

12.1.3. Geology Checks

The authors compared geology logs for 88 underground holes and 212 surface holes to the database. A direct correlation between the original logs and the current Klondex database is complex because geology codes were updated in 2014 and codes for holes logged prior to 2014 were updated in multiple ways. Some codes were converted through data correlation, some were re-assigned new codes based on the geologists’ detailed descriptions in the comments field, and some holes were manually re-logged using the new codes. Each of these geological logging systems was reviewed by the authors, and the results validate the geology in the Klondex database. The vein flag, which is the component of the database which directly affects the resource model, was found to have 100% correlation for holes reviewed.

12.2. Results of Channel Sample Data Review

The authors reviewed 238 channels, representing about 10% of the 2,322 channels in the ISIS channel sample database. The channels were chosen at random while generally attempting to select a representative subset. The authors requested the raw data, which is in the form of the geologist’s daily face sheets, for the 238 selected channel samples. Mr. Ben Hinkle, Klondex Senior Production Geologist, provided scans of the face sheets. The three categories of data reviewed for the channel sample dataset are location, assays, and geology.

12.2.1. Location Measurement Check

The authors compared the location of the channel in Vulcan software with the distance measured by the geologist in the mine heading and recorded on the face sheet. No channels were found out of place. The authors also viewed all channels relative to the asbuilt in 3-D in Vulcan as described in Section 10.1.3 to check for consistency. The authors consider the channel locations to be acceptable for use in the mineral resource estimation.

12.2.2. Geology Check

The authors compared geology data recorded on the face sheets to geology data in the ISIS database and found the data to be congruent. No errors were found in the vein flag portion of the data. The authors consider the geology data in the channel database to be acceptable for use in the mineral resource estimation.

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12.2.3. Assay Check

The authors reviewed assays for 238 channels, about 10% of the channels in the channel database.

A total of 874 samples in the channel database, comprising about eight percent of the samples, lack silver values. Samples with missing silver values are from the earlier part of the channel sampling program and are generally restricted to the first cuts on the Joyce Vein and Vonnie Vein. The effect of the missing data on the resource estimation is largely restricted to depleted material. The volume and spacing of data, coupled with the fact that the silver-gold ratio is less than one, minimizes the effect of the missing silver values.

Table 12-2, below, summarizes the numbers of channels reviewed for this report:

Table 12-2 Data Review Summary Channel Sampled Material

Datasets for:	Total channels	Channels: Location measurements reviewed	Channels: Geology reviewed	Channels: Assay certifficates reviewed

Channels	2,322	238	238	238

Percent of population reviewed:		10%	10%	10%

The authors consider the assay data in the channel database to be acceptable for use in the mineral resource estimation.

12.3. Summary of Database Verification

For each data set used in the mineral resource estimation, at least five percent of the data was verified against original source data. The data review verified that historic and current drill, channel and control samples are acceptable. In particular, the accuracy of the assay data has been quantified by independent review of 32% of drill holes and 10% of channels by direct correlation with assay certificates from accredited laboratories (drill samples) and accredited and local production laboratories (channel samples).

The drilling (fc_resource_20150708. dhd.isis) and sampling (fc_20150710_combined.chn.isis) ISIS databases, which contain data compiled by Klondex between March 2004 and June 2015, comply with standards prescribed by CIM protocol for use in mineral reserve estimates.

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13.     Mineral Processing and Metallurgical Testing

13.1. Early Test Work

A summary of the cyanidation test work conducted on twelve samples discussed in the 2011 NI 43-101 Technical Report by W. Raven, E. Ullmer, and G. Hawthorn is shown below in Table 13-1.

Table 13-1 Summary of Cyanidation Test Results from 2011 Technical Report

Sample		Drill		Head Grade		Test	Grind	Duration	Au
ID	Zone	Hole	Interval	Au (g/t)	Au (opt)	Type	Size	(hrs)	Recovery
1	North Main	FC0401		2.0	0.058	CIL			75.9%
2	North Main	FC0403		14.5	0.423	CIL			80.0%
3	North Main	FC0405		34.6	1.009	CIL			60.1%
5	North Main	FC0402	905-910	37.1	1.082	STD	25%-200M		33.2%
5	North Main	FC0402	905-910	37.1	1.082	STD	90%-200M		81.6%
C4	North Main	FC0528	1450-1470	7.8	0.227	STD	80%-60M	48	72.6%

7	Main	FC0413	850-855	109.0	3.178	STD	25%-200M		74.4%
7	Main	FC0413	850-855	109.0	3.178	STD	90%-200M		98.7%
C1	Main	FC0419	777-780	37.4	1.091	STD	80%-70M	48	88.2%

C3	West Main	FC0515	925-935	116.4	3.394	STD	80%-65M	48	86.8%

4	Far North-New North	FC0415	850-855	10.0	0.292	STD	25%-200M		14.0%
4	Far North-New North	FC0415	850-855	10.0	0.292	STD	90%-200M		15.8%
6	Far North-New North	FC0415	830-835	10.8	0.315	STD	25%-200M		29.5%
6	Far North-New North	FC0415	830-835	10.8	0.315	STD	90%-200M		54.5%
C5	Far North-New North	FC0418	895-915	6.1	0.178	STD	80%-65M	48	45.4%
C6	Far North-New North	FC0522	1040-1050	20.1	0.586	STD	80%-80M	48	77.2%

13.2. 2013 Test Work

Metallurgical test work was conducted by McClelland Laboratories (MLI Job #3834) on two samples taken from the underground development to determine the amenability of the Project material to gravity and/or cyanidation treatment. Composite sample FCM1 was taken from material stockpiled during the development of the 5400 and 5370 crosscuts. Sample 3834-01 was generated by compositing coarse assay rejects from the face sampling on the Joyce 5400 N.

Each sample was milled to 80% minus 212 micrometers (µm) and processed through a laboratory Knelson concentrator to determine precious metal recovery via gravity concentration. The tailings from the Knelson concentrator were reground to 80% minus 75µm. Direct cyanidation tests (96-hour bottle roll tests) were then conducted on the gravity tailings to determine precious metal recovery and reagent consumption. Results of the test work are shown in the Table 13-2 below.

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Table 13-2 Combined Metallurgical Results, Gravity/Cyanidation Tests, 80% -212 υm Feed (Grav.), Reground to 80% -75 υm (CN)

					g/tonne					Reagent Consumption
		Recovery % of Total			Extracted			Head Grade		kg / tonne
		Grav.	CN (Grav.		Grav.	CN
Composite		Conc.	Tail)	Combined	Conc.	Leach	Tail	Calculated	Assayed	NaCN	Lime
3771 Composite FCM1	Au	19.6%	75.3%	94.8%	2.24	8.61	0.59	11.44	15.00	0.16	5.0
Sample 3834-91	Au	54.4%	44.7%	99.0%	80.80	66.33	1.42	148.55	157.07	0.24	3.1
3771 Composite FCM1	Ag	14.4%	67.8%	82.2%	1.30	6.100	1.60	9.00	6.00
Sample 3834-91	Ag	44.6%	44.8%	89.4%	44.40	44.600	10.5	99.50	115.00

Results indicate that both samples were readily amenable to gravity and/or cyanidation treatment. Gold and silver recoveries achieved from composite sample FCM1 were 94.8% and 82.2%, respectively. Gold and silver recoveries achieved from sample 3834-01 were 99.0% and 89.4%, respectively. Cyanide consumptions were low, averaging 0.20 kg/million tons (Mt) material.

13.3. 2014 Test Work

In early 2014, nine drill core composite samples from the West Zone were submitted to McClelland Laboratories (MLI Job #3870) for metallurgical testing to determine the amenability of the Fire Creek West Zone material to direct cyanidation and gravity/cyanidation treatment.

Each composite was milled to 80% minus 75µm, and direct cyanidation tests (bottle roll tests) were then conducted to determine precious metal recovery and reagent consumption. Results from the test work are shown in the Table 13-3 below.

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Table 13-3 Summary Metallurgical Results, Bottle Roll Tests, Fire Creek West Zone Drill Core Composites

		Au	g Au/mt ore				Ag	g Ag/mt ore				Reagent Requirements
Test		Recovery,			Calculated	Head	Recovery,			Calculated	Head	kg/mt mineralized material
Number	Composite	%	Extracted	Tail	Head	Assay	%	Extracted	Tail	Head	Assay	NaCN Cons.	Lime Added
CY-1	3870-1	96.0	34.88	1.46	36.34	46.10	94.1	17.4	1.1	18.5	30.3	0.17	0.8
CY-2	3870-2	94.9	20.23	1.08	21.31	26.18	74.9	12.8	4.3	17.1	26.2	0.39	5.6
CY-3	3870-3	89.8	6.66	0.76	7.42	10.28	67.4	6.4	3.1	9.5	15.3	0.33	6.9
CY-4	3870-4	96.9	14.51	0.46	14.97	12.51	76.9	1.0	0.3	1.3	1.9	0.17	7.6
CY-5	3870-5	93.2	38.28	2.80	41.08	30.30	56.3	57.4	44.6	102.0	92.5	0.28	3.7
CY-6	3870-61)	66.9	3.92	1.94	5.86	7.67	81.2	22.9	5.3	28.2	36.8	12.16	20.5
CY-7	3870-7	84.0	22.32	4.24	26.56	30.33	57.8	17.0	12.4	29.4	35.7	0.38	3.6
CY-8	3870-8	82.1	60.94	13.30	74.24	63.33	71.7	34.0	13.4	47.4	36.9	0.31	2.4
CY-9	3870-9	98.7	48.41	0.62	49.03	73.87	83.5	27.8	5.5	33.3	50.3	0.34	4.2

Notes:

1.	Problems encountered with high viscosity, low D.O. and low free cyanide levels. Switched to mechanically agitated leach @ 2.0 g NaCN/L, 25% Solids at 20 hours, initiated are sparge at 24 hours.

Results indicate that all but one (Composite #3870-6) of the samples were readily amenable to direct cyanidation treatment. Gold recoveries achieved from the eight composite samples ranged from 82.1% to 98.7% . Silver recoveries achieved from the eight composite samples ranged from 56.3% to 94.1% .. Cyanide consumptions were low, averaging 0.30 kg/Mt material.

Problems were encountered during direct cyanidation testing of composite #3870-6 due to high viscosity, low dissolved oxygen content and low free cyanide levels. This composite was transferred to a mechanically agitated leach apparatus to complete the test. Gold and silver recoveries achieved from composite #3870-6 were 66.9% and 81.2%, respectively. Cyanide and lime requirements for this sample were very high.

After direct cyanidation testing was complete, two master composites were prepared for gravity/cyanidation testing. A high-grade master composite (HG master comp) was prepared by combining the coarse rejects from Composites 3870-5 and 3879-6. A mid-grade master composite (MG master comp) was prepared by combining coarse rejects from Composites 3870-2, 3870-3 and 3870-4.

Each master composite was milled to 80% minus 300µm and processed through a laboratory Knelson concentrator to determine precious metal recovery via gravity concentration. The tailings from the Knelson concentrator were reground to 80% minus 75µm. Direct cyanidation tests (96-hour bottle roll tests), with and without lead nitrate addition, were then conducted on the gravity tailings to determine precious metal recovery and reagent consumption. Results of the test work are shown in Table 13-4 and Table 13-5 below.

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Table 13-4 Gold Metallurgical Results, Whole Mineralized Material Gravity Concentration with Cyanidation of the Gravity Cleaner and Rougher Tailings

	Weight , % of Total					g Au/mt mineralized material
	Lead		Combined
	Nitrate	Gravity	Cl. & Ro.		Ball Mill	Gravity	Extracted		Calc.	Predicted
Composite	Added	Cl. Conc	Tail	Total	Clean Out	Cl. Conc	(CN)	Tail	Head	Head
3870-29 (HG Master Comp.)	No	0.21	99.79	100.0	0.14	10.416	19.79	2.70	33.05	30.32.
	Yes	0.21	99.79	100.0	0.14	10.416	17.60	2.54	30.70

3879-30 (MG Master Comp.)	No	0.26	99.74	100.0	0.02	4.68	10.45	0.69	15.84	12.54
	Yes	0.26	99.74	100.0	0.02	4.68	8.50	0.73	13.93

				Au Distribution % of Total					kg/mt ore
			Ball Mill	Cl.	Extracted				NaCN	Lime
Composite			Clean Out	Conc	(CN)	Combined	Tail	Total	Cons.	Added
3870-29 (HG Master Comp.)			0.4	31.5	59.9	91.4	8.2	100.0	0.31	3.5
			0.5	33.9	57.3	91.2	8.3	100.0	0.31	3.5

3879-30 (MG Master Comp.)			0.1	29.5	66.0	95.5	4.4	100.0	0.09	6.5
			0.1	33.6	61.0	94.6	5.3	100.0	0.15	6.7

Table 13-5 Silver Metallurgical Results, Whole Mineralized Material Gravity Concentration with Cyanidation of the Gravity Cleaner and Rougher Tailings

		Weight , % of Total				g Ag/mt mineralized material
	Lead		Combined
	Nitrate	Gravity	Cl. & Ro.		Ball Mill	Gravity Cl.	Extracted		Calc.	Predicted
Composite	Added	Cl. Conc	Tail	Total	Clean Out	Conc	(CN)	Tail	Head	Head
3870-29 (HG Master Comp.)	No	0.21	99.79	100.0	0.12	7.056	31.43	25.45	64.06
	Yes	0.21	99.79	100.0	0.12	7.056	48.00	11.28	66.45

3879-30 (MG Master Comp.)	No	0.26	99.74	100.0	0.06	2.184	7.48	3.29	13.02
	Yes	0.26	99.74	100.0	0.06	2.184	6.48	3.39	12.12

				Au Distribution % of Total
			Ball Mill	Cl.	Extracted
Composite			Clean Out	Conc	(CN)	Combined	Tail	Total
3870-29 (HG Master Comp.)			0.2	11.0	49.1	60.1	39.7	100.0
			0.2	10.6	72.2	82.8	17.0	100.0

3879-30 (MG Master Comp.)			0.5	16.8	57.5	74.3	25.3	100.0
			0.5	18.0	53.5	71.5	28.0	100.0

Results indicate that both master composites were readily amenable to gravity/cyanidation treatment. Gold and silver recoveries achieved from the HG master composite were 91.4% and 60.0%, respectively, without lead nitrate, and 91.2% and 82.8% with lead nitrate addition. Gold and silver recoveries achieved from the MG master composite were 95.5% and 74.3%, respectively, without lead nitrate, and 94.6% and 71.3% with lead nitrate addition.

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14.     Mineral Resource Estimates

14.1. Introduction

The Fire Creek mineral resource was estimated in accordance with The Canadian Institute of Mining, Metallurgy and Petroleum’s CIM Definitions Standards for Mineral Resources and Mineral Reserves, adopted by CIM Council on May 10, 2014 (CIM 2014). This estimate updates the previous Mineral Resource Estimate effective December 31, 2014 (Odell et al, 2015) and includes all of the new drilling, channel sampling, and underground geological mapping completed since that date. This estimate and depletion is effective June 30, 2015.

All data coordinates are measured in the Nevada State Plane Central Zone, NAD83 feet truncated to the last six whole digits. All quantities are given in imperial units unless indicated otherwise.

The gold and silver mineralization at the Project was estimated using the Vulcan modeling software. The estimate was performed by Anthony Bottrill, Senior Resource Geologist for Klondex and reviewed by the authors of this TR. The vein solid models were interpreted from core photo review, assay data, underground mapping, and lithology logging from drilling and channel samples. No strict grade cutoff was honored, but care was taken to ensure that only vein material was modeled regardless of the grade.

Vulcan Version 9.1 software was used in all aspects of the modeling process. The Inverse Distance Cubed (ID3) estimation method was used, with validations making use of the Nearest Neighbor (polygonal) method and Discrete Gaussian change of support method for comparison purposes. Future resource updates plan to incorporate Ordinary Kriging (OK) estimation methods of individual veins where sufficient close spaced channel samples have been taken through previous mining to calculate robust variograms.

14.2. Database and Compositing

During 2015, Klondex began managing their drillhole and channel data in an AcQuire database. At the time of the resource update, only holes drilled in 2015 were managed by AcQuire. Pre-2015 holes were still managed within a Vulcan ISIS database. CSV format files were exported from the AcQuire database for collar, survey, lithology, and assay tables of the 2015 holes. These were imported into a Vulcan ISIS database using a LAVA script. The Lava script ensured the database was loaded consistently each time. The pre-2015 and post-2015 databases were merged into a single Vulcan ISIS drillhole database for use in the resource update. Subsequent to the resource update, all pre-2015 holes will be loaded into, and validated in AcQuire so that future updates will consist of a single export and import of the entire drillhole dataset from AcQuire. The gold and silver assays are converted from g/t to opt in the AcQuire database by multiplying by 34.2857.

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Assay intervals were “flagged” to their interpreted vein using a coding system in the assay table. These vein codes were used in both building the initial vein solid, and in subsequent grade estimation. Samples were composited into a single weighted average value spanning the width of the vein or ten feet, whichever was less. Ten-foot composites were generally only created when a drillhole was drilled sub-parallel to the vein orientation. Where possible, holes are drilled perpendicular to the vein orientation.

14.2.1. Assays

This analysis used 836 surface and underground drill holes and 2,322 channel sample sets. The composites of all flagged assays were used for statistical analysis and estimation. No channels were eliminated for any reason. Drillhole intercepts were only ignored in the case where a drillhole intersecting a vein proximal to subsequent silled channel samples was shown to be inaccurate. In this case the vein coding of the drillhole sample was preceded by the letter “O” so that the vein intercept was acknowledged as existing, but designated to be ignored due to replacement by underground channel data (for example DH_K would become ODH_K). Table 14-1 summarizes the overall quantity of data available by type and the quantity flagged that could be used in the estimation.

Table 14-1 Summary of Drill Hole and Channel Samples

	Not Flagged by Veins			Flagged by Vein Models				Total
	No.	Length	Length	No.	Length	Length	Length	No.	Length	Length
Type	Holes	Drilled	Sampled	Holes	Drilled	Sampled	Flagged	Holes	Drilled	Sampled
Drill	174	182,304	175,047	662	398,187	395,336	12,731	836	580,491	570,383
Channel	76	470	470	2,246	17,265	17,265	5,281	2,322	17,735	17,735

Drill hole and channel sample locations relative to the vein models are shown in Figure 14-1 and Figure 14-2.

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14.2.2. Lithology

The rock types identified in the lithology logging are shown in Table 14-2. In addition to core photos, intervals logged as vein or structure along with assay values were used to identify veins.

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Table 14-2 Lithology Codes

Lithology Code	Description
OVB	overburden
SEDS	sedimentary
OPAL	opalized sinter
INT	intrusive
STR	structure
FLT	fault
VN	vein
BAS	basalt
BX	breccia
TUFF	tuff
ND	no data

The core logging shows that there is an upper and lower tuff unit within the basalt. Figure 14-3 is a long section through the deposit showing the tuff in blue and the basalt in light green. Figure 14-4 and Figure 14-5 show the same section with the tuff and previous vein models.

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14.2.3. Compositing

The assays were composited on ten-foot downhole interval lengths honoring the vein intersections. Therefore, the assays within the veins were separated from the lower grade values outside of the veins. This compositing method usually calculated a single composite across the vein interval as most vein intercepts are less than ten feet in length. Where the interval within the vein was longer than ten feet, more than one composite was created.

14.3. Geology and Vein Modelling

The basalt and tuff units were modeled but not used in the block model. These rock units do not seem to impact vein location or mineralization as the veins cross through basalt and tuff. Displacement of the rock units indicates faulting, both pre and post mineralization, which helps in understanding local geology and guiding exploration.

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Forty eight vein sets were modeled on two main northwest linear trends separated approximately 1,300 feet east to west. Figure 14-6 below shows the simplified structural framework relating to the major orientations seen in the mine. These orientations and the overall structural setting guide the vein interpretations and understanding of the controls on ore shoot formation. A number of the vein sets are made up of numerous (two or three) splay veins that split and merge along strike. They were modelled to reflect this as it relates to cymoid looping and the competency of the main basalt host. The main vein orientations recognized represent extension and shear orientations of the overall structural framework for the area. These include:

•	330° type structures, which include the Joyce Vein and have dominant extension components, and
•	010° type structures, which include the Karen Vein and Vonnie Vein and have dominant shear orientations.

This structural fabric represents fractals that are seen on all scales from the mining face, to mine site, to regional structures. Mining and channel sampling has occurred on the Joyce Vein, Vonnie Vein, Karen Vein and Hui Wu Vein at the center of the east trend.

A LAVA scripted grid modelling workflow was used to model the Fire Creek vein sets. Grid modelling is applicable to modelling narrow, continuous geological features such as precious metal veins and coal seams. Grid modelling creates a surface by interpolating a regular grid of points over a modelling area. These grid points are combined with the input intercepts to create output triangulation models that represent the vein hanging wall and footwall contacts. The contacts are combined to create a valid solid triangulation for use in building the resource block model. Figure 14-7 outlines the vein modelling process.

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The data processing steps automated by the scripted process can be summarized as follows:

1.	Set the vein to be modelled, its overall dip and dip direction, and the drillhole and channel databases to be used;
2.	Extract the hanging wall (HW) and footwall (FW) vein intercepts from the drillhole and channel databases;
3.	Combine interpreted or surveyed HW and FW points to control the vein model interpretation where required. Figure 14-8 shows HW points in red and FW points in yellow;

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4.	Use the dip and dip direction settings to rotate the intercepts to a semi-flat plane (grid modelling works in plan view);
5.	Use inverse distance to model HW and FW grid surfaces from the input data and perform grid mathematics to ensure HW grid points are always above FW grid points (i.e. there are no overlaps);
6.

Create a triangulation of the HW contact that combines the grid model points with the input intercepts to ensure the final surface is snapped to the input data. Repeat this process for the FW contact. Modelling specific settings are attached as attributes to the triangulations and also written to a text file for future auditing. Figure 14-9 shows the triangulated HW and FW surfaces;

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7.

Produce boundary polygons of the vein contact surfaces to create a boundary triangulation that can then be appended to the vein contacts to create a valid solid triangulation. In Figure 14-10, the surfaces have been combined to form a solid;

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8.	Un-rotate the triangulations and intercepts back to their true spatial location; and
9.	Clip the solid vein triangulation to the topography and other vein surfaces as required.

Clipping priorities and overall orientations for all veins are listed in Table 14-3.

Table 14-3 Vein Orientation and Clipping Priorities

Vein Nomenclature		Orientation
Vein Name	Vein Code	Dip	Dip Direction

				Clipping Surfaces
Vonnie	VV	80	263	topo+vj3.hw
Joyce	VJ	86	65	topo
Karen	VK	80	85	topo+vj1.fw
Karen9	VK9	80	85	vk1.fw
Hui Wu	V36	73	79	topo+vk3.hw+vj1.fw
Honeyrunner	V20	85	85	topo+v18.fw
Vein3 and low grade halo	V03	80	261	topo+vj1.fw
Vein4 and low grade halo	V04	70	255	topo+lv03.hw
Vein5	V05	80	85	v20b.hw+v18a.fw
Vein6	V06	80	247

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Vein Nomenclature		Orientation		Clipping Surfaces
Vein Name	Vein Code	Dip	Dip Direction
Vein7	V07	80	256	topo+vj3.hw
Vein8	V08	80	253	topo+vv3.fw
Vein9	V09	84	60
Vein10	V10	50	257
Vein11	V11	75	264	vk3.hw+v38a.hw+v36a.fw
Vein12	V12	85	255	v39a.hw
Vein13	V13	90	70	topo+vj1.fw+v40b.hw
Vein14	V14	90	61	topo+vj1.fw
Vein15	V15	90	75
Vein16	V16	87	227
Vein18	V18	75	75	topo+vk1.fw
Vein19	V19	90	70
Vein21	V21	85	75
Vein22	V22	86	65
Vein23	V23	80	260
Vein24	V24	80	258
Vein25	V25	77	248
Vein26	V26	75	253
Vein27	V27	81	253	topo+v26.fw
Vein28	V28	74	65
Vein29	V29	70	75
Vein30	V30	72	70
Vein31	V31	80	75	topo+v18a.fw+v20a.fw
Vein32	V32	90	96
Vein33	V33	67	240	vv1.fw+vv2.hw
Vein35	V35	70	253
Vein37	V37	80	85	vk1.fw+v18b.hw
Vein38	V38	85	264	vk3.hw+v36a.fw
Vein39	V39	87	257	topo+vj1.fw+v14a.fw+v36b.hw
Vein40	V40	77	79	topo+vj1.fw+v14a.fw+v36b.hw
Vein41	V41	85	75
Vein42	V42	84	89
Vein43	V43	85	270	v05.+v18a.fw+v05.hw
Vein44	V44	80	271	vv1.hw+vj3.hw+v18a.fw
Vein45	V45	75	73
Vein46	V46	85	270	v43.fw+vk9+v18a.fw+v05.hw+v43.fw+v42.fw
Vein51	V51	80	267	topo+v22b.hw
Vein53	V53	85	295	vv1.hw+vj3.hw

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A low grade halo is present immediately adjacent to the veins in some areas. This material is usually represented as a stock work of quartz veining, breccia, or porous basalt or intrusive rock. Adjacent to Vein 3 and Vein 4, this low grade mineralization represents a continuous breccia zone present in holes along strike and down dip. In this area the low grade halo was interpreted using core photos and grade variation. The thickness of this low grade material around the vein structure varies and can occur either on the footwall, hanging wall, or both. The higher grade vein structure was modelled separately to the lower grade halo.

Where channel samples are present, channel samples may replace drillhole samples in generating the vein model as drillhole intercepts may be found to be locally inaccurate. Drillholes to be ignored are designated with an “O” prefix and in this way channel samples will take precedence over drilling.

14.4. Density

A density value of 0.0774 tons per cubic foot was assigned to all vein and low grade mineralization. This value is supported by 15 samples collected on the Joyce Vein and Vonnie Vein and analyzed by SGS Laboratories in Elko, Nevada. Density sampling was routinely being taken as part of the bulk sampling program, future updates will incorporate this additional density data for determining the representative densities to be applied to the model.

14.5. Statistics

Drill hole and channel composite samples were grouped according to vein and univariate statistics calculated for each sample type and group. The summary statistics are shown in Table 14-4 through Table 14-7. Boxplots are shown in Figure 14-11 through Figure 14-14.

Table 14-4 Vein Gold Drill Hole Composite Statistics

	Min	Q1		Q3		Mean
	(Au	(Au	Median	(Au	Max	(Au	St	No.
Vein	opt)	opt)	(Au opt)	opt)	(Au opt)	opt)	Dev.	Samples
Vonnie	0.000	0.002	0.024	0.141	41.113	0.531	2.658	458
Joyce	0.000	0.004	0.031	0.201	108.221	0.813	4.957	764
Karen	0.000	0.002	0.017	0.192	16.941	0.432	1.295	468
Karen9	0.000	0.002	0.008	0.039	1.130	0.088	0.207	69
Hui Wu (V36)	0.000	0.004	0.020	0.173	30.605	0.421	2.178	373
V20	0.000	0.002	0.013	0.153	63.712	0.650	5.180	152
V03	0.001	0.069	0.127	0.190	1.429	0.168	0.186	145
V04	0.000	0.004	0.036	0.097	0.199	0.055	0.058	28
V05	0.000	0.002	0.006	0.021	16.099	0.244	1.742	86
V06	0.006	0.008	0.202	1.044	1.598	0.527	0.609	10

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	Min	Q1		Q3		Mean
	(Au	(Au	Median	(Au	Max	(Au	St	No.
Vein	opt)	opt)	(Au opt)	opt)	(Au opt)	opt)	Dev.	Samples
V07	0.000	0.002	0.002	0.018	2.633	0.098	0.450	33
V08	0.000	0.001	0.004	0.026	1.683	0.053	0.167	195
V09	0.012	0.034	0.198	0.634	1.732	0.435	0.579	8
V10	0.000	0.000	0.002	0.103	0.205	0.046	0.065	27
V11	0.001	0.004	0.011	0.197	1.425	0.169	0.319	42
V12	0.000	0.002	0.006	0.133	1.505	0.132	0.331	20
V13	0.000	0.009	0.076	0.178	25.349	0.456	2.650	91
V14	0.000	0.003	0.010	0.060	27.433	0.451	2.531	123
V15	0.215	0.218	0.274	1.033	1.739	0.625	0.644	4
V16	0.135	0.135	0.212	0.288	0.288	0.212	0.076	2
V18	0.000	0.004	0.015	0.088	3.763	0.144	0.434	202
V19	0.001	0.015	0.033	0.111	1.307	0.116	0.242	30
V21	0.000	0.002	0.005	0.024	3.617	0.125	0.467	83
V22	0.000	0.001	0.019	0.203	2.269	0.170	0.378	43
V23	0.000	0.000	0.137	0.161	1.383	0.162	0.286	23
V24	0.000	0.111	0.283	0.597	7.030	0.863	1.747	15
V25	0.001	0.028	0.113	0.295	4.930	0.576	1.382	11
V26	0.000	0.002	0.083	0.231	1.167	0.160	0.259	20
V27	0.000	0.004	0.039	0.222	0.735	0.141	0.197	14
V28	0.000	0.005	0.104	0.211	1.175	0.204	0.307	13
V29	0.000	0.023	0.147	0.249	0.303	0.142	0.112	11
V30	0.000	0.002	0.132	0.229	1.281	0.291	0.444	12
V31	0.000	0.003	0.011	0.072	3.209	0.141	0.419	132
V32	0.000	0.042	0.102	0.257	0.578	0.177	0.206	5
V33	0.000	0.003	0.056	0.106	0.489	0.109	0.161	7
V35	0.000	0.001	0.018	0.110	0.180	0.048	0.064	14
V37	0.000	0.003	0.010	0.065	6.463	0.150	0.624	137
V38	0.000	0.004	0.010	0.044	5.196	0.103	0.510	125
V39	0.000	0.002	0.009	0.035	3.103	0.080	0.312	338
V40	0.000	0.003	0.011	0.029	17.439	0.148	1.359	164
V41	0.000	0.002	0.006	0.056	0.828	0.068	0.146	70
V42	0.000	0.002	0.008	0.050	0.922	0.060	0.138	76
V43	0.001	0.002	0.005	0.018	0.403	0.031	0.074	48
V44	0.000	0.002	0.007	0.021	1.784	0.054	0.210	89
V45	0.134	0.174	0.292	0.373	0.400	0.275	0.109	3
V46	0.001	0.002	0.007	0.019	2.347	0.081	0.379	37
V51	0.000	0.001	0.099	0.785	1.894	0.467	0.663	12
V53	0.000	0.006	0.011	0.020	0.170	0.026	0.041	29
Totals						0.355		4,861

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Table 14-5 Vein Gold Channel Composite Statistics

	Min	Q1		Q3		Mean
	(Au	(Au	Median	(Au	Max	(Au	St	No.
Vein	opt)	opt)	(Au opt)	opt)	(Au opt)	opt)	Dev.	Samples
Vonnie	0.001	0.119	1.548	15.805	653.136	23.581	65.667	642
Joyce	0.001	0.260	1.306	4.010	471.000	6.357	26.350	1,259
Karen	0.001	0.224	1.730	4.890	68.636	4.282	7.324	902
Hui Wu (V36)	0.001	0.036	0.352	1.895	35.400	1.850	4.015	250
Totals						8.997		3,053

Table 14-6 Vein Silver Drill Hole Composite Statistics

	Min	Q1		Q3	Max	Mean
	(Ag	(Ag	Median	(Ag	(Ag	(Ag	St	No.
Vein	opt)	opt)	(Ag opt)	opt)	opt)	opt)	Dev.	Samples
Vonnie	0.001	0.026	0.100	0.292	84.293	0.685	4.565	458
Joyce	0.001	0.008	0.118	0.396	91.839	0.887	5.249	764
Karen	0.001	0.033	0.100	0.300	6.761	0.349	0.827	468
Karen9	0.001	0.022	0.100	0.100	0.408	0.101	0.089	69
Hui Wu (V36)	0.001	0.100	0.100	0.267	20.000	0.406	1.732	373
V20	0.001	0.100	0.100	0.232	14.800	0.312	1.234	152
V03	0.007	0.083	0.242	0.462	6.563	0.405	0.670	145
V04	0.007	0.007	0.015	0.083	0.502	0.102	0.163	28
V05	0.001	0.088	0.100	0.100	0.400	0.099	0.071	86
V06	0.020	0.068	0.627	1.240	1.622	0.687	0.619	10
V07	0.007	0.100	0.100	0.100	1.900	0.150	0.316	33
V08	0.001	0.007	0.035	0.100	1.900	0.107	0.256	195
V09	0.007	0.028	0.114	0.386	0.521	0.198	0.190	8
V10	0.007	0.007	0.007	0.062	1.843	0.137	0.358	27
V11	0.001	0.074	0.100	0.193	0.600	0.154	0.146	42
V12	0.007	0.044	0.100	0.319	0.753	0.193	0.194	20
V13	0.001	0.028	0.100	0.200	1.432	0.162	0.234	91
V14	0.007	0.100	0.100	0.282	14.860	0.361	1.355	123
V15	0.111	0.166	0.413	5.712	10.821	2.939	4.554	4
V16	0.025	0.025	0.091	0.158	0.158	0.091	0.066	2
V18	0.001	0.100	0.100	0.184	3.600	0.177	0.302	202
V19	0.007	0.007	0.007	0.021	0.607	0.047	0.115	30
V21	0.001	0.007	0.057	0.123	3.792	0.148	0.426	83
V22	0.001	0.011	0.100	0.274	1.744	0.220	0.350	43
V23	0.007	0.007	0.053	0.216	0.894	0.148	0.209	23

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	Min	Q1		Q3	Max	Mean
	(Ag	(Ag	Median	(Ag	(Ag	(Ag	St	No.
Vein	opt)	opt)	(Ag opt)	opt)	opt)	opt)	Dev.	Samples
V24	0.007	0.199	0.548	1.059	3.996	0.907	1.045	15
V25	0.007	0.007	0.193	0.339	0.380	0.175	0.154	11
V26	0.007	0.007	0.007	0.102	0.560	0.090	0.151	20
V27	0.007	0.007	0.036	0.070	0.671	0.111	0.182	14
V28	0.007	0.007	0.076	0.192	0.781	0.181	0.253	13
V29	0.007	0.105	0.228	0.475	0.585	0.276	0.205	11
V30	0.007	0.007	0.137	0.292	0.753	0.218	0.248	12
V31	0.001	0.100	0.100	0.241	5.837	0.240	0.639	132
V32	0.007	0.007	0.120	0.394	0.648	0.218	0.241	5
V33	0.007	0.018	0.100	0.257	0.300	0.132	0.117	7
V35	0.007	0.007	0.026	0.125	1.027	0.143	0.270	14
V37	0.001	0.100	0.100	0.200	1.500	0.165	0.176	137
V38	0.001	0.027	0.100	0.104	1.500	0.119	0.161	125
V39	0.001	0.100	0.100	0.150	9.000	0.181	0.520	338
V40	0.007	0.079	0.100	0.239	7.563	0.275	0.815	164
V41	0.001	0.007	0.031	0.183	0.825	0.154	0.232	70
V42	0.001	0.070	0.100	0.100	0.300	0.093	0.062	76
V43	0.001	0.100	0.100	0.100	0.187	0.093	0.042	48
V44	0.007	0.019	0.100	0.100	0.900	0.111	0.135	89
V45	0.200	0.262	0.446	0.676	0.753	0.466	0.226	3
V46	0.001	0.099	0.100	0.100	1.500	0.129	0.232	37
V51	0.001	0.007	0.133	0.716	5.163	0.710	1.410	12
V53	0.007	0.030	0.100	0.259	0.600	0.150	0.140	29
Totals						0.385		4,861

Table 14-7 Vein Silver Channel Composite Statistics

	Min	Q1		Q3		Mean
	(Ag	(Ag	Median	(Ag	Max	(Ag	St	No.
Vein	opt)	opt)	(Ag opt)	opt)	(Ag opt)	opt)	Dev.	Samples
Vonnie	0.001	0.050	0.308	5.900	509.000	13.397	42.744	642
Joyce	0.001	0.200	0.800	2.394	185.000	3.727	11.986	1,259
Karen	0.001	0.200	0.979	3.507	57.192	3.323	5.891	902
Hui Wu (V36)	0.001	0.050	0.257	1.200	59.300	1.591	4.934	250
Totals						5.466		3,053

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14.6. Grade Capping

Grade capping for gold and silver was determined individually for the main veins using grade distribution curves and the spatial configuration of high grades within the vein (i.e. where high grades are distributed within cohesive ore shoots, the risk of overestimating mineralization is reduced versus high grades located randomly throughout the vein where risk of overestimation resulting from an isolated high grade sample is considered to be higher).

Grade capping was applied through two methods, dependent on the data spacing and type of sample being used in the estimate. The methods, high yield and top cut, are listed in Table 14-8.

1.

In Measured spacing, both drillhole and channel composites were used in the estimation. The capping method applied was a high yield method, where composites that had a grade above a specified threshold were only used in the estimation if they were within a restricted distance of the block to be estimated. This maintains the grade profile locally (typically in silled areas), but restricts the potential of smearing of metal away from the local area; and

2.

In Indicated and Inferred spacings, only drillhole composites were used in the estimation. The capping method applied was a topcut method, where composites that had a grade above a specified threshold were capped at that threshold but used in estimation to the full extents of the search ellipse. This removes metal from the grade profile locally, but enables the use of that sample in wider spaced drilling to represent the metal of the broader ore shoot. The local metal profile will be refined as infill drilling and eventual silling are undertaken.

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Table 14-8 Capping Methods

Estimation Pass	Data Used	Capping Method	Extent of Influence
Measured	Drillholes + Channels	High Yield	25x25
Indicated	Drillholes Only	Top Cut	Search Ellipse
Inferred	Drillholes Only	Top Cut	Search Ellipse

In addition to grade capping, the influence of high grades was restricted by the identification of ore shoots on the vein prior to estimation (using on-vein domains). Within the vein, high grade ore shoots often have sharp structural contacts with adjacent poorly mineralized parts of the vein. An indicator estimation method was used to assign the ore shoot extents to the block model so that these could be estimated separately from the poorly mineralized parts of the vein. In Figure 14-15, the Joyce Vein is shown color coded according to its ore shoot indicator estimation. Blocks defined by the estimation as part of an ore shoot are colored red, unmineralized areas are colored blue. The estimation is based on composite grades, which are displayed as dots on Figure 14-15 for reference. Composites are colored red if their gold value is above 0.08 opt, blue if their value is below.

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The ore shoot indicator method was assigned to the block model as follows:

1.	For gold, a mineralized composite for underground mining purposes was defined as a sample having a grade greater than 0.08 opt. The threshold for silver was also set at 0.08 opt;
2.	Each vein composite was assigned a “1” if its grade was above the specified threshold, or a “0” if its grade was below;
3.

These one and zero values were estimated into the vein blocks, resulting in an estimated value between “0” and “1” being assigned to the block – this value represents the probability that the block is part of an ore shoot;

4.	If a block had a probability of greater than 40% (or 0.4) then it was determined to be part of an ore shoot. If the value was less than 0.4, the block was assigned as an unmineralized block; and
5.

Blocks defined as part of the ore shoot were estimated for grade separately from blocks defined as unmineralized, using a separate set of composites (the ore shoot estimate may use any sample within the vein, the unmineralized estimate may only use samples within the unmineralized zone). This ensured high grades from an ore shoot could not be used to estimate adjacent unmineralized areas.

The use of an ore shoot indicator complements the capping thresholds used in the grade estimation since high grades are only used to estimate mineralized ore shoot areas of the vein.

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Grade capping values used for the grade estimates of the ore shoots are outlined below in Table 14-9.

Table 14-9 Grade Capping Values for Ore shoots

	Gold Thresholds		Silver Thresholds
	High		High
Vein	Yield	Topcut	Yield	Topcut
VJ1	60	10	60	10
VJ2	20	5	15	5
VJ3	2	1	5	1.5
VV1	100	5	100	5
VV2	25	1.5	25	1.5
VV3	10	1	10	2
VK1	32.5	4	30	4
VK2	15	3.5	15	1
VK3	5	1	3.5	1
LV03	0.1	0.1	0.46	0.46
V03A	0.4	0.4	0.8	0.8
V03B	0.5	0.5	1	1
LV04	0.05	0.05	0.06	0.06
V04A	0.2	0.2	0.2	0.2
V04B	0.2	0.2	0.2	0.2
V13A	4	4	1	1
V13B	0.5	1	1	1
V14A	7.5	5	5	2
V14B	7.5	5	5	1
V18B	1.5	1.5	1	1
V20A	6	2	2	2
V20B	1	1	1	1
V36A	10	5	15	2
V36B	4	1.5	4.5	1.5
V39A	1	1	1	1
V39B	1	1	1	1
V40A	1	1	1	1
V40B	1	1	1	1
All Other Veins	2	2	2	2
Un-Mineralized Vein	N/A	0.2	N/A	0.2

Figure 14-16 through Figure 14-19 are example grade distribution curves for the Vonnie Vein (VV1) as an example of the capping thresholds chosen.

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Figure 14-16 Vonnie Vein Gold Grade Distribution Curve

Gold - Channels + Drillholes
700
600
500
400
300
200
100
0
Grade (opt)
0 5 10 15 20 25 30 35 40 45 50 55 60 65 70 75 80 85 90 95 100
Sample Number

Figure 14-17 Vonnie Vein Gold Grade Distribution Curve

Gold - Drillholes Only
45
40
35
30
25
20
15
10
5
0
Grade (opt)
0 5 10 15 20 25 30 35 40 45 50
Sample Number

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Figure 14-18 Vonnie Vein Silver Grade Distribution Curve

Silver - Channels + Drillholes
600
500
400
300
200
100
0
Grade (opt)
0
5
10
15
20
25
30
35
40
45
50
Sample Number

Figure 14-19 Vonnie Vein Silver Grade Distribution Curve

Silver - Drillholes Only
45
40
35
30
25
20
15
10
5
0
Grade (opt)
0
5
10
15
20
25
30
35
40
45
50
Sample Number

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14.7. Variography

Variograms were calculated using Vulcan software for the gold composites within each of the Vonnie, Joyce, and Karen veins. The closely spaced underground channel samples allow for construction of a meaningful variogram. The variogram gives an indication of the continuity of grade seen for a vein. On each vein, the major direction was modelled as the strike direction, whilst the semi-major direction was modelled as the down dip direction. The minor direction was across the thickness of the vein where one composite exists and therefore is not displayed. The final major and semi-major variogram distances modelled support this approach.

The Karen variogram indicates greater continuity than the Joyce and Vonnie variograms. In addition, the Joyce variogram shows a higher nugget than both the Karen and Vonnie variograms. This is consistent with the results of mining seen to date. The Karen Vein ore shoot has been noticeably more continuous along strike for high grade mineralization. The Joyce Vein, whilst having a significant ore shoot along strike, to date has shown higher variability of grade rapidly changing between high and low grades.

Further development of the variograms through ongoing closely spaced channel sampling will lead to future resource model updates incorporating Ordinary Kriging for grade estimation.

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14.8. Block Model

The block model was constructed using a 3,500-foot by five-foot by five-foot parent block size (XYZ), with sub-blocking in the veins as small as 0.2 feet by five feet by five feet. This modeling method creates a single block across the vein thickness with a tolerance of 0.2 feet (the block model is rotated such that the thickness of the vein represents the Z direction). Therefore, the block width across the vein is within 0.2 feet of the actual width of the vein solid.

The model is rotated with a bearing/dip/plunge of 75/0/270. The block model origin (lower left corner) is 643000E, 763200N, 6500EL. The X length is 1,900 feet, Y length is 7,500 feet and the Z length is 3,500 feet.

Each unique vein name is assigned to a block variable called “structure”. The block model variables are defined in Table 14-10.

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Table 14-10 Block Model Variables

Variables	Default	Type	Description
structure	none	name	structure name
thickness	0	float	thickness
density	0	float	density
au_opt	-99	float	Gold - Grade Estimate (Ounces per Ton)
au_flag	0	byte	Gold - Estimation Flag
au_ndh	0	byte	Gold - Number Drill Holes
au_dist	0	float	Gold - Average Distance to Samples
au_ns	0	byte	Gold - Number of Samples
au_opt_nn	-99	float	Gold - Nearest Neighbor (Ounces per Ton)
ag_opt	-99	float	Silver - Grade Estimate (Ounces per Ton)
ag_flag	0	byte	Silver - Estimation Flag
ag_ndh	0	byte	Silver - Number Drill Holes
ag_dist	0	float	Silver - Average Distance to Samples
ag_ns	0	byte	Silver - Number of Samples
ag_opt_nn	-99	float	Silver - Nearest Neighbor (Ounces per Ton)
aueq	-99	double	Gold Equivalence (Ounces per Ton)
agau	-99	double	Silver:Gold Ratio
au_ind	-99	float	Gold Indicator (Probability)
au_ind_flag	0	byte	Gold Indicator - Estimation Flag
au_ore shoot	waste	name	Gold Ore shoot (ore/waste)
ag_ind	-99	float	Silver Indicator (Probability)
ag_ind_flag	0	byte	Silver Indicator - Estimation Flag
ag_ore shoot	waste	name	Silver Ore shoot (ore/waste)
minability_index	-99	float	Minability Index (3,2,1,0)
mined	insitu	name	Block Status (insitu, sterile, mined)
aueqgt	-99	float	AuEq Grade Thickness (opt per ft)
classname	none	name	Classification (meas, ind, inf)
aueng	0	float	Au Engineering
ageng	0	float	Ag Engineering
aueqeng	0	float	AuEq Engineering
plan_dil	0	float	Planned Dilution
thick	0	float	Vein Thickness
mine_thick	0	float	Mining Thickness
gradethick	0	float	Grade Thickness
mine_tons	0	float	Mined Tons
aueq_dil	0	float	Diluted AuEq
matl	none	name	Material Type
depth	0	float	Depth from Topography Surface (ft)
hole_type	-99	float	Hole Type (rc=0,diamond/channel=1)
volume	-	predefined

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Variables	Default	Type	Description
xlength	-	predefined
ylength	-	predefined
zlength	-	predefined
xcentre	-	predefined
ycentre	-	predefined
zcentre	-	predefined
xworld	-	predefined
yworld	-	predefined
zworld	-	predefined

14.9. Grade Estimation

Gold and silver values were estimated using the ID3 method. The ID3 method was applied in multiple passes defining the extents of the measured, indicated and inferred classifications.

The channel composites were only used for the measured pass, which has a search ellipsoid of 40 feet by 40 feet by 20 feet. This was done to ensure that high grade was not extended further than is supported by the data. This along with the capping strategy limits the range of influence of the high grade channel sample composites.

Anisotropic search parameters for gold were set to the average orientation of the individual veins. Search distances were tailored to the expected spacing of sample composites intercepting the vein models for each estimation pass. The vein’s gold and silver grades were estimated only using composites from within the vein, and low grade blocks were estimated using only low grade composites. The boundary separating the veins and low grade blocks is regarded as a hard boundary with the data in each isolated from the other. Only Vein 3 and Vein 4 were estimated for low grade halo zones.

The estimation search parameters are shown in

Table 14-11. The search ellipse orientations were orientated to the vein orientations outlined in Table 14-3.

Table 14-11 Estimation Search Parameters by Resource Category

	Parent			Major	Semi	Minor	Min	Max	Sample Spacing
Pass	X	Y	Z	(ft)	(ft)	(ft)	Samp	Samp
Measured	5	5	5	40	40	20	4	12	Underground channels typically 10’ x 50’
Indicated	20	20	20	100	100	50	3	12	Infill Drilling typically 50’ x 50’
Inferred	50	50	50	300	300	150	2	12	Exploration Drilling typically 150’ x 150’

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Significant parameters used in the gold and silver estimations included:

1.	Assigning of parent block values to sub-blocks. This ensures the grade tonnage curve of the material estimated matches the support of the drill spacing informing the estimate;
2.	Only composites with a value greater than zero were used;
3.

A minimum of four and maximum of 12 samples were used to estimate measured blocks, a minimum of three and maximum of 12 to estimate indicated blocks, and minimum of two and maximum of 12 to estimate inferred blocks;

4.	Composites were selected using anisotropic distances;
5.

Only composites within the veins were used to estimate blocks within the veins. Estimation of ore shoot identified blocks could use samples on the vein both within the ore shoot and outside of the ore shoot. Estimation of the blocks identified as being outside an ore shoot could only use samples identified as outside the ore shoot.

6.	Grades were capped (high yield search restriction) for measured material;
7.	Grades were capped with a top cut for indicated and inferred material; and
8.	Gold and silver for blocks outside vein solids were not estimated.

14.9.1. Minability Index

To aid mine grade control, a “minability index” was assigned to vein intercepts in core holes. The minability index represents a vein quality designation to identify better quality vein intersections that represent reduced risk for mining. The actual grade of the intercepts do not impact the assignment of the minability index value, only vein quality as determined from the core photos impact it. No minability index was assigned to channel samples. Quality ranks between “0” and “3”, with a 3 being the highest quality designation. In addition to these designations, the code “-99” represents core holes for which no core photos exist or the assignment has not been undertaken to date. In this situation no minability index was definable. Future updates will include a code of “RC” for reverse circulation intercepts where no core photos exist. The minability index was assigned for each vein to the block model through a simple nearest neighbor designation. At the time of this resource update, the minability index had been assigned to underground core holes only. The assignment of this index to all core holes (including surface holes) represents a future improvement.

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Figure 14-23 Minability Code Overview

Code	Vein Quality/Minability
3 Well Developed Structure/Vein	Structure is well developed and should be straight forward for ore control (OC). There is low risk in mining these headings and they should be maximized in terms of base production (>1ft well defined vein) 
2 Developed Structure	Structure is present and should be definable but there may be some challenges to OC (ie numerous narrower splay veins rather than a single coherent structure). These are medium risk headings but should provide solid expected production (~0.25-1ft vein) 
1 Narrow Vein or Poorly Developed Structure	Structure is either narrow or poorly developed and will provide challenges to OC. This may be impacted by significant core loss. These headings will require narrower mining techniques to be employed and should be minimized in terms of expected production (<0.25ft vein and stringers) 
0 No Structure	There may be grade and the alignment of structure through intercepts but the structure is either not visible in the core or extremely poorly developed. This may be impacted by significant core loss. These headings represent the highest risk and should not form the basis of expected production

Where minability indices are similar, the drillholes indicate that most likely the vein development is consistent. Where the minability indices vary between holes, the drillholes indicate that the vein thickness most likely varies significantly along strike and ore shoot development may be highly variable.

The minability indices for the main veins are shown in Figure 14-25 through Figure 14-27. The Vonnie Vein dominantly displays index values of 1 and 2. The minability index indicates a vein thickness that is typically narrow but continuous. This matches mining that has occurred on the vein to date – Vonnie Vein is a narrow but continuous and high grade vein in which narrow mining techniques are required to maximize the grade mined. Joyce Vein typically displays index values between one and three. The vein thickness varies significantly and rapidly along the vein length. This is consistent with mining to date where the vein varies rapidly coming in and out of high grade ore shoots. Karen Vein represents the best developed vein with index values typically between two and three. This is consistent with mining to date where the vein has generally been relatively wide and continuous.

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Figure 14-24 Minability Index Legend for Gold and Silver Grade

-99.000 <= <= -99.000
0.000 <= <= 0.000
1.000 <= <= 1.000
2.000 <= <= 2.000
3.000 <= <= 3.000

Figure 14-25 Vonnie Vein Assigned Minability Index

5500 L
5400 L
5300 L
5200 L
5100 L
5000 L
766500 N
766250 N
766000 N
765750 N
765500 N
765250 N

Figure 14-26 Joyce Vein Assigned Minability Index

5700 L
5600 L
5500 L
5400 L
5300 L
5200 L
5100 L
5000 L
4900 L
4800 L
4700 L
766500 N
766250 N
766000 N
765750 N
765500 N
765250 N
765000 N
764750 N
764500 N

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14.10. Mined Depletion and Sterilization

The block model was depleted by the as-built survey of the underground workings. Blocks within the survey were flagged as “mined”. The grades and the density within the flagged blocks remain intact in order to reconcile with mining. Remnant blocks within the hanging wall or footwall of the veins which are not inside the mine survey but immediately adjacent to it were also flagged as “mined”. Blocks within 100 ft of the topography surface were deemed sterilized for underground mining purposes and were flagged as “sterile”.

The Joyce Vein, Vonnie Vein, Karen Vein, and Hui Wu Vein are the only veins that have been mined as of the effective date of this report. In Figure 14-28 through Figure 14-31, the estimated grade blocks are shown in blue, depleted blocks are shown in red, and sterilized blocks are shown in orange for each vein.

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14.11. Model Validation

The mean gold grades for each vein were compared against a nearest neighbor (representing declustered composites) in Table 14-12. Individual vein comparisons vary depending on sample support and grade variability. The main contributing veins (Vonnie, Joyce, Karen, and Hui Wu) all contain a slightly lower mean grade in the ID3 estimate, this is consistent with the overall result of the estimates which combined are 6.7% lower in grade than the nearest neighbor at 0.21 opt vs 0.226 opt. This lower overall grade is expected due to grade capping and the effect of the sample sharing at the ore shoot contacts. Most major differences are seen in low grade veins. Table 14-13 represents the same data for silver which shows the same general relationships with a combined 3.5% lower overall grade at 0.229 opt vs 0.237 opt.

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Table 14-12 Estimate Comparison for Gold versus a Nearest Neighbor at 0 Cutoff

		Nearest Neighbor						ID3 Estimate
						St						St	Mean
Vein	Min	Q1	Q3	Max	Mean	Dev.	Min	Q1	Q3	Max	Mean	Dev.	Difference
VJ1	0.001	0.002	0.231	471.000	0.741	5.148	0.001	0.011	0.313	301.653	0.656	3.675	-11.4%
VJ2	0.001	0.001	0.123	144.975	0.213	1.673	0.001	0.006	0.139	130.849	0.202	1.039	-5.5%
VJ3	0.001	0.002	0.069	7.190	0.090	0.210	0.001	0.012	0.108	4.850	0.087	0.157	-3.3%
VV1	0.001	0.002	0.088	653.136	1.043	13.179	0.001	0.004	0.135	609.256	1.029	9.540	-1.3%
VV2	0.001	0.001	0.026	131.609	0.209	3.154	0.001	0.002	0.035	129.036	0.194	2.322	-7.1%
VV3	0.001	0.001	0.049	116.000	0.121	2.063	0.001	0.001	0.070	99.389	0.105	1.311	-12.8%
VK1	0.001	0.001	0.119	68.636	0.470	2.248	0.001	0.006	0.226	53.284	0.464	1.775	-1.3%
VK2	0.001	0.001	0.042	40.900	0.300	1.722	0.001	0.005	0.074	39.895	0.298	1.254	-0.9%
VK3	0.001	0.001	0.069	10.706	0.096	0.557	0.001	0.002	0.058	9.674	0.085	0.408	-11.7%
VK9	0.001	0.001	0.016	15.993	0.055	0.462	0.001	0.004	0.020	15.753	0.053	0.361	-3.4%
LV03	0.001	0.012	0.040	0.154	0.028	0.023	0.001	0.017	0.034	0.141	0.028	0.015	-1.5%
V03A	0.001	0.047	0.162	1.429	0.123	0.100	0.002	0.079	0.153	1.166	0.122	0.069	-0.7%
V03B	0.003	0.026	0.286	0.500	0.178	0.164	0.011	0.095	0.231	0.493	0.174	0.112	-2.0%
LV04	0.001	0.009	0.027	0.072	0.020	0.015	0.002	0.011	0.025	0.071	0.019	0.009	-8.5%
V04A	0.001	0.011	0.090	0.153	0.056	0.047	0.001	0.026	0.082	0.145	0.058	0.036	4.8%
V04B	0.001	0.003	0.104	0.199	0.069	0.066	0.002	0.040	0.120	0.191	0.084	0.053	21.5%
V05	0.001	0.001	0.013	16.099	0.058	0.695	0.001	0.006	0.019	16.080	0.051	0.528	-12.2%
V06A	0.006	0.015	0.685	1.598	0.532	0.644	0.007	0.110	0.650	1.596	0.450	0.480	-15.5%
V06B	0.008	1.044	1.044	1.044	0.965	0.274	0.286	0.848	1.007	1.043	0.899	0.179	-6.9%
V07	0.001	0.002	0.047	2.000	0.109	0.400	0.001	0.004	0.035	1.884	0.092	0.283	-16.0%
V08A	0.001	0.002	0.054	1.683	0.060	0.130	0.001	0.004	0.055	1.506	0.049	0.088	-17.8%
V08B	0.001	0.001	0.010	1.082	0.060	0.205	0.001	0.003	0.020	1.033	0.046	0.145	-24.3%
V09	0.012	0.047	1.027	1.732	0.527	0.650	0.012	0.043	0.951	1.732	0.506	0.522	-3.9%
V10	0.001	0.001	0.019	0.182	0.030	0.052	0.001	0.002	0.066	0.167	0.040	0.038	36.0%
V11	0.001	0.002	0.034	1.425	0.098	0.236	0.001	0.004	0.053	1.379	0.088	0.173	-10.2%
V12	0.001	0.002	0.249	1.505	0.176	0.331	0.001	0.003	0.248	1.468	0.155	0.252	-12.2%
V13A	0.001	0.006	0.141	25.349	0.307	1.894	0.001	0.014	0.187	25.215	0.221	1.029	-28.0%
V13B	0.001	0.003	0.095	1.000	0.082	0.162	0.001	0.011	0.142	0.985	0.089	0.121	8.3%
V14A	0.001	0.003	0.078	78.500	0.235	1.844	0.001	0.006	0.027	29.168	0.167	0.942	-28.9%
V14B	0.001	0.002	0.009	69.800	0.165	2.554	0.001	0.003	0.010	50.398	0.122	1.155	-25.7%
V15	0.215	0.215	0.328	1.739	0.495	0.543	0.222	0.275	0.677	1.736	0.537	0.444	8.5%
V16	0.135	0.135	0.288	0.288	0.212	0.076	0.137	0.156	0.273	0.288	0.212	0.057	0.1%
V18A	0.001	0.003	0.089	2.000	0.080	0.225	0.001	0.009	0.053	1.944	0.067	0.163	-17.2%
V18B	0.001	0.002	1.048	1.500	0.436	0.633	0.001	0.003	0.677	1.467	0.308	0.411	-29.5%

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		Nearest Neighbor						ID3 Estimate
						St						St	Mean
Vein	Min	Q1	Q3	Max	Mean	Dev.	Min	Q1	Q3	Max	Mean	Dev.	Difference
V19	0.001	0.023	0.327	1.307	0.169	0.174	0.002	0.039	0.227	1.279	0.140	0.125	-17.3%
V20A	0.001	0.002	0.191	63.712	0.372	2.474	0.001	0.008	0.320	60.480	0.288	1.652	-22.5%
V20B	0.001	0.002	0.032	0.475	0.070	0.127	0.001	0.008	0.066	0.465	0.063	0.091	-10.5%
V21A	0.001	0.002	0.090	2.000	0.171	0.421	0.001	0.005	0.124	1.874	0.156	0.309	-8.8%
V21B	0.001	0.003	0.188	0.585	0.072	0.102	0.001	0.006	0.173	0.293	0.075	0.088	5.3%
V22A	0.001	0.004	0.279	0.902	0.158	0.192	0.001	0.015	0.227	0.854	0.132	0.128	-16.4%
V22B	0.001	0.001	0.218	2.000	0.120	0.237	0.001	0.012	0.151	1.543	0.107	0.170	-11.2%
V23	0.001	0.001	0.158	1.383	0.147	0.237	0.001	0.045	0.157	1.311	0.149	0.194	1.5%
V24	0.001	0.139	0.615	2.000	0.535	0.633	0.001	0.190	0.662	1.999	0.551	0.500	2.9%
V25	0.001	0.064	0.302	2.000	0.361	0.579	0.001	0.082	0.469	1.820	0.365	0.403	1.1%
V26	0.001	0.002	0.226	1.167	0.166	0.273	0.001	0.008	0.211	1.081	0.157	0.203	-5.4%
V27	0.001	0.004	0.170	0.735	0.116	0.129	0.001	0.012	0.185	0.731	0.105	0.088	-9.5%
V28	0.001	0.005	0.200	1.175	0.191	0.273	0.001	0.071	0.223	1.077	0.183	0.192	-4.1%
V29	0.001	0.056	0.251	0.303	0.162	0.114	0.001	0.089	0.215	0.291	0.149	0.080	-8.0%
V30	0.001	0.003	0.217	1.281	0.332	0.469	0.001	0.074	0.377	1.222	0.310	0.338	-6.7%
V31A	0.001	0.003	0.153	2.000	0.233	0.535	0.001	0.009	0.209	1.964	0.219	0.428	-6.1%
V31B	0.001	0.002	0.101	2.000	0.070	0.152	0.001	0.011	0.103	1.181	0.073	0.125	3.3%
V32	0.001	0.056	0.150	0.578	0.154	0.191	0.002	0.058	0.198	0.550	0.157	0.150	1.4%
V33	0.001	0.007	0.099	0.489	0.090	0.122	0.001	0.035	0.152	0.452	0.108	0.098	21.0%
V35A	0.001	0.004	0.110	0.180	0.055	0.070	0.001	0.023	0.092	0.178	0.059	0.040	6.7%
V35B	0.001	0.001	0.001	0.001	0.001	0.000	0.001	0.001	0.001	0.005	0.001	0.001	44.3%
V36A	0.001	0.002	0.159	35.400	0.281	1.492	0.001	0.012	0.171	30.442	0.270	1.059	-3.7%
V36B	0.001	0.002	0.127	11.205	0.152	0.587	0.001	0.009	0.177	11.189	0.155	0.401	2.2%
V37A	0.001	0.002	0.065	2.975	0.068	0.184	0.001	0.008	0.058	2.749	0.057	0.120	-16.1%
V37B	0.001	0.003	0.123	2.000	0.131	0.359	0.001	0.007	0.097	1.725	0.103	0.244	-21.3%
V38A	0.001	0.006	0.045	0.501	0.061	0.116	0.001	0.009	0.056	0.390	0.052	0.078	-14.8%
V38B	0.001	0.006	0.057	0.481	0.047	0.082	0.001	0.011	0.041	0.473	0.044	0.064	-7.4%
V39A	0.001	0.002	0.055	2.820	0.050	0.126	0.001	0.009	0.052	1.937	0.046	0.082	-9.2%
V39B	0.001	0.002	0.023	3.103	0.062	0.190	0.001	0.006	0.026	3.079	0.052	0.146	-16.1%
V40A	0.001	0.004	0.018	0.836	0.028	0.076	0.001	0.008	0.027	0.778	0.028	0.055	0.8%
V40B	0.001	0.002	0.021	17.439	0.114	0.942	0.001	0.009	0.037	16.932	0.084	0.616	-25.7%
V41A	0.001	0.002	0.111	0.828	0.084	0.157	0.001	0.007	0.089	0.532	0.079	0.126	-6.5%
V41B	0.001	0.002	0.028	0.550	0.033	0.079	0.001	0.008	0.035	0.546	0.030	0.054	-9.8%
V42	0.001	0.001	0.008	0.922	0.018	0.071	0.001	0.002	0.018	0.909	0.020	0.054	11.1%
V43	0.001	0.002	0.028	0.403	0.066	0.131	0.001	0.004	0.023	0.341	0.046	0.084	-30.1%
V44A	0.001	0.002	0.021	1.784	0.063	0.238	0.001	0.006	0.033	1.547	0.049	0.147	-21.3%
V44B	0.001	0.007	0.021	0.658	0.030	0.104	0.001	0.008	0.017	0.638	0.027	0.078	-12.1%
V45	0.134	0.292	0.400	0.400	0.291	0.101	0.141	0.227	0.361	0.400	0.288	0.077	-1.0%
V46	0.001	0.003	0.014	2.347	0.030	0.190	0.001	0.006	0.014	2.037	0.027	0.142	-9.6%

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		Nearest Neighbor						ID3 Estimate
						St						St	Mean
Vein	Min	Q1	Q3	Max	Mean	Dev.	Min	Q1	Q3	Max	Mean	Dev.	Difference
V51A	0.001	0.002	1.122	1.894	0.529	0.755	0.002	0.031	0.651	1.888	0.485	0.567	-8.2%
V51B	0.001	0.001	0.449	1.665	0.341	0.523	0.001	0.034	0.718	1.161	0.349	0.399	2.4%
V53A	0.001	0.006	0.019	0.170	0.028	0.043	0.001	0.011	0.034	0.169	0.029	0.027	2.5%
V53B	0.001	0.006	0.016	0.110	0.023	0.034	0.006	0.011	0.041	0.101	0.028	0.018	24.4%
All Veins					0.226						0.210		-6.7%

Table 14-13 Estimate Comparison for Silver Versus a Nearest Neighbor at 0 Cutoff

		Nearest Neighbor							ID3 Estimate
						St						St	Mean
Vein	Min	Q1	Q3	Max	Mean	Dev.	Min	Q1	Q3	Max	Mean	Dev.	Difference
VJ1	0.001	0.007	0.267	185.000	0.536	2.736	0.001	0.013	0.347	130.043	0.491	1.891	-8.4%
VJ2	0.001	0.007	0.254	94.800	0.251	1.105	0.001	0.013	0.303	84.085	0.251	0.755	-0.1%
VJ3	0.001	0.007	0.167	32.800	0.182	0.612	0.002	0.016	0.219	30.245	0.169	0.403	-7.0%
VV1	0.001	0.018	0.268	509.000	0.784	9.076	0.001	0.052	0.284	502.015	0.782	6.315	-0.2%
VV2	0.001	0.007	0.115	161.500	0.273	3.975	0.001	0.020	0.192	157.725	0.255	2.635	-6.6%
VV3	0.001	0.007	0.100	139.500	0.198	2.590	0.001	0.017	0.181	119.103	0.181	1.570	-8.6%
VK1	0.001	0.007	0.222	57.192	0.447	1.776	0.001	0.018	0.332	44.349	0.446	1.409	-0.1%
VK2	0.001	0.007	0.193	31.626	0.283	1.318	0.001	0.014	0.228	30.855	0.271	0.956	-4.2%
VK3	0.001	0.007	0.114	11.564	0.141	0.597	0.006	0.012	0.168	11.528	0.143	0.399	2.0%
VK9	0.001	0.007	0.100	10.280	0.076	0.306	0.001	0.023	0.098	10.127	0.081	0.240	6.6%
LV03	0.003	0.007	0.127	1.130	0.094	0.116	0.003	0.032	0.136	1.108	0.094	0.078	0.3%
V03A	0.007	0.008	0.354	1.556	0.267	0.267	0.007	0.110	0.339	1.478	0.251	0.188	-6.3%
V03B	0.007	0.037	0.473	1.700	0.303	0.287	0.007	0.195	0.457	1.483	0.344	0.215	13.5%
LV04	0.007	0.007	0.050	0.162	0.031	0.026	0.007	0.012	0.042	0.160	0.029	0.018	-5.8%
V04A	0.007	0.007	0.146	0.200	0.066	0.073	0.007	0.028	0.092	0.199	0.066	0.049	0.2%
V04B	0.007	0.007	0.050	0.200	0.051	0.074	0.008	0.039	0.088	0.200	0.072	0.053	41.0%
V05	0.001	0.007	0.100	0.400	0.077	0.077	0.003	0.040	0.117	0.380	0.085	0.055	10.2%
V06A	0.020	0.068	1.600	1.622	0.768	0.708	0.021	0.343	1.110	1.614	0.699	0.492	-9.0%
V06B	0.079	0.922	0.922	0.922	0.858	0.223	0.305	0.763	0.892	0.921	0.804	0.145	-6.3%
V07	0.007	0.100	0.100	1.900	0.195	0.415	0.007	0.083	0.188	1.794	0.195	0.280	0.0%
V08A	0.003	0.007	0.100	1.900	0.125	0.255	0.003	0.019	0.124	1.830	0.107	0.160	-14.4%
V08B	0.001	0.007	0.100	1.808	0.205	0.465	0.002	0.018	0.103	1.726	0.152	0.287	-26.2%
V09	0.007	0.007	0.435	0.521	0.203	0.201	0.008	0.044	0.379	0.521	0.203	0.174	-0.2%
V10	0.007	0.007	0.018	0.395	0.033	0.081	0.007	0.007	0.029	0.506	0.043	0.093	29.9%
V11	0.001	0.029	0.100	0.600	0.126	0.144	0.007	0.044	0.149	0.532	0.116	0.103	-8.0%
V12	0.007	0.082	0.353	0.753	0.216	0.201	0.007	0.087	0.301	0.734	0.203	0.147	-5.8%
V13A	0.001	0.034	0.178	2.278	0.144	0.214	0.003	0.045	0.160	2.263	0.134	0.151	-7.2%
V13B	0.001	0.012	0.100	1.900	0.127	0.178	0.001	0.027	0.180	1.722	0.124	0.130	-1.7%

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Ltd.

		Nearest Neighbor						ID3 Estimate
						St						St	Mean
Vein	Min	Q1	Q3	Max	Mean	Dev.	Min	Q1	Q3	Max	Mean	Dev.	Difference
V14A	0.001	0.085	0.265	42.800	0.271	1.117	0.001	0.094	0.221	15.924	0.220	0.510	-18.8%
V14B	0.007	0.052	0.265	34.000	0.226	1.256	0.012	0.080	0.208	24.562	0.204	0.589	-9.7%
V15	0.111	0.222	0.604	2.000	0.608	0.634	0.117	0.369	0.761	1.997	0.647	0.500	6.4%
V16	0.025	0.025	0.158	0.158	0.092	0.066	0.026	0.043	0.145	0.157	0.092	0.050	0.3%
V18A	0.001	0.032	0.173	2.000	0.140	0.224	0.001	0.056	0.170	1.563	0.135	0.138	-3.0%
V18B	0.001	0.029	0.300	0.846	0.189	0.216	0.001	0.053	0.196	0.804	0.162	0.136	-14.2%
V19	0.007	0.007	0.074	0.607	0.119	0.208	0.007	0.019	0.047	0.606	0.079	0.129	-33.2%
V20A	0.001	0.011	0.300	14.800	0.261	0.440	0.007	0.087	0.323	9.847	0.236	0.256	-9.6%
V20B	0.003	0.015	0.200	0.400	0.137	0.104	0.007	0.102	0.185	0.394	0.141	0.074	3.3%
V21A	0.001	0.007	0.172	2.000	0.152	0.312	0.007	0.030	0.191	1.801	0.155	0.212	1.6%
V21B	0.001	0.009	0.128	0.478	0.093	0.098	0.007	0.041	0.154	0.317	0.096	0.069	3.7%
V22A	0.001	0.053	0.312	1.744	0.275	0.354	0.007	0.058	0.347	1.653	0.258	0.253	-6.4%
V22B	0.003	0.021	0.296	1.292	0.191	0.212	0.007	0.064	0.261	1.005	0.182	0.151	-5.1%
V23	0.007	0.007	0.251	0.894	0.162	0.213	0.007	0.024	0.219	0.859	0.148	0.169	-8.6%
V24	0.007	0.350	1.084	2.000	0.807	0.643	0.007	0.479	1.069	1.998	0.805	0.488	-0.3%
V25	0.007	0.007	0.350	0.380	0.174	0.152	0.007	0.022	0.281	0.374	0.165	0.123	-5.2%
V26	0.007	0.007	0.095	0.560	0.085	0.147	0.007	0.009	0.098	0.560	0.080	0.122	-5.4%
V27	0.007	0.007	0.061	0.671	0.057	0.102	0.007	0.011	0.058	0.612	0.063	0.091	9.7%
V28	0.007	0.032	0.153	0.781	0.180	0.243	0.007	0.032	0.279	0.716	0.171	0.195	-4.8%
V29	0.007	0.139	0.499	0.585	0.286	0.195	0.007	0.168	0.392	0.576	0.279	0.138	-2.4%
V30	0.007	0.007	0.298	0.753	0.264	0.256	0.008	0.102	0.315	0.732	0.250	0.185	-5.2%
V31A	0.001	0.007	0.300	5.837	0.230	0.371	0.002	0.027	0.285	4.580	0.234	0.297	1.6%
V31B	0.001	0.007	0.289	1.202	0.131	0.139	0.002	0.029	0.222	0.575	0.141	0.112	8.0%
V32	0.007	0.007	0.309	0.648	0.190	0.225	0.007	0.009	0.318	0.626	0.194	0.194	1.8%
V33	0.007	0.018	0.200	0.300	0.136	0.117	0.008	0.019	0.234	0.299	0.136	0.110	0.5%
V35A	0.007	0.007	0.125	1.027	0.184	0.340	0.007	0.016	0.148	1.014	0.150	0.230	-18.2%
V35B	0.007	0.007	0.007	0.015	0.007	0.001	0.007	0.007	0.011	0.022	0.010	0.003	38.3%
V36A	0.001	0.023	0.184	59.300	0.224	1.043	0.004	0.059	0.202	37.328	0.235	0.764	5.3%
V36B	0.001	0.007	0.183	13.000	0.216	0.720	0.004	0.051	0.268	12.980	0.219	0.467	1.5%
V37A	0.001	0.100	0.200	1.506	0.141	0.124	0.007	0.099	0.186	0.931	0.143	0.085	1.6%
V37B	0.001	0.100	0.229	1.500	0.207	0.257	0.008	0.110	0.259	1.306	0.202	0.156	-2.4%
V38A	0.007	0.035	0.200	0.400	0.117	0.104	0.007	0.043	0.153	0.400	0.105	0.076	-9.9%
V38B	0.001	0.087	0.200	0.500	0.127	0.095	0.008	0.087	0.140	0.486	0.116	0.067	-8.6%
V39A	0.001	0.022	0.114	9.000	0.141	0.295	0.006	0.056	0.166	8.775	0.142	0.228	0.3%
V39B	0.003	0.047	0.115	1.000	0.135	0.192	0.003	0.071	0.140	0.999	0.136	0.143	1.0%
V40A	0.001	0.038	0.178	2.600	0.180	0.239	0.001	0.071	0.217	2.132	0.170	0.170	-5.5%
V40B	0.001	0.022	0.362	7.563	0.260	0.488	0.004	0.068	0.331	7.346	0.234	0.328	-10.2%
V41A	0.001	0.007	0.362	0.825	0.166	0.249	0.003	0.011	0.286	0.799	0.154	0.187	-6.8%
V41B	0.003	0.007	0.129	0.500	0.117	0.144	0.003	0.021	0.174	0.487	0.113	0.110	-3.0%

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		Nearest Neighbor						ID3 Estimate
						St						St	Mean
Vein	Min	Q1	Q3	Max	Mean	Dev.	Min	Q1	Q3	Max	Mean	Dev.	Difference
V42	0.001	0.007	0.100	0.300	0.049	0.050	0.004	0.027	0.077	0.300	0.054	0.040	10.4%
V43	0.001	0.061	0.100	0.187	0.081	0.041	0.004	0.068	0.100	0.186	0.086	0.025	5.0%
V44A	0.007	0.044	0.181	0.900	0.124	0.130	0.007	0.071	0.131	0.786	0.109	0.081	-12.2%
V44B	0.007	0.058	0.100	0.500	0.100	0.099	0.007	0.062	0.109	0.486	0.099	0.067	-0.5%
V45	0.200	0.200	0.753	0.753	0.453	0.239	0.204	0.298	0.600	0.752	0.456	0.180	0.6%
V46	0.001	0.061	0.100	1.500	0.101	0.146	0.011	0.080	0.108	1.402	0.106	0.108	5.8%
V51A	0.001	0.007	1.397	2.000	0.584	0.713	0.007	0.031	1.026	1.393	0.568	0.522	-2.6%
V51B	0.001	0.007	0.200	1.033	0.215	0.319	0.007	0.024	0.417	0.689	0.221	0.226	2.7%
V53A	0.001	0.099	0.300	0.600	0.170	0.145	0.001	0.076	0.265	0.571	0.162	0.126	-4.4%
V53B	0.007	0.035	0.300	0.327	0.159	0.120	0.011	0.123	0.199	0.323	0.159	0.082	-0.1%
All Veins					0.237						0.229		-3.5%

On a local scale, model validation can be confirmed by the visual comparison of block grades to composite grades. A long section of each main vein showing composites superimposed as dots on block grades is shown in Figure 14-33 through Figure 14-38. The color legend of Figure 14-32 is applied to all block and composite grade values for comparative purposes. The legend applies to both gold and silver. Examination indicates good agreement of block grade estimates with the composite grades.

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Further spatial model validation is provided by the swath plots of individual veins. Vonnie, Joyce, and Karen swath plots are presented in Figure 14-39 through Figure 14-50. These plots compare the average grade from ID3 estimations to the NN from within regularly spaced swaths or slices through the vein (both along strike and down dip). Examination of the swath plots shows a reasonable agreement among the gold and silver estimation values.

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Drift Analysis for VV1 - au Y
au_opt Grade
4.0000
3.5000
3.0000
2.5000
2.0000
1.5000
1.0000
0.5000
0.0000
764000
764500
765000
765500
766000
766500
767000
Northing
BM_au_opt_1
BM_au_opt_nn_1

Drift Analysis for VV1 - au Z
au_opt Grade
3.5000
3.0000
2.5000
2.0000
1.5000
1.0000
0.5000
0.0000
4500
4700
4900
5100
5300
5500
5700
5900
Elevation
BM_au_opt_1
BM_au_opt_nn_1

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Drift Analysis for VV1 - ag Y
3.0000
2.5000
2.0000
1.5000
1.0000
0.5000
0.0000
ag_opt Grade
764000
764500
765000
765500
766000
766500
767000
Northing
BM_ag_opt_1
BM_ag_opt_nn_1

Drift Analysis for VV1 - ag Z
1.6000
1.4000
1.2000
1.0000
0.8000
0.6000
0.4000
0.2000
0.0000
ag_opt Grade
4500
4700
4900
5100
5300
5500
5700
5900
Elevation
BM_ag_opt_1
BM_ag_opt_nn_1

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Drift Analysis for VJ1 - au Y
au_opt Grade
5.0000
4.5000
4.0000
3.5000
3.0000
2.5000
2.0000
1.5000
1.0000
0.5000
0.0000
764000 764500 765000 765500 766000 766500 767000 767500 768000
Northing
BM_au_opt_1
BM_au_opt_nn_1

Drift Analysis for VJ1 - au Z
au_opt Grade
1.8000
1.6000
1.4000
1.2000
1.0000
0.8000
0.6000
0.4000
0.2000
0.0000
4500 4700 4900 5100 5300 5500 5700 5900
Elevation
BM_au_opt_1
BM_au_opt_nn_1

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Drift Analysis for VJ1 - ag Y
2.5000
2.0000
1.5000
1.0000
0.5000
0.0000
ag_opt Grade
764000
764500
765000
765500
766000
766500
767000
767500
768000
Northing
BM_ag_opt_1
BM_ag_opt_nn_1

Drift Analysis for VJ1 - ag Z
1.4000
1.2000
1.0000
0.8000
0.6000
0.4000
0.2000
0.0000
ag_opt Grade
4500
4700
4900
5100
5300
5500
5700
5900
Elevation
BM_ag_opt_1
BM_ag_opt_nn_1

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Drift Analysis for VK1 - au Y
au_opt Grade
2.5000
2.0000
1.5000
1.0000
0.5000
0.0000
765000
765500
766000
766500
767000
767500
768000
Northing
BM_au_opt_1
BM_au_opt_nn_1

Drift Analysis for VK1 - au Z
au_opt Grade
3.0000
2.5000
2.0000
1.5000
1.0000
0.5000
0.0000
4500
5000
5500
6000
6500
Elevation
BM_au_opt_1
BM_au_opt_nn_1

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Drift Analysis for VK1 - ag Y
2.5000
2.0000
1.5000
1.0000
0.5000
0.0000
ag_opt Grade
765000
765500
766000
766500
767000
767500
768000
Northing
BM_ag_opt_1
BM_ag_opt_nn_1

Drift Analysis for VK1 - ag Z
3.0000
2.5000
2.0000
1.5000
1.0000
0.5000
0.0000
ag_opt Grade
4500
5000
5500
6000
6500
Elevation
BM_ag_opt_1
BM_ag_opt_nn_1

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The validations discussed above represent comparisons at a 0 grade cutoff. In reality, mining occurs above a cutoff. The grade tonnage curve is used to describe the tons and grade that may be present above a cutoff for mining. Smoothing in the estimate, the spacing of the informing samples, and the continuity of grades within the vein all affect the shape of the estimated grade tonnage curve. The validations presented below in Figure 14-51 through Figure 14-53 represent smoothing checks to understand how the estimates compare to a theoretical global estimate of the grade tonnage curve (grade tonnage curves are applied to the undiluted insitu vein grades). Note that the theoretical estimates are aspatial in nature and hence the estimates and theoretical are not expected to match exactly – differences however may indicate where significant under or over smoothing is present. The Discrete Gaussian change of support method was used in conjunction with variograms and the nearest neighbor data to derive the theoretical grade tonnage curves. The variograms shown in section 14.7 Variography were used for Vonnie Vein, Joyce Vein, and Karen Vein.

The Vonnie Vein estimates have a very similar volume to the theoretical estimates, with a 10-15% higher grade and hence higher metal above most cutoffs. The Joyce Vein estimates are similar in nature to the Vonnie Vein with similar volumes, however the grades and hence metal above cutoff are consistently 10-15% lower. The Karen Vein estimates are consistently higher grade but lower volume above cutoff. This evens out to similar metal but indicates additional smoothing may be warranted in future estimates. All vein estimates display a consistent grade tonnage curve shape with respect to the theoretical estimates.

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Figure 14-51 Smoothing Checks for the Vonnie Vein

Vonnie Smoothing Checks
Mass (tons)
Average Grade (opt)
Cutoff Grade (opt)
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
6
5
4
3
2
1
0
0
0.1
0.2
0.3
0.4
0.5
Sample Volume
Support Volume
Blockmodel Volume
Sample Grade
Support Grade
Blockmodel Grade

Figure 14-52 Smoothing Checks for the Joyce Vein

Joyce Smoothing Checks
Mass (tons)
Average Grade (opt)
Cutoff Grade (opt)
10,000,000
9,000,000
8,000,000
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
5
4.5
4
3.5
3
2.5
2
1.5
1
0.5
0
0
0.1
0.2
0.3
0.4
0.5
Sample Volume
Support Volume
Blockmodel Volume
Sample Grade
Support Grade
Blockmodel Grade

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14.12. Mineral Resource Statement

The narrow vein mining methods practiced at the Project require a minimum stope width of four feet. The veins can vary in thickness from a few inches to over ten feet. Potentially economic mineralization must meet standard cut-off grade criteria as well as a grade thickness criterion before it is included in a mineral resource estimate. Grade thickness is calculated by multiplying the block true width by its equivalent grade. The parameters used in determining the cut-off grade and grade thickness cut-off are listed in Table 14-14.

Table 14-14 Mineral Resource Cutoff Grade Parameters

		Gold	Silver
Sales Price	$/Ounce	$1,200	$19.00
			Included in
Refining and Sales Expense	$/Ounce		Milling
Royalty		1%
Metallurgical Recovery		94%	92%
Operating Costs
Ore Haulage (Portal to Mill)	$/ton	$ 32.66
Direct Processing	$/ton	$ 47.10
Administration and Overhead	$/ton	$ 47.32

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Mining	$/ton		$ 158.75
Total	$/ton		$ 285.82

Gold Equivalent		1	64.54
Unplanned Dilution			10%
Cut-off Grade	Eq. opt		0.256
Minimum Mining Width	feet		4
Grade Thickness cut-off	Eq. opt-ft.		1.126

Mineral resources meeting the dual constraints of cut-off grade and grade-thickness cut-off for each vein are listed in Table 14-15 below.

Table 14-15 Mineral Resource Statement as of June 30, 2015

				AuEq			AuEq
Vein Name	kton	Au opt	Ag opt	opt	Au koz	Ag koz	koz
Measured
Joyce	47.6	1.885	1.241	1.904	89.8	59.1	90.7
Vonnie	10.3	4.030	3.056	4.077	41.7	31.6	42.2
Karen	55.6	2.018	1.590	2.042	112.2	88.4	113.6
Honey Runner	1.5	3.566	0.323	3.571	5.2	0.5	5.2
Hui Wu	10.9	1.257	0.862	1.270	13.8	9.4	13.9
05	0.4	4.164	0.049	4.165	1.7	0.0	1.7
08	0.1	0.736	0.170	0.738	0.0	0.0	0.0
13	0.8	2.139	0.089	2.140	1.8	0.1	1.8
14	3.1	1.008	0.602	1.018	3.1	1.8	3.1
18	0.2	0.330	0.179	0.333	0.1	0.0	0.1
31	0.1	0.344	0.647	0.354	0.0	0.1	0.1
37	0.5	0.565	0.149	0.567	0.3	0.1	0.3
39	0.2	0.393	0.377	0.398	0.1	0.1	0.1
40	0.3	2.960	1.268	2.980	1.0	0.4	1.0
44	0.4	0.353	0.199	0.356	0.1	0.1	0.1
Total Measured	132.2	2.049	1.451	2.072	271.0	191.8	273.9

Indicated
Joyce	130.6	0.684	0.630	0.694	89.4	82.3	90.7
Vonnie	65.9	0.661	0.565	0.670	43.6	37.2	44.1
Karen	35.4	0.651	0.720	0.662	23.1	25.5	23.4
Honey Runner	22.0	0.473	0.300	0.478	10.4	6.6	10.5
Hui Wu	14.9	0.542	0.284	0.546	8.1	4.2	8.1
05	0.8	0.438	0.039	0.439	0.4	0.0	0.4
06	2.0	0.265	0.648	0.275	0.5	1.3	0.6
08	3.5	0.267	0.263	0.271	0.9	0.9	1.0

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				AuEq			AuEq
Vein Name	kton	Au opt	Ag opt	opt	Au koz	Ag koz	koz
12	4.6	0.586	0.289	0.591	2.7	1.3	2.7
13	4.2	0.307	0.050	0.308	1.3	0.2	1.3
14	2.2	0.422	0.105	0.424	0.9	0.2	0.9
18	6.0	0.379	0.196	0.382	2.3	1.2	2.3
21	4.6	0.340	0.357	0.346	1.6	1.7	1.6
22	0.5	0.561	0.374	0.566	0.3	0.2	0.3
28	0.7	0.268	0.052	0.269	0.2	0.0	0.2
30	12.2	0.260	0.181	0.263	3.2	2.2	3.2
31	9.4	0.437	0.255	0.441	4.1	2.4	4.2
37	3.3	0.303	0.223	0.307	1.0	0.7	1.0
39	4.5	0.339	0.349	0.344	1.5	1.6	1.5
40	0.1	0.328	0.168	0.330	0.0	0.0	0.0
41	0.9	0.214	0.211	0.217	0.2	0.2	0.2
44	2.0	0.531	0.242	0.535	1.1	0.5	1.1
46	0.3	0.424	0.324	0.429	0.1	0.1	0.1
Total Indicated	330.6	0.595	0.516	0.603	196.7	170.6	199.4

Measured and Indicated
Joyce	178.3	1.005	0.793	1.017	179.2	141.4	181.4
Vonnie	76.2	1.118	0.903	1.132	85.3	68.9	86.3
Karen	91.0	1.486	1.251	1.505	135.2	113.9	137.0
Honey Runner	23.5	0.666	0.302	0.670	15.6	7.1	15.8
Hui Wu	25.9	0.844	0.528	0.853	21.8	13.7	22.1
05	1.2	1.716	0.043	1.717	2.1	0.1	2.1
06	2.0	0.265	0.648	0.275	0.5	1.3	0.6
08	3.6	0.274	0.262	0.278	1.0	0.9	1.0
12	4.6	0.586	0.289	0.591	2.7	1.3	2.7
13	5.0	0.608	0.056	0.609	3.1	0.3	3.1
14	5.3	0.763	0.394	0.769	4.0	2.1	4.1
18	6.2	0.377	0.195	0.380	2.3	1.2	2.3
21	4.6	0.340	0.357	0.346	1.6	1.7	1.6
22	0.5	0.561	0.374	0.566	0.3	0.2	0.3
28	0.7	0.268	0.052	0.269	0.2	0.0	0.2
30	12.2	0.260	0.181	0.263	3.2	2.2	3.2
31	9.6	0.435	0.261	0.439	4.2	2.5	4.2
37	3.7	0.336	0.214	0.340	1.3	0.8	1.3
39	4.7	0.342	0.350	0.347	1.6	1.6	1.6
41	0.5	2.293	0.989	2.308	1.1	0.5	1.1
44	0.9	0.214	0.211	0.217	0.2	0.2	0.2
46	2.4	0.500	0.235	0.504	1.2	0.6	1.2
Total Meas. and Ind.	462.8	1.011	0.783	1.023	467.7	362.4	473.3

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				AuEq			AuEq
Vein Name	kton	Au opt	Ag opt	opt	Au koz	Ag koz	koz

Inferred
Joyce	242.8	0.582	0.367	0.587	141.2	89.0	142.6
Vonnie	18.0	0.302	0.393	0.308	5.5	7.1	5.6
Karen	73.3	0.363	0.345	0.368	26.6	25.3	27.0
Honey Runner	17.1	0.342	0.188	0.345	5.8	3.2	5.9
Hui Wu	4.2	0.613	0.312	0.618	2.6	1.3	2.6
06	14.1	0.316	0.432	0.323	4.5	6.1	4.6
08	5.4	0.272	0.431	0.278	1.5	2.3	1.5
09	79.3	0.565	0.190	0.568	44.8	15.1	45.0
12	9.6	0.196	0.270	0.200	1.9	2.6	1.9
14	0.1	0.334	0.090	0.335	0.0	0.0	0.0
15	37.9	0.440	0.507	0.448	16.7	19.2	17.0
18	19.1	0.367	0.124	0.369	7.0	2.4	7.0
21	25.5	0.387	0.225	0.390	9.9	5.7	10.0
22	66.1	0.230	0.214	0.234	15.2	14.1	15.4
24	172.6	0.374	0.565	0.383	64.5	97.5	66.1
25	73.7	0.301	0.126	0.303	22.2	9.3	22.3
28	91.8	0.347	0.194	0.350	31.8	17.8	32.1
30	85.0	0.302	0.215	0.305	25.6	18.3	25.9
31	1.8	0.300	0.169	0.303	0.6	0.3	0.6
37	0.1	0.321	0.156	0.323	0.0	0.0	0.0
39	0.2	0.457	0.460	0.464	0.1	0.1	0.1
41	17.2	0.263	0.004	0.263	4.5	0.1	4.5
44	10.0	0.378	0.279	0.382	3.8	2.8	3.8
Total Inferred	1,064.9	0.410	0.319	0.415	436.2	339.5	441.5

Notes:

1.	Mineral resources have been calculated at a gold price of $1,200/troy ounce and a silver price of $19.00 per troy ounce;
2.	Mineral resources are calculated at a grade thickness cut-off grade of 1.126 Au equivalent opt-feet and a diluted Au equivalent cut-off grade of 0.256 opt;
3.	Gold equivalent ounces were calculated based on one ounce of gold being equivalent to 64.53 ounces of silver;
4.	The minimum mining width is defined as four feet or the vein true thickness plus one foot, whichever is greater;
5.	Mineral resources include dilution to achieve mining widths and an additional 10% unplanned dilution.
6.	Mineral resources include allowance for 5% mining losses;
7.	Mineral resources are inclusive of mineral reserves;
8.

Mineral resources, which are not mineral reserves, do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, socio-political, marketing, or other relevant factors; and

9.

The quantity and grade of reported inferred mineral resources in this estimation are uncertain in nature and there is insufficient exploration to define these inferred mineral resources as an indicated or measured mineral resource and it is uncertain if further exploration will result in upgrading them to an indicated or measured mineral resource category.

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15.     Mineral Reserve Estimates

Excavation designs for stopes, stope development drifting and access development were created using Vulcan software. Stope designs were aided by the Vulcan Stope Optimizer Module. The stope optimizer produces the stope cross section which maximizes value within given geometric and design constraints.

Design constraints are for minimum cut-and-fill geometries of six feet wide and ten feet high drifts along strike of the vein, with attack ramps breasting down in waste to access each level of development.

Mining and backfill tasks were created from all designed excavations. These tasks were assigned costs and productivities specific to the excavation or backfill task type. Additionally, the undiscounted cash flow for each task was calculated. All tasks were then ordered in the correct sequence for mining and backfilling. Any task sequence or subsequence that did not achieve a positive cumulative undiscounted cash flow was removed from consideration for mineral reserves. Stope development, necessary to reach reserve excavations and exceeding the incremental cut-off grade shown in Table 15-1, are also included in mineral reserves.

Table 15-1 Mineral Reserves Cut Off Grade Calculation

		Gold	Silver
Sales Price	$/Ounce	$1,000	$15.83
Refining and Sales Expense	$/Ounce	Included in Milling
Royalty		1%
Metallurgical Recovery		94%	92%
Operating Costs
Ore Haulage (Portal to Mill)	$/ton	$32.66
Direct Processing	$/ton	$46.00
Administration and Overhead	$/ton	$28.25
Mining	$/ton	$183.00
Total	$/ton	$289.91

Gold Equivalent		1	64.53
Unplanned Dilution		10%
Incremental Cut Off Grade		0.115
Cut-off Grade	Eq. opt	0.312
Minimum Mining Width	feet	4
Grade Thickness cut-off	Eq. opt-ft	1.371

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Table 15-2 Fire Creek Mineral Reserves as of June 30, 2015

					Au	Ag	Au Equiv.
	Tons			Au Eq	Ounces	Ounces	Ounces
Vein Designation	(000's)	Au opt	Ag opt	opt	(000's)	(000's)	(000's)
Proven Reserves
Joyce	36	1.95	1.31	1.97	70.6	47.5	71.3
Vonnie	5	6.21	4.67	6.28	33.5	25.2	33.9
Karen	53	1.77	1.40	1.80	74.9	74.9	96.0
20	1	5.02	0.113	5.02	6.1	0.1	6.1
36	8	1.37	0.957	1.39	11.1	7.7	11.2
Proven Reserves	105	2.07	1.49	2.10	216.1	155.5	218.5

Probable Reserves
Joyce	71	0.768	0.653	0.778	54.2	46.1	55.0
Vonnie	31	0.730	0.518	0.738	22.6	16.0	22.9
Karen	17	0.797	0.678	0.808	13.5	11.5	13.7
7	0.3	0.347	0.332	0.352	0.1	0.1	0.1
12	2.6	0.729	0.361	0.734	1.9	0.9	1.9
20	2.8	0.284	0.132	0.286	0.8	0.4	0.8
31	0.7	0.566	0.182	0.569	0.4	0.1	0.4
36	10.8	0.455	0.242	0.459	4.9	2.6	5.0
Probable Reserves	136	0.725	0.573	0 734	98.5	77.8	99.7

Proven + Probable Reserves
Joyce	107	1.17	0.877	1.18	124.8	93.7	126.3
Vonnie	36	1.54	1.13	1.56	56.1	41.2	56.7
Karen	70	1.54	1.23	1.56	408.3	86.5	109.7
7	0.3	0.347	0.332	0.352	0.1	0.1	0.1
12	2.6	0.729	0.361	0.734	1.8	0.9	1.9
20	4.0	1.73	0.127	1.73	6.9	0.5	6.9
31	0.7	0.566	0.182	0.569	0.4	0.1	0.4
36	19	0.848	0.548	0.857	16.0	10.4	16.2
Proven + Probable Reserves	240	1.31	0.972	1.34	314.6	233.4	318.2

Notes:

1.	Mineral reserves have been estimated with a gold price of $1,000/ounce and a silver price of $15.83/ounce;
2.	Metallurgical recoveries for gold and silver are 94% and 92% respectively;
3.	Gold equivalent ounces are calculated on the basis of one ounce of gold being equivalent to 64.53 ounces of silver;
4.	Mineral reserves are estimated at a cutoff grade of 0.311 Au opt and an incremental cutoff grade of 0.115 Au opt, and;
5.	Mine losses of 5% and unplanned mining dilution of 10% have been applied to the designed mine excavations.

Fire Creek mineral reserves could be materially affected by economic, geotechnical, permitting, metallurgical or other relevant factors. Mining and processing costs are sensitive to production rates. A decline in the production rate can cause an increase in costs and cutoff grades resulting in a reduction in mineral reserves. Geotechnical conditions requiring additional ground support or more expensive mining methods will also result in higher cutoff grades and reduced mineral reserves.

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The Project has the necessary permits to continue exploration and current operations. Failure to maintain permit requirements may result in the loss of critical permits necessary for continued operations.

The proximity of designed reserve excavations and existing mine workings is illustrated in Figure 15-1.

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16.     Mining Methods

16.1. Mine Development

16.1.1. Access Development

Access to the mining areas will be from haulage drifts, up to 15 feet wide and between 15 to 17 feet high. Drift gradients will vary from – 15% to + 15% to reach the desired elevation. Secondary drifts, spiral ramps and vertical raises will connect the haulage drifts to provide a pathway for ventilation to the surface and serve as a secondary escape way (Figure 16-1).

16.1.2. Ground Support

The ground conditions at the Project are typical of the northern Nevada extensional tectonic environment. Joint spacing varies from a few inches to a foot or more. To date, split sets and Swellex rock bolts along with welded wire mesh have been successfully employed to control all conditions encountered during decline development and stoping. Shotcrete has also been liberally applied to prevent long-term deterioration of the rock mass.

All major access drifts require a minimum of wire mesh and rock bolts for support. Under more extreme conditions, resin anchor bolts, cable bolts, and shotcrete can be used to supplement the primary support. Steel sets and spiling may also be used to support areas with the most severe ground conditions.

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16.1.3. Ventilation and Secondary Egress

Underground mining relies heavily on diesel equipment to extract the mineralized material and waste rock and to transport backfill to the stopes. Diesel combustion emissions will require large amounts of fresh ventilation air to remove the diesel exhaust and maintain a healthy working environment. A combination of the main access drifts and vertical raises to the surface are arranged in a manner to provide a complete ventilation circuit. The mine portal can be used as either an intake or an exhaust. Air movement will be facilitated by primary ventilation fans placed at the surface or underground in strategic locations. Small auxiliary fans and ducting will draw primary ventilation air directly into the working faces.

The ventilation raise connecting the main decline to the surface is approximately 690 feet in length and is entirely lined with corrugated metal pipe to support the ribs and maintain a uniform cross sectional area. Since the vertical extent of the raise exceeds the maximum 300 feet permitted for a continuous ladder way, it has been equipped with an automatic hoist and personnel capsule for evacuating the mine in the event of an emergency.

16.2. Mining Methods

Mining may be completed using end slice stoping with delayed backfill, also referred to as longhole stoping, and drift and fill stoping. The final choice of mining method will depend upon the geometry of the stope block, proximity to main access ramps, ventilation and escape routes, the relative strength or weakness of the mineralized material and adjacent wall rock, and finally the value or grade of the mineralized material. The choice of mining method will not be made until after the stope delineation and definition drilling is completed. Each method will be discussed briefly in the following paragraphs.

16.2.1. End Slice Stoping

End slice, or longhole, stoping has the highest degree of mechanization of the three expected mining methods at the Project, is the lowest cost method and generally provides the lowest total cost per ounce. End slice stoping requires the greatest amount of waste development and can be mined to a minimum width of four feet. The potential for unplanned wall dilution with this method is the greatest.. Figure 16-2 shows a typical end slice stoping arrangement.

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To prepare an area for end slicing, access for the mobile equipment must be developed to each level. Mine utilities for communication, water, electrical power, and compressed air must also be provided through the access development. Level spacing is limited to 40 feet to control dilution and may be increased if vein geometry, ground conditions, and vein thickness are favorable. The minimum level spacing achievable with this method is 30 to 35 feet and is limited by the stability of the intervening pillar between levels. Mining will progress upwards from the lowest level of the stope block. Drilling and blasting will be carried out from the drift above the active stope while the broken mineralized material will be removed from the bottom drift. The loader used for excavation is equipped with line of sight remote control to allow the removal of all blasted rock without exposing the operator to the open stope and the potential risk of ground falls.

The amount of mineralization that can be removed prior to backfilling will be constrained by the strength of the gangue material and jointing present immediately adjacent to the stope. Backfill, consisting of either waste rock or cemented rock fill, will be transported from the surface using the same haulage equipment used to remove mineralized material and waste rock from the mine. Where possible, waste rock will be retained within the mine and placed directly into a stope requiring backfill. The stope will be backfilled from the drift used for drilling and blasting.

Cemented rock fill (CRF), which consists of screened mine waste,, fly ash, and cement will be mixed on the surface and transported underground in the same trucks used to haul blasted rock to the surface. CRF will be placed to create an artificial pillar where additional mining is planned adjacent to or underneath the stope being filled. Normal backfill unconfined compressive strengths (UCS) of 400 to 600 pounds per square inch (psi) will be achieved by blending a mixture containing up to four percent cement and fly ash. When mining is anticipated to occur below the backfilled stope, the UCS of the fill will be increased up to 1,000 psi by adding up to eight percent cementatious binder.

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A typical end slice stoping arrangement at Fire Creek is presented in Figure 16-2. Stope development drifting is planned at six feet wide and ten feet high to accommodate the production drill. Levels are located at 40-foot vertical intervals to control dilution and may be increased as experience is gained in mining the Fire Creek veins. Stope widths have been designed at either four feet or the horizontal vein thickness plus two feet, whichever is greater.

All stope cross sections were calculated using Vulcan stope optimizer software. This software calculates the optimal stope dimensions and orientation within the dip constraints on the hanging wall and footwall as well as the given level spacing.

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16.2.2. Drift and Fill Stoping

This method can be employed where the wall rock is too weak for end slice stoping, the vein dip is less than 50° or where there is variable vein geometry. Cut and fill stoping is the highest cost mining method of the two considered. A typical cut and fill stope arrangement is shown in Figure 16-3.

A drift and fill stope is initiated by driving a waste crosscut from the access ramp to the vein. The cross cut is driven at a negative gradient up to minus 15% in order to reach the lowest elevation of the stope. Drifting along the vein strike progresses in both directions from the cross cut. Drift dimensions are a minimum of six feet in width and 10 feet high. The width can be increased to accommodate wider sections of the vein.

Once the end of the stope is reached, the drift can be backfilled with CRF if there is unmined ore below or with unconsolidated waste backfill (GOB) if mining below is not planned. Once filled, breasting down the waste above the back of the cross cut begins at a gradient sufficient that the sill of the crosscut is now at the same elevation as the back of the preceding drift. This process will be repeated until all the vein within reach from the cross cut has been mined out, and mining will proceed from the next level above.

16.3. Underground Labor

Peak underground work force requirements for the Project are presented in Table 16-1. This estimate was prepared using productivity rates typical for small-scale mechanized mining in North America. The Project will operate 24 hours per day seven days per week. Project operations workforce will be divided into four crews scheduled to work 14 out of every 28 days.

Table 16-1 Underground Workforce 2015 and 2016

Job Classification	Count
Miners	45
Mechanics	15
Supervision	6
Technical Staff	12
Manager	1
Total	79

16.4. Mobile Equipment Fleet

Development drifting averages 18 feet per day for the remainder of 2015 and decreases to five feet per day in 2016 and 2017. Production rates of 250 tons per day (tpd) are planned in the first two years and will decrease to 180 tpd by 2017 unless reserves are increased. Table 16-2 lists the mining fleet necessary to achieve the development and production goals outlined in the mine plan. The majority of this equipment was surplus equipment from the Midas Mine purchase by Klondex in 2014 and is on site. The stope production drill is the only major piece of equipment that has not yet been acquired.

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Table 16-2 Underground Mobile Equipment

	Units on	Additional
Description	Site	Units Req’d
2 boom jumbo	1
Single boom jumbo	1
Bolter	1
6 Yard LHD	1
4 Yard LHD	1
2 Yard LHD	2
15 - 20 ton trucks	2
30 Ton Trucks	2
Stope ring drill		1
Shotcrete pump, robotic spray arm and carrier	1
Shotcrete remix trucks	2

16.5. Mine Plan

The productivities of Table 16-3 represent typical values achieved in northern Nevada for the type and size of excavations planned at the Project. These productivities were used to develop the production plan shown in Figure 16-4 through Figure 16-6 and Table 16-4.

The production plan is premised on the number of available stoping areas as of the date of this TR and does not take into account development of additional stoping areas. Increasing the available labor force or the equipment fleet will not have significant impact on the production rate or anticipated mine life of 4.0 years.

Table 16-3 Heading Productivity

Heading Type	Units	Daily Rate
Capital Development Drift	Feet/day	16
Drop Raise	Feet/Day	5
Stope Development (6 x 10)	Feet/day	21
End Slice (Longhole) Stoping	Ton/day	160
Drift and Fill Stoping	Ton/Day	100
Backfill	Ton/Day	200

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Table 16-4 Annual Production and Development Plan

Calendar Year	2015[1]	2016	2017	2018	Total

Reserves Mined
Proven Ore Mined (000's Tons)	24.9	45.1	35.2	0.0	105.2
Gold Grade (Ounce/Ton)	1.788	2.057	2.242	0.000	2.055
Silver Grade (Ounce/Ton)	1.245	1.530	1.580	0.000	1.479
Contained Gold (000's Ounces)	44.5	92.7	78.9	0.0	216.1
Contained Silver (000's Ounces)	31.0	69.0	55.6	0.0	155.5

Probable Ore Mined (000's Tons)	26.9	54.2	36.7	17.1	134.8
Gold Grade (Ounce/Ton)	0.679	0.603	0.686	1.308	0.730
Silver Grade (Ounce/Ton)	0.518	0.488	0.583	0.942	0.577
Contained Gold (000's Ounces)	18.3	32.7	25.1	22.4	98.5
Contained Silver (000's Ounces)	13.9	26.4	21.4	16.1	77.8

Total Reserves Mined (000's Tons)	51.8	99.2	71.8	17.2	240.0
Gold Grade (Ounce/Ton)	1.212	1.264	1.448	1.307	1.311
Silver Grade (Ounce/Ton)	0.867	0.961	1.071	0.941	0.972
Contained Gold (000's Ounces)	62.7	125.4	104.0	22.4	314.6
Contained Silver (000's Ounces)	44.9	95.4	76.9	16.1	233.4
Contained Gold Equiv. (000's Ounces)	63.4	126.9	105.2	22.7	318.2

Production Mining
Stope Development and Cut and Fill Mining (000's Tons)	15.3	7.0	4.6		26.9
Longhole Stope Mining (000's Tons)	38.4	97.7	69.3	16.2	221.7
Backfill(000's Tons)	59.2	122.6	119.4	34.2	335.4
Waste Mining
Expensed Drift Waste (000's Tons)	4.6	5.1	9.2	3.7	22.5

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Calendar Year	2015[1]	2016	2017	2018	Total
Bench Waste (000's Tons)					-
Expensed Waste (000's Tons)	4.6	5.1	9.2	3.7	22.5
Primary Capital Drifting (Feet)	2,814	636	268		3,717
Secondary Capital Drifting (Feet)	1,110	714	173		1,997
Capital Raising (Feet)	154	1,310	66		1,530
Capitalized Mining (000's Tons)	41.0	27.2	8.9		77.1

Total Tons Mined (000's Tons)	97.4	131.5	89.9	20.9	339.6
Mining Rate (tpd)	529	359	246	57	248

1.	The mine plan for 2015 includes only projections for the period from July 1, 2015 to December 31, 2015.

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17.     Recovery Methods

A local contractor transports mineralized material from the bulk sampling program at Fire Creek to the Midas Mill on public roadways which is a distance of approximately 131 miles. Mineralized material from each mine is segregated through the crushing circuit. The mill has two 500-ton fine ore bins located between the secondary crusher and the ball mill and one bin is dedicated to each mine. Head samples are taken on each reclaim conveyor at regular intervals, and tonnage measured by a belt scale prior to comingling the mineralization streams.

The Midas Mill was constructed in 1997 and has a nameplate capacity of 1,200 tpd. The mill uses conventional grind-leach technology with Counter Current Decantation (CCD) followed by Merrill Crowe precipitation. Doré refining is finalized by Asahi refineries in Salt Lake City, Utah. Midas has performed toll milling periodically since 2008.

17.1. Mill Capacity and Process Facility Flow Diagram

A process facility flow sheet is shown in Figure 17-1. Underground mineralized material extracted and delivered from Fire Creek and the Midas Mine to the run of mine (ROM) pad where it is placed on short term ROM mineralized material stockpiles. Typical mineralized material classifications are: low grade less than 0.3 opt Au or less than six opt silver; high grade (0.3 to 0.5 opt gold or six to 20 opt silver); and ultra-high grade less than 0.5 opt gold or less than 20 opt silver). Separate stockpiles are maintained for each mine. Underground mineralized material is hand-picked on the pad for scrap wire mesh and rock bolts before being fed to the crusher.

Mineralized material is crushed in two stages through a 30-inch by 40-inch primary jaw crusher and 53-inch secondary cone crusher. Both jaw and secondary crusher products are fed to a six feet by 20 feet Nordberg double deck vibrating screen fitted with two-inch top deck and one-half inch bottom deck screen panels to produce a 95% passing one-half inch product. Magnetic material is removed from the crusher screen feed by a continuous self-cleaning belt magnet to protect the cone crusher from damage. Screen undersize is conveyed to one of two 500-ton fine mineralized material bins.

Crushed and screened material is transported from the fine material bins by individual belt feeders into the 10.5 feet by 15 feet rubber lined Nordberg ball mill. The ball mill is charged with a blend of three-inch and two-inch grinding balls to maintain an operating power draw of 800 horse power (HP). Mill discharge pulp is pumped to a nest of four ten-inch Krebs cyclones (three duty, one standby) for classification. Cyclone overflow, at 80% passing 200 mesh, reports to the trash screen. Cyclone underflow reports to a two millimeters (mm) aperture scalping screen, with the screen undersize being distributed by three-way splitter to the ball mill, verti-mill, and gravity circuit. Lead nitrate solution is added to the ball mill feed chute to enhance silver leach kinetics.

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A split of the screened cyclone underflow reports to the 250 HP verti-mill for open circuit grinding with the verti-mill discharge overflowing back to the primary ball mill discharge pump box. The verti-mill is charged with one inch grinding balls. A split of the screened cyclone underflow also reports to the 20-inch Knelson concentrator for gravity gold recovery. The Knelson operates on a 30-minute cycle providing concentrate for cyanidation in the CS500 Acacia Leach Reactor which conducts three 750 to 1,000 kg batch leaches each week. Pregnant solution from the leach reactor reports to the CCD circuit pregnant solution tank.

Cyclone overflow is screened to remove any plastic debris before reporting to a 42.5 feet diameter pre-leach thickener. Thickener underflow at 50% solids is pumped to the leach circuit consisting of eight 28 feet by 30 feet air sparged leach tanks, providing a leach residence time of approximately 90 hours at 600 tons per hour (tph) feed rate. The pH in the first leach tank is maintained at 10.4 to 11.0 through the addition of hydrated lime, produced from the on-site slaking of pebble lime. Sodium cyanide concentration in the second leach tank is maintained at 1.25 grams per liter (gpl).

The leach circuit discharge is pumped to the first of five 42.5 feet diameter CCD thickeners, where the pulp is counter-current washed with barren Merrill Crowe liquor at a wash ratio of approximately 3.2:1. CCD thickener underflow at each stage is maintained at between 50 and 54% solids to maximize wash efficiency.

Pregnant CCD solution at a pH of 11.0 and 400 gallons per minute (gpm) flow rate is fed to one of two disc filters operating in duty/standby mode utilizing diatomaceous earth for clarification. The clarified pregnant solution is then pumped to a packed bed vacuum de-aeration tower, prior to the addition of zinc dust and lead nitrate to precipitate precious metals from solution. The Merrill Crowe solution is then pumped to one of two plate and frame filter presses for sludge recovery. The sludge is collected from a filter press weekly and smelted to produce 5,500 ounce silver and gold doré bars.

Tailings pulp from the last CCD thickener is pumped to the Inco SO2/Air circuit for cyanide destruction. Cyanide destruction is performed in a single 20 feet by 20 feet agitated, air sparged tank providing approximately one hour reaction time. Ammonium bi-sulphite, lime, and copper sulphate as a catalyst are added to the tank on a ratio control basis to achieve target weak acid dissociable (WAD) cyanide permitted levels. Routine picric acid analyses are used by operating personnel to maintain WAD cyanide in the INCO cyanide destruction tank discharge pulp at target levels.

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Following cyanide destruction, the plant tailings pulp is discharged to one of two lined tailings storage facility (TSF) for consolidation and water recovery. Clarified decant pond solution is evaporated or returned to the mill process water tank for reuse in the plant.

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Figure 17-1 Process Facility Flow Sheet (Klondex, 2015)

CRUSHER CIRCUITS
PRE-LEACH THICKENER CIRCUIT
CYANIDE LEACH CIRCUIT
REAGENT MIX/FEED CIRCUITS
REFINERY CIRCUITS
GRAVITY CIRCUIT
TAILINGS MANAGEMENT CIRCUITS
MERRILL-CROWE PRECIPITATION CIRCUITS

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17.2. Physical Mill Equipment

The Midas Mill equipment list is shown in Table 17-1.

Table 17-1 Process Equipment Itemization by Area

Description	Number	Spare	Note	Description	Number	Spare	Note
AREA 350 GRINDING
BIN, MILL TROMMEL REJECTS CS Construction, w/lift lugs, 6.5' x 6.5' x 4'	1			HEATER, MILL FEED CONVEYOR GALLERY w/fan	1		5 kW
CHUTE, BALL TRANSFER	1			LAUNDER, MILL DISCHARGE CS, Rubber Lined	1
CHUTE, FINE ORE BIN DISCHARGE CS Plate Construction, AR Plate Lined	1			PUMP BOX, CYCLONE FEED 6' x 6' x 6'', 1200 gal, CS, Rubber Lined	1
CHUTE, FINE ORE FEEDER DISCHARGE CS Plate Construction, AR Lined	1			PUMP, CYLCONE FEED 550 gpm, 4 x 3, Centrifugal Slurry, VFD, Rubber Lined CS	1	1	50 HP
CHUTE, MILL FEED Includes ball charge attachment, CS Construction, AR Lined	1			SAMPLER, CYCLONE OVERFLOW 223 gpm, single stage slurry cutter, CS Rubber Lined	1		0.5 HP
CHUTE, BALL DISCHARGE CS Plate Construction, AR Plate Lined	1			BELT SCALE, MILL FEED 30 tph, 24", 4 idler weigh bridge	1
CHUTE, MILL TROMMEL COVER CS Plate Construction	1			CYCLONE PACKAGE 2 - DS15LB-1826 Cyclones, radial manifold, w/ launders	2
CHUTE, MILL TROMMEL REJECTS CS Plate Construction	1			DUST COLLECTOR PACKAGE PULSE Air, induction, 5000 cfm, 0.5 psi	1		20 HP
CONVEYOR, MILL FEED 30 tph, troughed rubber type, 36" width, 116' Length, 12' lift, 50 fpm	1		7.5 HP	FEEDER, FINE ORE DISCHARGE Rotary Valve	1		5 HP
FAN, FINE ORE LOWER BUILDING VENT 4000 cfm, Wall exhaust	2		1.0 HP	LUBE SYSTEM, BALL MILL Air operated, w/heater	2		5 kW
FEEDER, FINE ORE 30 tph, 30" width, 29' length, VFD	1		5.0 HP	MILL, BALL 10.5' Diameter, 14' Length, Rubber Lined	1		800 HP

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Description	Number	Spare	Note	Description	Number	Spare	Note
AREA 410 LEACH
Knelson gravity concentrator, 20 inch				CS 500 Acacia leach reactor
AGITATOR, LEACH 109" Diam., Dual Impellers, 8' sch 80 Shaft, 292" Length, CS Construction, Rubber Lined	8		40 HP	SAMPLER, LEACH TAILS 330 gpm, Slurry Cutter	1		0.5 HP
FAN, PRE-LEACH THICKENER VENT 3000 CFM @ 0.25 WG	1		0.5 HP	SCREEN, TRASH 4' X 5', Vibrating	2		2.5 HP
HEATER, PRE-LEACH THICKENER VENT 40,000 BTU, propane	1		35 HP	STANDPIPE, PRE-LEACH THICKENER O/F 2.5' Diam., 20' high, Open Top, CS Construction	1
LAUNDER, LEACH, INTERTANK CS Construction, w/Gate	8			PUMP BOX, CCD FEED SPLIT TO #1 AND #2 600 gal, 4X4X6' w/weirs, CS Construction, Rubber Lined	1
LAUNDER, LEACH, INTERTANK bypass CS Construction, w/Gate	7			PUMP, PRE-LEACH THICKENER AREA SUMP 200 gpm, 2.5" Diam. Vertical Slurry, Rubber Lined	1		7.5 HP
PUMP BOX, LEACH TAILS 6' x 6' x 6', 1200 gal, CS, Rubber Lined	1			PUMP, LEACH THICKENER AREA SUMP 200 gpm, 2.5" Diam. Vertical Slurry, Rubber Lined	1		7.5 HP
PUMP, LEACH TAILS 327 gpm, 4X3, Centrifugal, CS Rubber Lined	2	1	7.5 HP	TANK, LEACH 28' x 30', Open top, CS Construction	8
PUMP, PRE-LEACH THICKENER O/F 533 gpm, 3X4, Centrifugal, CS Construction, Packed Seal	1	1	15 HP	THICKENER, PRE-LEACH 59.5' Diameter, 19.5' Height, Feed well, All Gear, CS Construction	1		15 HP
PUMP, PRE-LEACH THICKENER U/F 330 gpm, 3X4, Centrifugal, CS Construction, Rubber Lined	1		10 HP
AREA 430 CCD THICKENING
FAN, CCD ARE VENT 6000 cfm, Wall Exhaust	4		1 HP	PUMP, CCD THICKENER U/F ADVANCE 160 gpm, 3X4, Centrifugal, CS Construction, Packed Seal	5	5	4.5 HP

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Description	Number	Spare	Note	Description	Number	Spare	Note
HEATER, CCD ARE VENT 20 MBH, Propane w/motor	4		1 HP	SAMPLER, LEACH TAILS 330 gpm, Slurry Cutter	1		0.5 HP
PUMP, LEACH CCD AREA SUMP 200 gpm, 2.5" Diam. Vertical Slurry, Rubber Lined	1		7.5 HP	STANDPIPE, CCD thickener 2.5' Diam., 20' high, Open Top, CS Construction	5
PUMP, CCD THICKENER O/F ADVANCE 300 gpm, 3X4, Centrifugal, CS Construction, Packed Seal	5	1	7.5 HP	THICKENER, CCD 42.5' Diam. 19.5' high, feed well, all gear	5
AREA 450 CYANIDE DESTRUCTION
AGITATOR, CYANIDE DESTRUCTION 121" Diam., Dual Impellers, 10' sch 160 Shaft, 292" Length, CS Const., Rubber Lined	1		125 HP	TANK, CYANIDE DESTRUCTION 20' X 20', Open Top, CS Construction	1
SAMPLER, CYANIDE DESTRUCTION 200 gpm, Slurry Cutter	1		0.5 HP
AREA 470 TAILING HANDLING
PUMP, TAILINGS DISTRUBUTION 420 gpm, 3X4, Centrifugal, CS Construction, Rubber Lined	1		10 HP	PIPE, TAILINGS 8" HDPE, SDR 11	800 ft
PUMP, CCD THICKENER U/F ADVANCE 160 gpm, 3X4, Centrifugal, CS Construction, Rubber Lined	5	1	7.5 HP	PIPE, TAILINGS 12" HDPE, SDR 11	800 ft
AREA 510 MERRILL CROWE
FILTER, CLARIFYING 400 ft2, 210 gpm, 25 ppm solids, 54" diam. X 8', flushing	1		1 HP	PUMP, PREGNANT SOLUTION 600 gpm, 3X4, CS Construction	1	1	30 HP
PUMP, BARREN SOLUTION 600 gpm, 4X8, Centrifugal, CS Construction	1	1	15 HP	PUMP, FILTER FEED 600 gpm, 3X4, CS Construction, flooded mechanical seal	1	1	15 HP

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Description	Number	Spare	Note	Description	Number	Spare	Note
FEEDER, ZINC 50 lb./hr	1			TANK, DEAERATION 3' Diam. X 20' high, 22 in. water vacuum	1
AREA 550 REAGENTS
PUMP, FLOCCULANT METERING 2 gpm, Progressive Cavity	1		1.5 HP	PUMP, ABS METERING 75 gpm, Metering Type, Mechanical Seal	1	1
PUMP, FLOCCULANT METERING 0.5 gpm, Progressive Cavity	5		1 HP	TANK, COPPER SULFATE STORAGE 2900 gal, 8' Diameter X 9'' high, closed, SS Construction	1
PUMP, REAGENT METERING 25 gpm, Metering Type	3	1	1 HP	FLOCCULANT PACKAGE, SELF COONTAINED Includes Agitator, Blower, Bin Feeder, Mixer, Taanks, SS Construction	1		3 HP
AREA 650 UTILITIES
PUMP, PROCESS WATER 1200 gpm, 6X8, CS Construction, Packed Seal	1		125 HP	BLOWER, CYANIDE DETOXIFICATION 1000 cfm, Rotary, Two Stage, Intercooleer, Filter Intake	1		75 HP
BLOWER, LEACH TANK 320 cfm @ 20 psig, Rotary, Two Stage, Intercooler, Filter Intake	1		30 HP

17.3. Operation and Recoveries

Fire Creek mineralization performs quite well under direct cyanidation with daily recoveries as high as 95.1% for gold and up to 95% for silver. The process performance is consistent with gold recovery having a standard deviation of less than two percent. Variances in gold recovery are due to the head grade and grind size, and do not appear to be associated with mineralized material type. The standard deviation of silver recovery is less than four percent with variance due to head grade, grind size, and clay content. Clay enriched mineralization often has higher silver to gold ratios and tend to present recovery difficulties. Recoveries occasionally fall outside the expected distribution because of plant or operating issues. The current grind is 80% passing 200 mesh. The feasibility of producing a finer grind product to improve gold and silver recovery is currently under analysis by Klondex.

17.4. Tailings Storage Capacity

Klondex completed an expansion of the current TSF in late 2015. The remaining capacity in the expanded Midas Phase 4/5 TSF is estimated to be 700,000 tons, as of year-end 2015. A raise on the existing embankment of approximately four feet using an engineered retaining wall was completed in 2015. This expansion option had the advantage of staying inside the existing TSF footprint and was permitted with a minor modification to the existing plan of operations.

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The 2015 performance of the TSF included evaporation of over 60 M gallons of water utilizing fourteen evaporator units.

Currently, 14 evaporators operate 24 hours per day, seven days per week during the peak evaporation season to assist in the evaporation of excess water in the TSF.

17.5. Processing Costs

Midas Mill operating costs from 2012 to 2015 are summarized in Table 17-2.

Table 17-2 Midas Mill Operating Costs

	$/ton			Total Tonnage
Year	Budget	Actual	Variance	Budget	Actual	Variance
2012	$33.12	$35.02	$1.90	373,000	330,000	-43,000
2013	$35.49	$39.05	$3.56	255,600	207,600	-48,000
2014 [1]	$62.53	$57.49	-$5.04	174,425	171,818	-2,607
2015	$56.83	$48.06	-$8.77	215,870	261,290	45,420

Notes:

1.	Klondex became the operator of the Midas Mill on February 11, 2014. Newmont was the prior operator.

The elevated cost per ton for 2013 is likely the result of the inflexibility of fixed costs versus diminished throughput. If the total cash costs are divided by the budgeted tonnage, the average cash cost per ton would be US$32 per ton, which is more in line with the projected costs.

Future processing cost projections reflect 2014 consumption rates and pricing levels for reagents, and electrical power. Adequate water is available from onsite supply wells and the Midas Mine.

17.6. Production

Doré is shipped to the refinery as 5,500-ounce bars that average approximately 3.94% gold and 90.1% silver plus minor constituents, including less than two percent selenium. Table 17-3 provides a monthly summary of the processing at the Midas Mill of mineralized material extracted at Fire Creek under the bulk sampling permit.

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Table 17-3 2014 Fire Creek Mineralized Material Processed at the Midas Mill

	Feb. 1	March	April	May	June	July	Aug	Sept.	Oct.	Nov.	Dec.	2014
Tons (000's)	2.3	5.5	2.7	5.7	6.0	5.7	6.1	5.7	6.8	4.6	4.0	55.0
Au grade	0.765	1.512	0.724	1.030	0.959	1.227	2.061	1.566	1.184	1.215	0.789	1.252
Ag grade	0.77	1.51	0.56	0.75	0.69	1.04	1.82	1.77	1.37	1.44	0.95	1.21
feed Au oz (000's)	1.8	8.3	1.9	5.9	5.7	7.0	12.6	8.9	8.0	5.6	3.2	68.8
feed Ag oz (000's)	1.8	8.3	1.5	4.3	4.1	6.0	11.1	10.0	9.3	6.6	3.8	66.7
% Au Rec.	94.7%	94.5%	99.9%	89.9%	92.7%	94.8%	95.7%	93.1%	93.8%	95.1%	91.8%	94.1%
% Ag Rec	95.7%	94.0%	97.6%	95.8%	92.6%	95.4%	94.5%	97.6%	94.8%	96.2%	94.1%	95.4%
Au oz Rec (000's)	1.7	7.8	2.0	5.3	5.3	6.6	12.0	8.3	7.5	5.3	2.9	64.7
Ag oz Rec (000's)	1.7	7.8	1.6	4.1	3.8	5.7	10.5	9.8	8.8	6.4	3.6	63.7

Note:

1.	Includes only production following the completion of the Midas purchase from Newmont on February 11, 2014.

Table 17-4 2015 Fire Creek Mineralized Material Processed at the Midas Mill

	Jan.	Feb.	March	April	May	June	H1 2015
Tons (000's)	8.1	6.3	6.5	5.2	6.0	8.4	40.5
Au grade	0.888	0.820	1.024	0.796	0.820	1.257	0.9554
Ag grade	0.63	1.01	1.36	1.11	1.34	1.41	1.1335
feed Au oz (000's)	7.2	5.2	6.6	4.1	5	10.5	38.6
feed Ag oz (000's)	5.1	6.4	8.8	5.8	8.1	11.8	46
% Au Rec.	95.0%	92.8%	94.2%	93.5%	95.8%	94.1%	94.6%
% Ag Rec	85.1%	92.8%	93.1%	95%	93.7%	91.6%	92%
Au oz Rec (000's)	6.8	4.8	6.3	3.9	4.8	9.9	36.5
Ag oz Rec (000's)	4.3	5.9	8.2	5.5	7.6	10.8	42.3

Note: Totals may not add due to rounding.

17.7. Midas Mill Operating Permits

The Midas Mill is currently operating under three Air Quality Operating Permits administered by the Nevada Department of Environmental Protection (NDEP) Bureau of Air Pollution Control and one Water Pollution Control Permit administered by the Nevada NDEP Bureau of Water Pollution Control. The permits are discussed in detail in Section 20.

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18.     Project Infrastructure

18.1. Road Access

The Project is easily accessible from paved state highways and from a graded gravel mine access road. The main access passes through a small residential area for about two miles where the speed limit is reduced to minimize any potential impacts on the community. The gravel road can be occasionally impeded by mud in wet or snowy weather.

The state and county roads are well maintained in order to service the ranches and mines in Crescent Valley. Klondex provides some road maintenance assistance to Lander County.

18.2. Power and Electrical Infrastructure

A regional electrical transmission line runs two miles east of the Fire Creek Project. A substation was constructed in 2012 to service the Fire Creek Project. The power line joining the Fire Creek Project to the substation was completed in August 2013, eliminating the need to use generators to supply power for mine operation.

18.3. Water Management and Water Treatment

Klondex manages surface and underground water using a pond system, drainage ditches, and a water treatment plant (WTP). Surface water from precipitation events is diverted away from the Project infrastructure with a series of drainage ditches. Surface water within the disturbance areas is diverted to one of two ponds: the Stormwater Pond and the Dewatering Storage Pond. The ponds have a combined volume of approximately 4.7 million gallons (Figure 18-1). Klondex is commissioning two RIBs, which will also be included in the water management system. When completed, the RIBs are expected to have the capacity to infiltrate up to 3,000 gpm of water meeting the Profile I standard. Permit approval was obtained in June 2014.

Water from underground mining operations that does not meet NDEP Profile I standards (Profile I) is pumped to the Dewatering Storage Pond, which holds a total capacity of approximately 2.8 million gallons. This water is treated through the WTP to meet the Profile I requirement. Brine reject solution from the WTP is stored in the Stormwater Pond, where it is evaporated or shipped off-site for disposal. Treated water from the WTP and water from underground that meets the Profile I standard can be managed in several ways: used for dust suppression on roads and during construction events; infiltrated in the RIBs; or used underground for mining activities.

Klondex has permitted and constructed an artesian well, PW-1, which can provide up to three gpm of fresh water to the Project. Klondex currently holds annual water rights for 283 acre-feet of water. A fire water tank is located above the facilities and gravity flows to hydrants located near the Project buildings.

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18.4. Communication Infrastructure

Internet connectivity is provided by WesNet, via 11GHz licensed Microwave frequency, with a 20Mbps Direct Internet Access (DIA) connection. Cell phone coverage is provided by Verizon Wireless, and the signal is boosted by a Klondex provided network extender.

18.5. Site Infrastructure

Project infrastructure is comprised of two large tented structures, heavy equipment parking areas, several mobile office units, several Conex mobile containers, and lay-down areas. The two-tented structures are used for maintenance of the mobile fleet and other production related equipment. The east bay is designated the mechanical shop. The west bay is divided into an area for lubrication and a wash bay. Several Conex containers and outbuildings are used for storing parts and tools near the maintenance buildings. The electric storage area and diesel storage area are also located near the maintenance building Figure 18-1.

The engineering and geology offices, security, and staff dry area are in mobile office units with light vehicle parking areas in front. These buildings are connected to non-potable water pipelines and septic system. The core logging facility is a 1,000 square foot (sf) plasticized-canvas covered outbuilding with overhead lights and propane heater located beside a core lay down area of about 500 sf. The core splitting facility is housed next to the core logging facility in a mobile Conex container.

In addition to the offices, there are areas designated for septic leach field, waste rock dump, WTP, sediment control ditches, ore storage, and re-vegetated stockpiles.

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Figure 18-1 Site Facilities

Vent Raise
GW-7
Emergency Pond
Ore Pad
Batch Plant/Screen
(Not Constructed)
WRR
Water Treatment
Stormwater Pond I
Electrical Substation
Shop
Wash Bay
PW-1
Dewatering
Storage Pond
Laydown Yard
Readyline
Septic
GW-2
0
1,000
Feet

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19.     Market Studies and Contracts

19.1. Precious Metal Markets

Gold and silver markets are mature with reputable smelters and refiners located throughout the world. Following several years of increases, gold and silver prices began declining in 2012. As of June 2015, the 36-month trailing average gold price was $1,375 per ounce, the 24-month trailing average price was $1,263 while the monthly average had dropped to $1,182. The silver price trend shows similar behavior and both are shown in Figure 19-1.

$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Gold
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
Silver
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
Jan-10
Jul-10
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Gold
Silver
Gold 36 Mo. Trailing Avg
Silver 36 Mo. Trailing Avg.

19.2. Contracts

As part of normal mining activities, Klondex has entered into contracts with several mining industry suppliers and contractors. The terms of these agreements are customary for mines in the area.

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19.3. Project Financing

On February 11, 2014, the Company entered into the Gold Purchase Agreement with Franco-Nevada GLW Holdings Corp., a subsidiary of FNC, pursuant to which the Company raised proceeds of US$33,763,640 in consideration for the delivery of an aggregate of 38,250 ounces of gold on a monthly basis over a five-year period ending on December 31, 2018. Under the terms of the Gold Purchase Agreement, the Company is required to make gold deliveries at the end of each month, with the first delivery due on June 30, 2014. Gold deliveries will cease when the delivery of 38,250 ounces of gold is completed on December 31, 2018. The annualized delivery schedule is shown in Table 19-1.

Table 19-1 FNC Gold Delivery Schedule

Year	Gold Ounces
2014	6,750
2015	7,500
2016	8,000
2017	8,000
2018	8,000
Total	38,250

The Company's obligations under the Gold Purchase Arrangement and the Company’s $25.0 million secured revolving facility with Investec Bank PLC (the “2016 Debt Financing”) are secured against all of the assets and property of the Company and its subsidiaries. The security granted for the performance of the Company's obligations under the 2016 Debt Financing and the Gold Purchase Arrangement rank pari-passu.

On February 12, 2014, the Company entered into a royalty agreement (the FC Royalty Agreement) with Franco-Nevada US, a subsidiary of FNC, and KGS, pursuant to which KGS raised proceeds of US$1,018,050 from the grant to Franco-Nevada US of a 2.5% NSR royalty for all Fire Creek production beginning January 1, 2019.

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20.     Environmental Studies, Permitting and Social or Community Impact

Klondex conducts mining activities in compliance with all applicable environmental protection legislation. Klondex is unaware of any existing environmental issues or compliance problems that have the potential to impede production at the Fire Creek Project. Klondex is working closely with both state and federal regulators to ensure that the permitting and compliance strategies are acceptable and will not cause delays in production or mine development. Klondex has a strong cultural resource preservation program, which allows a third party archeologist time to review potential areas of new disturbance. At this time, there are no community or social impact issues regarding work being completed at the Project.

20.1. Environmental Compliance and Monitoring

As required by the environmental operational permits (see Table 19-1), Klondex prepares quarterly and annual reports which are submitted to regulators. Compliance information included in these reports is based primarily on permit requirements and limitations. Permit limits and associated monitoring requirements are specified as a part of each permit.

20.1.1. Waste Rock Disposal Facility

Initial humidity cell test work results indicate that a portion of the waste rock removed from the mine will have the potential to degrade waters of the State of Nevada. As a result of mine expansion, Klondex is constructing a new waste rock disposal facility, and this facility design includes waste rock staging to ensure that any material that has potential to degrade water of the state is segregated from non-acid generating materialls and engineered to alleviate any acid drainage problem.

20.1.2. Other Environmental Issues

At this time, Klondex does not anticipate construction or operation of any processing facilities. Heap leaching, tailings management, or other processing components are not included as part of the permitting strategy and not part of the resource.

20.2. Reclamation Bond Estimate

Klondex’s last amendment to the Reclamation Bond Estimate (RCE) to include construction and operation of the RIBs was received in February 2014. The total of the RCE is calculated using the Standard Reclamation Cost Estimator (SRCE), which is adjusted annually for inflation. The SRCE was developed in a cooperative effort between the NDEP, Bureau of Mining Regulation and Reclamation, BLM, and the Nevada Mining Association to facilitate accuracy, completeness, and consistency in the calculation of costs for mine site reclamation. Klondex is required to update the total RCE for Fire Creek every three years. The next RCE update is scheduled for 2016.

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RCE costs for reclamation currently include the following categories: roads; exploration roads and drill pads; waste rock repository; RIBs; ponds; electrical infrastructure; building and equipment; adit and vent raise plugging; re-vegetation; and contractor management. The total RCE was approved by BLM and NDEP in the first quarter of 2014 for a total cost to construct of approximately $1.7 million dollars.

Klondex also maintains a second statewide bond for archeological conservation. This bond, totaling $119,284, was implemented to facilitate a trea atment plan as required by Nevada State Historic Preservation Office (SHPO) pursuant to 36CFR 800, regulations implementing Section 106 of the National Historic Preservation ACT (NHPA), 16 U.S.C. § 470f. The treatment plan will include, but not be limited to, mitigation of archaeological sites, artifact processing, writing final report of findings, and curation of artifacts.

20.3. Major Permitting and Approvals

The major operational permits and a brief summary of the requirement for each permit are outlined in Table 19-1 below.

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Table 20-1 Fire Creek Project Significant Permits

Permit	Permit Number	Agency	Permit Type and Explanation
Environmental Assess ment and Plan of Operations	NVN-079769	BLM

Plan of Operations is required for all mining and processing activities and exploration exceeding 5 acres of disturbance. BLM approves plan and determines the required environmental studies, usually an environmental asses sment or an environmental impact study based on the requirementss outline in th e National Environmental Policy Act.

Record of Decision		BLM	A Record of Decision (ROD) in the United States is the formal decision document which is reco rded for the public.
Water Pollution Control Permit (Operations)	NEV2007104	NDEP, BMRR

Mines operating in the State o f Nevada are generally required to meet a zero discharge performance standard. A WPCP is required for the extraction of mineralized material. A separate permit may be issued for certain activities at a specific facility, such as rapid infiltration.

Water Pollution Control Permit (Infiltration)	NEV2013102	NDEP, BMRR	Water Pollution Co ntrol Permit fo r infiltration of water from the underground mine operations. This permit is still in the approval process.
Water Rights	28637, 77002, 77003, 75129	NDWR

Water rights are iss ued by the Nevada Division of Water Res ources based on Nevada water law which issues permits based on prior appropriation and b eneficial use. Prior appropriation (also known as "first in time, first inn right") allows for the orderly use of the s tate's water resources by granting prio rity to parties with senior water rights . This concep t ensures the s enior uses are protected, even as new uses for water are allocated.

Reclamation Permit	#0241	NDEP, BMRR

Summarizes reclamaation activities and associated costs. Ens ures land disturbed by mining activities are reclaimed to safe and s table conditions to promote safe and s table post-mining land use. A permit is required for any disturb ance over 5 acres. The RCE is financially secured with a posted security. The posted surety amount provides as surance that reclamation will be pursuant to the approved reclamation plan.

Air Quality Permit	AP1041-2774	NDEP, BAPC

An owner or operat or of any pro posed stationary source mus t submit an application for and obtain an appropriate operating permit before commencing construction or operation. Class II Air Permit - Typically for facilities that emit les s than 100 tons per year for any one regulated pollu tant and emit less than 25 tons per year total HAP and emit less than 10 tons p er year of any one HAP.

Storm Water Permit	NVR300000	NDEP, BWPC

General storm water discharges as sociated with activities from metal mining activities. Regulates storm water runoff from waste rock storage piles, roads , and cleared areas. Typical pollutants include suspended solids and minerals eroded from exposed surfaces .

20.4. Future Permitting

Klondex has an approved plan of operations with the BLM covering their current mining activities at the Project. Mining activities are covered under the Plan of Operations and Klondex received approval to an amendment to the Plan of Operations and Reclamation permits (NVN-07976 and Reclamation Permit 0028) which allows Klondex to construct and operate several RIBs. Klondex received approval for the Water Pollution Control Permit for the RIBs (WPCP2013102), issued in February 2014. In addition, Klondex has initiated a baseline data collection program to ensure that enough data is collected to be sufficient for additional permitting necessities.

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On February 1, 2016, Klondex received a Decision Record ("DR") and a Finding of No Significant Impact ("FONSI") for the Environmental Assessment ("EA") completed for the Fire Creek Project. The EA was required to comply with the National Environmental Policy Act ("NEPA") as a portion of the Fire Creek property is located on public land administered by the Bureau of Land Management, Battle Mountain District, Mount Lewis Field Office ("BLM").

The approval of the EA will allow Klondex to advance its mining and exploration activities at the Fire Creek property and allows commercial production.

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21.Capital and Operating Costs

21.1. Capital Costs

Life of Mine (LOM) constant dollar capital expenditures are dettailed in Table 21-1. Project development comprises over 63% of total capital requirements; mine equipment 26%; site facilities seven percent, and environmental projects s four perc cent. Owner operated mine development unit costs, for similarly sized excavation ns in north Nevada, are shown in Table 21-2.

Table 21-1 Capital Costs

			Cost (000's)
	2015[1]	2016	2017	2018	Total
Mine Development	$7,244	$4,442	$727		$12,413
Rapid Infiltration Basin	$368				$368
Site Facilities	$1,277				$1,277
Environmental Assessment	$469				$469
Mining Equipment	$2,200	$2,000	$932		$5,132
Total	$11,558	$6,442	$1,659	$0	$19,660

1.	2015 includes only July through December estimates.

Table 21-2 Underground Development Unit Costs

			Unit
	Width	Height	Cost
Description	(ft)	(ft)	($/ft)
Primary Capital Drifting	14 - 15	15 - 17	$1,350
Secondary Capital Drifting	14	14	$1,350
Raising	10	10	$2,000

21.2. Operating Costs and Cutoff Grade

LOM operating costs are presented in Table 21-3 below. Unit mining costs are based on actual costs incurred at Fire Creek through June 2015. The weighted average cost is based on the LOM quantities by mining method. Haulage costs to Midas are based on actual costs incurred by the Company and paid to a local contractor through June 2015.

Table 21-3 Operating Costs

Description	Unit Cost	Unit
Mining
Production Stoping	$110	/ton

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Description	Unit Cost	Unit
5 x 11 Stope Development Drift	$282	/ton
Backfill	$30	/ton
Average Mining Cost	$183	/ton
Transportation, Processing and G&A
Haulage Fire Creek to Midas	$33	/ton
Processing	$48	/ton
Site Administration and G&A	$26	/ton
Total	$290	/ton

Actual processing costs for the first half of 2015 averaged $48.06 per ton. Site administration costs are likewise based on actuals through June 2015.

Using the operating costs and parameters above, cut-off grades were calculated at varying gold prices. These are shown in Table 21-4 and Table 21-1. The incremental cut-off represents the required minimum grade of mineralization to be profitable to process after it has been mined and transported to the surface. Mineralization from development excavations is included in the LOM plan if it exceeds the incremental cut off since processing the incremental material improves the Project cash flow over the alternative of sending this material to the waste dump.

Table 21-4 Cut-off Grade Calculation

		Gold	Silver
Metal Sales Price	$/Ounce	$1,000	$15.83
Refining and Sales Expense	$/Ounce	Included in Milling
Royalty		1%
Metallurgical Recovery		94%	92%
Total Operating Cost	$/ton	$290

Gold Equivalent		1	64.53
Unplanned Dilution		10%
Incremental Cut Off Grade		0.115
Cut-off Grade	Eq. opt	0.312
Minimum Mining Width	feet	4
Grade Thickness cut-off	Eq. opt-ft.	1.37

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22.    Economic Analysis

The LOM plan and technical and economic projections in the LOM plan model include forward looking statements that are not historical facts and are required in accordance with the reporting requirements of the Canadian Securities Administrators. These forward-looking statements are estimates and involve risks and uncertainties that could cause actual results to differ materially.

The estimates of capital and operating costs have been developed specifically for the Project and are summarized in Section 21. These costs are derived from actual mine and process operating experience for the Project during 2014 and 2015, and where appropriate include adjustments applicable to the planned production rates.

The cash flow estimate includes only costs, taxes and other factors applicable to the project and corporate obligations, financing costs, and taxes are excluded. The e cash flow estimate includes 35% Federal income tax after appropriate deductions for depreciation and depletion. No consideration has been given for carry forward losses incurred prior to 2015. Nevada does not impose an income tax but does levy a net proceeds tax equal to five percent of the net operating income with some allowances for depreciation of property plant and equipment. The net proceeds tax does not allow a depletion deduction.

Future reclamation costs have been prepaid through reclamation bonding requirements of the BLM and NDEP. These bonds are considered adequate to fund future reclamation liabilities.

22.1. Life of Mine Plan and Economics

Constant dollar cash flow analysis of the reserves production and development plan shown in Table 16-4 is presented in the income and cash flow statements of Table 22-1 and Table 22-2, respectively. Table 22-3 lists the life of mine key operating and financial indicators. The grade of the Fire Creek resources and the low capital requirements facilitated with the addition of the Midas Mine and Mill to Klondex’s project portfolio combine to produce high 9.9 profitability index (PI) calculated with a 10% discount rate and a 5% NPV of $178M. PI is the ratio of payoff to investment of a proposed project. It is a useful tool for ranking projects because it allows you to quantify the amount of value created per unit of investment. A profitability index of one indicates break even. Calculation of an internal rate of return (IRR) is indeterminate due to the positive cash flow projected to be achieved in each year of the project.

Royalties incurred during the LOM plan include the adv vance minimum royalty payments to third party lessors and the one percent royalty to Waterton under the Gold Supply Agreement as discussed in Section 4.3. The mine plan ends prior to the 2 ½% royalty taking effect as specified in the FC Royalty Agreement with Franco-Nevada US. None of the planned production is from holdings subject to NSR royalties nor will it transit through holdings subject to wheelage royalties.

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Table 22-1 Income Statement 2015 – 2018 ($000’s )

Year	2015[1]	2016	2017	2018	Total
Income Statement (000's)
Revenue
Gold Sales	$58,965	$117,867	$97,782	$21,077	$295,692
Silver Sales	$654	$1,389	$1,121	$235	$3,399
Total Revenue	$59,619	$119,256	$98,902	$21,313	$299,091
Operating Costs
Mining	($9,513)	($18,534)	($13,076)	($2,874)	($43,997)
Surface Ore Haulage Portal to Mill	($1,691)	($3,241)	($2,346)	($560)	($7,838)
Processing	($2,485)	($4,763)	($3,448)	($823)	($11,520)
Site General Administration & Overhead	($1,346)	($2,580)	($1,868)	($446)	($6,240)
Total Operating	($15,035)	($29,118)	($20,738)	($4,704)	($69,595)

General & Administrative
Refining & Sales (Included with Processing Costs)	$0.0	$0.0	$0.0	$0.0	$0.0
Royalty	($671)	($1,268)	($1,064)	($288)	($3,291)
Nevada Net Proceeds Tax	($2,167)	($4,398)	($3,806)	($767)	($11,138)
Total Cash Cost	($17,873)	($34,784)	($25,608)	($5,759)	($84,024)
EBITA	$41,746	$84,472	$73,295	$15,554	$215,067
Reclamation Accrual	$0.0	$0.0	$0.0	$0.0	$0.0
Depreciation	($21,364)	($45,913)	($39,454)	($8,505)	($115,234)
Total Cost	($39,237)	($80,697)	($65,061)	($14,264)	($199,259)
Pre-Tax Income	$20,382	$38,559	$33,841	$7,049	$99,832
Income Tax	($1,919)	($1,101)	($350)	($1,336)	($4,707)
Net Income	$18,463	$37,458	$33,491	$5,713	$95,125

1.	2015 includes only July through December estimates.

Table 22-2 Cash Flow Statement 2015 – 2019 ($000’s)

Year	2015[1]	2016	2017	2018	2019	Total
Net Income	$18,463	$37,458	$33,491	$5,713	$0.0	$95,125
Depreciation	$21,364	$45,913	$39,454	$8,505	$0.0	$115,235
Reclamation	$0	$0	$0	$0	$0.0	$0
Working Capital (6 weeks)	($2,062)	($1,951)	$1,059	$2,290	$664.5	$0
Operating Cash Flow	$37,765	$81,420	$74,003	$16,508	$664.5	$210,360
Capital Costs
Equipment	($2,200)	($2,000)	($932)	$0	$0	($5,132)
Capitalized Development	($7,244)	($4,442)	($727)	$0	$0	($12,414)

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Year	2015[1]	2016	2017	2018	2019	Total
Mine Capital	($2,114)	$0	$0	$0	$0	($2,114)
Total Capital	($11,558)	($6,442)	($1,659)	$0	$0	($19,660)
Net Cash Flow	$26,206	$74,977	$72,344	$16,508	$664.5	$190,700
Cumulative Cash Flow	$26,206	$101,184	$173,528	$190,036	$190,700.1

1.	2015 includes only July through December estimates.

Table 22-3 Key Operating and After Tax Financiall Statistics

Material Mined and Processed (kt)	240
Avg. Gold Grade (opt)	1.31
Avg. Silver Grade (opt)	0.972
Contained Gold (koz)	315
Contained Silver (koz)	233
Avg. Gold Metallurgical Recovery	94%
Avg. Silver Metallurgical Recovery	92%
Recovered Gold (koz)	296
Recovered Silver (koz)	215
Reserve Life (years)	4.0
Operating Cost ($/ton)	$290
Cash Cost ($/oz) 1.	$273
Total Cost ($/oz) 1.	$339
Gold Price ($/oz)	$1,000.00
Silver Price ($/oz)	$15.83
Capital Costs ($ Millions)	$19.6
Payback Period (Years)	0
Cash Flow ($ Millions)	$191
5% Discounted Cash Flow ($ Millions)	$178
10% Discounted Cash Flow ($ Millions)	$167
Profitability Index (10%) 2.	9.9
Internal Rate of Return	NA

Notes:

1.	Net of byproduct credits;
2.

Profitability index (PI) is the ratio of payoff to investment of a proposed project. It is useful for ranking project as a measure of the amount of value created per unit of investment. A PI of 1 indicates break even.

22.2. Sensitivity Analysis

The Project’s net present value at five percent and 10% (NPV) and profitability index from the cash flow model presented above were analyzed for sensitivity to variations in rev venue, operating and capital cost assumptions. This analysis is presented graphically in Figure 22-1 through Figure 22-3 below. These graphs demonstrate the economic resilience of the Project by maintaining profitability with up to 40% unfavorable variances of any one of the three categories.

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Figure 22-2 10% NPV Sensitivity

Millions
NPV @ 10%
$300
$250
$200
$150
$100
$50
$0
-60%
-40%
-20%
0%
20%
40%
60%
Change in Parameter
Gold Price
Operating Cost
Capital Cost

Figure 22-3 Profitability Index Sensitivity

Profitability Index
18.0
15.0
12.0
9.0
6.0
3.0
0.0
-60%
-40%
-20%
0%
20%
40%
60%
Change in Parameter
Gold Price
Operating Cost
Capital Cost

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23.     Other Relevant Data and Information

The authors are not aware of any other relevant data and information having bearing on the Fire Creek mineral resource estimate or mineral reserve estimate or ongoing exploration or operations.

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24.     Interpretation and Conclusions

24.1. Conclusions

The Fire Creek Project is a modern, mechanized narrow vein mine. Only the mineralized veins accessible from main development have been defined to a sufficient level of detail to declare reserves. Additional potential exists to extend reserves along strike in both directions as underground access is developed. As the footprint of the e mine grows and the number of available mining areas grows with it, it is expected that the mining rate can be increased and that cost reductions can be realized through economies of scale.

The conventional Merrill Crowe mill facility at Midas is an efficient, well-maintained modern mineral processing plant capable of processing 1,200 tpd. The plant is capable of operating with a minimum crew compliment resulting in cost reductions when operated at capacity. The underutilized capacity can accept increased mine production from Fire Creek or the Midas Mine as well as third party processing agreements.

Capital requirements for the Project are minimal. Ongoing mine development comprises the majority of capital costs and the ability to access multiple veins from common development greatly reduces the unit cost per ounce.

Based on the assumptions described herein, and in the opinion of the authors of this TR, the high grade reserves in the Project mine plan are expected to provide a high return and sustain profitable operations with up to 40% adverse variations in metal prices, operating or capital costs. The total cost per ounce including capital expenditures and net of byproduct sales is expected to be less than $350 per ounce.

24.2. Project Risks

Table 24-1 presents the significant risks identified by the Qualified Person that have potential to impact Fire Creek.

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Table 24-1 Potential Project Risks

Risk	Potential Impact	Mitigating Measures	Opportunities
Mine and/or mill	Lower cash flow	Convert Inferred Mineral	Additional work areas
operating costs greater		Resource to Measured or	allow an increase in
than planned		Indicated Mineral Resources near	production rate and
		planned mining areas	achieves economies of
scale
Stope dilution greater	Production cost increase	Employ alternative mining	Dilution can contain
than anticipated	and loss of resource	methods and/or increase cutoff	mineralization and
		grade	could aid in obtaining
economies of scale.

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25.     Recommendations

1.

Exploration: Underground drilling should continue in the veins identified near the current development workings to increase the level of confidence in these veins to an indicated classification. The decline should be advanced to provide an underground drill platform from which to drill the veins in the North and Far North Zones. While the decline is being advanced, additional drilling in this area can be completed from surface to refine the vein targets.

2.

Definition Drilling: Rib sampling has limited value and should continue to be supplemented by drilling shallow ten to 20-foot deep holes into the rib with the “Termite” drill or hand held drills and sample the drill cuttings. This sampling method will add a third dimension to the potential wall rock mineralization. These costs are included in mine operation costs estimates.

3.

Stope Planning: Complete the drift and fill stopes currently underway, and new areas should be set up for longhole stoping. The use of short probe holes discussed above should provide the planning engineers enough detail to efficiently design stopes with minimal loss of mineralization.

4.	Rapid Infiltration Basin Commissioning: In order to reduce delays caused by intercepting perched water, the RIB’s and water handling and water treatment systems need to be functioning at capacity.
5.

QAQC: Klondex has generated a detailed standard operating procedure (SOP) for QAQC sampling. Management should periodically review QAQC results to ensure that timely follow-up for QAQC assay deviations and re-assay requests are being aggressively pursued.

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Table 25-1 Recommendation Estimated Costs

Description	Estimated Costs (000's)
Phase I
Rapid infiltration Basin Commissioning	$368
Definition Drilling	Definition and planning
Stope Planning	costs are included in the
project operating costs.
Phase II
Exploration	$11,250
QA/QC	Enhanced QA/QC costs
are included in the
sample assaying costs for
exploration

Note:

1.	Phase II recommendations are not contingent on Phase I recommendations and could occur concurrently with Phase I recommendations.

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26.     Bibliography

Anderson, R., 2013, Stratigraphy of the Fire Creek low sulfidation Au deposit Preliminary Report: Klondex Gold and Silver Mining Company internal document, 39 p.

Canadian Institute of Mining, Metallurgy and Petroleum, May 10, 2014, “CIM Definition Standards – For Mineral Resources and Mineral Reserves”, 9 p.

Colgan, J., Henry, C. & John, D., 2014, Evidence for large-magnitude, post-Eocene extension in the northern Shoshone Range, Nevada, and its implications for the structural setting of Carlin-Type gold deposits in the lower plate of the Roberts Mountains allochthon: Economic Geology, v. 109, p. 1843-1862.

Cooke, D. & Simmons, S., 2000, Characteristics and genesis of epithermal gold deposits: Society of Economic Geologists Reviews, v. 13, p. 221-244.

Crider J., 2001, Oblique slip and the geometry of normal-fault linkage: mechanics and a case study from the Basin and Range in Oregon: Journal of Structural Geology, v. 23, p. 1997-2009.

Crowl, W. J. (2011, May 31). NI 43-101 Technical Report, Pinson Project, Humboldt County, Nevada. Edmondo, G., 1996, Fire Creek Project: North Mining, Inc. internal report, 30 p.

Erwin, T. P. (2013, November 27). Mineral Status Report for Klondex Gold and Silver Mining Company - Project King, File NO. 52591.004.

Gilluly, J. & Gates, O., 1965, Tectonic and igneous geology of the northern Shoshone Range, Nevada: Geological Survey Professional Paper 465, 153 p.

Graf, G. (2013, January 13). Midas 2011 - 2012 Surface Exploration Report. Newmont Internal Memorandum. Hedenquist, J., Arribas, A. & Gonzalez-Urien, E., 2000, Exploration for epithermal gold deposits: Society of Economic Geologists Reviews, v. 13, p. 245-277.

Henry, C., 2013, email to R. Anderson.

Hodenquist, J.W., and Lowenstern, J.B., “The Role of Magmas in the Formation of Hydrothermal Ore Deposits” Nature, v 370, p 519-527.

John, D., 2014, discussion with J. Milliard

John, D. A. (2003). Geologic Setting and Genesis of the Mule Canyon Low-Sulfidation Epithermal Gold-Silver Deposit, North-Central Nevada. Economic Geology, 98, 424-463.

John, D. & Wallace, A., 2000, Epithermal gold-silver deposits related to the Northern Nevada Rift, in: Cluer, J., Price, J., Struhsacker, E., Hardyman, R. & Morris, C., eds., Geology and Ore Deposits 2000: The Great Basin and Beyond: Geological Society of Nevada Symposium Proceedings, May 15-18, 2000, p. 155-175. John, D., Brunner, J., Saderholm, E. & Fleck, R., 2000a, Geology of the Mule Canyon gold-silver deposit, Lander County, Nevada, in: Cluer, J., Price, J., Struhsacker, E., Hardyman, R. & Morris, C., eds., Geology and Ore Deposits 2000: The Great Basin and Beyond: Geological Society of Nevada Symposium Proceedings, May 15-18, 2000, p. 119-134.

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John, D., Wallace, A., Ponce, D., Fleck, R. & Conrad, J., 2000b, New perspectives on the geology and origin of the Northern Nevada Rift, in: Cluer, J., Price, J., Struhsacker, E., Hardyman, R. & Morris, C., eds., Geology and Ore Deposits 2000: The Great Basin and Beyond: Geological Society of Nevada Symposium Proceedings, May 15-18, 2000, p. 127-154.

John, D. & Wrucke, C., 2003, Geologic map of the Mule Canyon Quadrangle, Lander County, Nevada, Nevada Bureau of Mines and Geology Map 144.

Kamenov, G., Saunders, J., Hames, W. & Unger, D., 2007, Mafic magmas as sources for gold in middle Miocene epithermal deposits of the northern Great Basin, United States: Evidence from Pb isotope compositions of native gold: Economic Geology, v. 102, n. 7, p. 1191-1195.

Kassos, G. & Marma, J., in prep., Fire Creek: Nevada’s next high-grade gold project: Geological Society of Nevada 2015 Symposium Program with Abstracts.

Kiska Metals Corporation, 2014, The Colorback and Hilltop Properties: Carlin-style systems in the Battle Mountain-Eureka Trend, Nevada: Executive Summary Report, 19 p.

Klondex Mines Ltd. (2013, December 4). Final Disclosure Schedules to Stock Purchase Agreement.

Leavitt, E. D., Spell, T. L., Goldstrand, P. M., & Arehart, G. B. (2004, December 1). Geochronology of the Midas Low-Sulfidation Epithermal Gold-Silver Deposit, Elko County, Nevada. Economic Geology, 99(8), 1665-1686.

Martini, Josepph, SRK Consulting (2014, February). Midas Mine and Mill Reclamation Cost Adequacy, Report for Klondex Mines Ltd.

McPhie, J., Doyle, M. & Allen, R., 1993, Volcanic Textures: A guide to the interpretation of textures in volcanic rocks: University of Tasmania Center for Ore Deposit and Exploration Studies, 196 p.

McMillin, S. & Milliard, J., 2013, Exploration and geology of the Fire Creek deposit, Lander County, Nevada, presented at the November, 2013 Geological Society of Nevada Elko/Winnemucca joint meeting.

Milliard, J., Marma, J. & Kassos, G., in prep., A field trip guide for the Fire Creek Deposit - Nevada’s new high-grade gold project, in: 2015 Geological Society of Nevada Symposium Pre-Meeting Field Trip: Epithermal deposits of northern Nevada.

Newmont Mining Corporation. (2010). Internal Test Parameters Memorandum.

Newmont Mining Corporation. (2013, December). http://www.newmont.com/our-investors/reserves-and-resources.

Odell, M. A., Symmes, L., Bull, S., and Swanson, K., July 24, 2014, “Preliminary Economic Assessment of the Fire Creek Project, Lander County, Nevada, Amended”, NI 43-101 Technical Report, 218 p.

Odell, M. A. (2013). NI 43-101 Technical Report, Fire Creek Exploration Project, Lander County, Nevada. NI 43-101 Technical Report.

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Pierce, K. & Morgan, L., 1992, The track of the Yellowstone hotspot: Volcanism, faulting and uplift, in: Link, P., Kuntz, M. & Platt, L., eds., Regional geology of eastern Idaho and western Wyoming: Geological Society of America Memoir 179, p. 1-53.

Ponce, D. A. (2008, February). A Prominent Geophysical Feature Along the Northern Nevada Rift and its Geologic Implications, North-Central Nevada. Geosphere, 4(1), 207-217.

Postlethwaite, C. (2011, December 19). Progress Report of The 20011 Midas District Mapping and Structural Analysis. Newmont Internal Report.

Raven, W., Ullmer, E. & Hawthorn, G., 2011, Updated technical report and resource estimation on the Fire Creek gold property, Lander Co., Nevada: NI 43-101 technical report filed on SEDAR Sept. 12, 2011.

Rott, E. H. (1931). Ore Deposits of the Gold Circle Mining District, Elko County, Nevada. Bulletin of the Nevada Bureau of Mines and Mackay School of Mines.

Saunders, J. A. (2006). Geochronology of Volcanic-Hosted Low-Sulfidation Au-Ag Deposits, Winnemucca-Sleeper Mine Area, Northern Great Basin, USA. US Geological Survey.

Simmons, S., White, N. & John, D., 2005, Geological characteristics of epithermal precious and base metal deposits: Economic Geology 100th Anniversary Volume, p. 485-522.

Theodore, T., Armstrong, A., Harris, A., Stevens, C. & Tosdal, R., 1998, Geology of the terminus of the northern Carlin Trend, in: Tosdal, R., ed., 1998, Contributions to the gold metallogeny of northern Nevada: United States Geological Survey Open-File Report 98-338, p. 69-105.

Thompson, T., 2014, Mineralogy of the MLI3870 composites, Fire Creek, Nevada: McClelland Laboratories, Inc. internal report, 44 p.

Trudgill, B. & Cartwright, J., 1994, Relay-ramp forms and normal-fault linkages, Canyonlands national Park, Utah: Geological Society of America Bulletin, v. 106, p. 1143-1157.

US Department of the Interior (DOI) Bureau of Land Management (BLM). (2013, March). Midas Underground Support Facilities Newmont Mining Corporation, Environmental Assessment.

Wallace, A. & John, D., 1998, New Studies of Tertiary volcanic rocks and mineral deposits, Northern Nevada Rift, in: Tosdal, R., ed., 1998, Contributions to the gold metallogeny of northern Nevada: United States Geological Survey Open-File Report 98-338, p. 264-278.

Watt, J. T., Glen, J. M., John, D. A., & Ponce, D. A. (2007, December). Three-dimensional Geologic Model of the Northern Nevada Rift and the Beowawe Geothermal System, North-Central Nevada. Geosphere, 3(6), 667-682.

White, N. & Hedenquist, J., 1995, Epithermal gold deposits: Styles, characteristics and exploration: Society of Economic Geologists Newsletter, n. 23.

Zoback, M. & Thompson, G., 1978, Basin and Range rifting in northern Nevada: Clues from a mid-Miocene rift and its subsequent offsets: Geology, v. 6, p. 111-116.

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Zoback, M., McKee, E., Blakely, R. & Thompson, G., 1994, The northern Nevada rift: Regional tectono-magmatic relations and middle Miocene stress directions: Geological Society of America Bulletin, v. 106, p. 371-382.

Zoback, M., Anderson, R. & Thompson, G., 1981, Cainozoic evolution of the state of stress and style of tectonism of the Basin and Range Province of the western United States: Philosophical Transactions of the Royal Society of London, v. 300, p. 407-434.

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27.     Glossary

Assay: The chemical analysis of mineral samples to determine the metal content.

Asbuilt: (plural asbuilts), a field survey, construction drawing, 3D model, or other descriptive representation of an engineered design for underground workings.

Composite: Combining more than one sample result to give an average result over a larger distance.

Concentrate: A metal-rich product resulting from a mineral enrichment process such as gravity concentration or flotation, in which most of the desired mineral has been separated from the waste material in the ore.

Crushing: Initial process of reducing material size to render it more amenable for further processing.

Cut-off Grade (CoG): The grade of mineralized rock, which determines as to whether or not it is economic to recover its gold content by further concentration.

Dilution: Waste, which is unavoidably mined with ore.

Dip: Angle of inclination of a geological feature/rock from the horizontal.

Fault: The surface of a fracture along which movement has occurred.

Footwall: The underlying side of a mineralized body or stope.

Gangue: Non-valuable components of the ore.

Grade: The measure of concentration of valuable minerals within mineralized rock.

Hanging wall: The overlying side of a mineralized body or stope.

Haulage: A horizontal underground excavation which is used to transport mined rock.

Igneous: Primary crystalline rock formed by the solidification of magma.

Kriging: A weighted, moving average interpolation method in which the set of weights assigned to samples minimizes the estimation variance.

Level: A main underground roadway or passage driven along a level course to afford access to stopes or workings and to provide ventilation and a haulage way for the removal of broken rock.

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Lithological: Geological description pertaining to different rock types.

Milling: A general term used to describe the process in which the ore is crushed, ground and subjected to physical or chemical treatment to extract the valuable minerals in a concentrate or finished product.

Mineral/Mining Lease: A lease area for which mineral rights are held.

Mining Assets: The Material Properties and Significant Exploration Properties.

Sedimentary: Pertaining to rocks formed by the accumulation of sediments, formed by the erosion of other rocks.

Sill1: A thin, tabular, horizontal to sub-horizontal body of igneous rock formed by the injection of magma into planar zones of weakness.

Sill2: The floor of a mine passage way.

Stope: An underground excavation from which ore has been removed.

Stratigraphy: The study of stratified rocks in terms of time and space.

Strike: Direction of line formed by the intersection of strata surfaces with the horizontal plane, always perpendicular to the dip direction.

Sulfide: A sulfur bearing mineral.

Tailings: Finely ground waste rock from which valuable minerals or metals have been extracted.

Thickening: The process of concentrating solid particles in suspension.

Total Expenditure: All expenditures including those of an operating and capital nature.

Variogram: A plot of the variance of paired sample measurements as a function of distance and/or direction.

Mineral Resources

Mineral Resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories. An Inferred Mineral Resource has a lower level of confidence than that applied to an Indicated Mineral Resource. An Indicated Mineral Resource has a higher level of confidence than an Inferred Mineral Resource but has a lower level of confidence than a Measured Mineral Resource.

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A Mineral Resource is a concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction.

The location, quantity, grade or quality, continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling.

Material of economic interest refers to diamonds, natural solid inorganic material, or natural solid fossilized organic material including base and precious metals, coal, and industrial minerals.

The term Mineral Resource covers mineralization and natural material of intrinsic economic interest which has been identified and estimated through exploration and sampling and within which Mineral Reserves may subsequently be defined by the consideration and application of Modifying Factors. The phrase ‘reasonable prospects for eventual economic extraction’ implies a judgment by the Qualified Person in respect of the technical and economic factors likely to influence the prospect of economic extraction. The Qualified Person should consider and clearly state the basis for determining that the material has reasonable prospects for eventual economic extraction. Assumptions should include estimates of cutoff grade and geological continuity at the selected cut-off, metallurgical recovery, smelter payments, commodity price or product value, mining and processing method and mining, processing and general and administrative costs. The Qualified Person should state if the assessment is based on any direct evidence and testing.

Interpretation of the word ‘eventual’ in this context may vary depending on the commodity or mineral involved. For example, for some coal, iron, potash deposits and other bulk minerals or commodities, it may be reasonable to envisage ‘eventual economic extraction’ as covering time periods in excess of 50 years. However, for many gold deposits, application of the concept would normally be restricted to perhaps 10 to 15 years, and frequently to much shorter periods of time.

Inferred Mineral Resource

An Inferred Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity.

An Inferred Mineral Resource has a lower level of confidence than that applying to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration.

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Page 250	Glossary	Klondex Mines
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An Inferred Mineral Resource is based on limited information and sampling gathered through appropriate sampling techniques from locations such as outcrops, trenches, pits, workings and drill holes. Inferred Mineral Resources must not be included in the economic analysis, production schedules, or estimated mine life in publicly disclosed Pre-Feasibility or Feasibility Studies, or in the Life of Mine plans and cash flow models of developed mines. Inferred Mineral Resources can only be used in economic studies as provided under NI 43-101.

There may be circumstances, where appropriate sampling, testing, and other measurements are sufficient to demonstrate data integrity, geological and grade/quality continuity of a Measured or Indicated Mineral Resource, however, quality assurance and quality control, or other information may not meet all industry norms for the disclosure of an Indicated or Measured Mineral Resource. Under these circumstances, it may be reasonable for the Qualified Person to report an Inferred Mineral Resource if the Qualified Person has taken steps to verify the information meets the requirements of an Inferred Mineral Resource

Indicated Mineral Resource

An Indicated Mineral Resource is that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of Modifying Factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit.

Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation.

An Indicated Mineral Resource has a lower level of confidence than that applying to a Measured Mineral Resource and may only be converted to a Probable Mineral Reserve.

Mineralization may be classified as an Indicated Mineral Resource by the Qualified Person when the nature, quality, quantity and distribution of data are such as to allow confident interpretation of the geological framework and to reasonably assume the continuity of mineralization. The Qualified Person must recognize the importance of the Indicated Mineral Resource category to the advancement of the feasibility of the project. An Indicated Mineral Resource estimate is of sufficient quality to support a Pre-Feasibility Study which can serve as the basis for major development decisions.

Measured Mineral Resource

A Measured Mineral Resource is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of Modifying Factors to support detailed mine planning and final evaluation of the economic viability of the deposit.

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Klondex Mines	Technical Report for the Fire Creek Project, Lander	Page 251
Ltd	County, Nevada

Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation.

A Measured Mineral Resource has a higher level of confidence than that applying to either an Indicated Mineral Resource or an Inferred Mineral Resource. It may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

Mineralization or other natural material of economic interest may be classified as a Measured Mineral Resource by the Qualified Person when the nature, quality, quantity and distribution of data are such that the tonnage and grade or quality of the mineralization can be estimated to within close limits and that variation from the estimate would not significantly affect potential economic viability of the deposit. This category requires a high level of confidence in, and understanding of, the geology and controls of the mineral deposit.

‘Modifying Factors’ are considerations used to convert Mineral Resources to Mineral Reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors.

Mineral Reserve

Mineral Reserves are sub-divided in order of increasing confidence into Probable Mineral Reserves and Proven Mineral Reserves. A Probable Mineral Reserve has a lower level of confidence than a Proven Mineral Reserve.

A Mineral Reserve is the economically mineable part of a Measured and/or Indicated Mineral Resource. It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at Pre-Feasibility or Feasibility level as appropriate that include application of Modifying Factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified.

The reference point at which Mineral Reserves are defined, usually the point where the ore is delivered to the processing plant, must be stated. It is important that, in all situations where the reference point is different, such as for a saleable product, a clarifying statement is included to ensure that the reader is fully informed as to what is being reported.

The public disclosure of a Mineral Reserve must be demonstrated by a Pre-Feasibility Study or Feasibility Study.

Practical Mining LLC	March 28, 2016

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Mineral Reserves are those parts of Mineral Resources which, after the application of all mining factors, result in an estimated tonnage and grade which, in the opinion of the Qualified Person(s) making the estimates, is the basis of an economically viable project after taking account of all relevant Modifying Factors. Mineral Reserves are inclusive of diluting material that will be mined in conjunction with the Mineral Reserves and delivered to the treatment plant or equivalent facility. The term ‘Mineral Reserve’ need not necessarily signify that extraction facilities are in place or operative or that all governmental approvals have been received. It does signify that there are reasonable expectations of such approvals.

‘Reference point’ refers to the mining or process point at which the Qualified Person prepares a Mineral Reserve. For example, most metal deposits disclose mineral reserves with a “mill feed” reference point. In these cases, reserves are reported as mined ore delivered to the plant and do not include reductions attributed to anticipated plant losses. In contrast, coal reserves have traditionally been reported as tonnes of “clean coal”. In this coal example, reserves are reported as a “saleable product” reference point and include reductions for plant yield (recovery). The Qualified Person must clearly state the ‘reference point’ used in the Mineral Reserve estimate.

Probable Mineral Reserve

A Probable Mineral Reserve is the economically mineable part of an Indicated, and in some circumstances, a Measured Mineral Resource. The confidence in the Modifying Factors applying to a Probable Mineral Reserve is lower than that applying to a Proven Mineral Reserve.

The Qualified Person(s) may elect, to convert Measured Mineral Resources to Probable Mineral Reserves if the confidence in the Modifying Factors is lower than that applied to a Proven Mineral Reserve. Probable Mineral Reserve estimates must be demonstrated to be economic, at the time of reporting, by at least a Pre-Feasibility Study.

Proven Mineral Reserve (Proved Mineral Reserve)

A Proven Mineral Reserve is the economically mineable part of a Measured Mineral Resource. A Proven Mineral Reserve implies a high degree of confidence in the Modifying Factors.

Application of the Proven Mineral Reserve category implies that the Qualified Person has the highest degree of confidence in the estimate with the consequent expectation in the minds of the readers of the report. The term should be restricted to that part of the deposit where production planning is taking place and for which any variation in the estimate would not significantly affect the potential economic viability of the deposit. Proven Mineral Reserve estimates must be demonstrated to be economic, at the time of reporting, by at least a Pre-Feasibility Study. Within the CIM Definition standards the term Proved Mineral Reserve is an equivalent term to a Proven Mineral Reserve.

Practical Mining LLC	March 28, 2016

Klondex Mines	Technical Report for the Fire Creek Project, Lander	Page 253
Ltd	County, Nevada

Pre-Feasibility Study (Preliminary Feasibility Study)

The CIM Definition Standards requires the completion of a Pre-Feasibility Study as the minimum prerequisite for the conversion of Mineral Resources to Mineral Reserves.

A Pre-Feasibility Study is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined. It includes a financial analysis based on reasonable assumptions on the Modifying Factors and the evaluation of any other relevant factors which are sufficient for a Qualified Person, acting reasonably, to determine if all or part of the Mineral Resource may be converted to a Mineral Reserve at the time of reporting. A Pre-Feasibility Study is at a lower confidence level than a Feasibility Study.

Feasibility Study

A Feasibility Study is a comprehensive technical and economic study of the selected development option for a mineral project that includes appropriately detailed assessments of applicable Modifying Factors together with any other relevant operational factors and detailed financial analysis that are necessary to demonstrate, at the time of reporting, that extraction is reasonably justified (economically mineable). The results of the study may reasonably serve as the basis for a final decision by a proponent or financial institution to proceed with, or finance, the development of the project. The confidence level of the study will be higher than that of a Pre-Feasibility Study.

The term proponent captures issuers who may finance a project without using traditional financial institutions. In these cases, the technical and economic confidence of the Feasibility Study is equivalent to that required by a financial institution.

Practical Mining LLC	March 28, 2016

Page 254	Appendix A: Certification of Authors and Consent Forms	Klondex Mines
Ltd.

28.    Appendix A: Certification of Authors and Consent Forms

Practical Mining LLC	March 28, 2016

CERTIFICATE of QUALIFIED PERSON

Re: Technical Report for the Fire Creek Project, Lander County, Nevada, dated the 28th day of March 2016, with an effective date of June 30, 2015 (the "Technical Report"):

I, Mark A. Odell, P.E., do hereby certify that:

As of March 28, 2016, I am a consulting mining engineer at:
Practical Mining LLC
495 Idaho Street, Suite 205
Elko, Nevada 89801
775-345-3718

1)	I am a Registered Professional Mining Engineer in the State of Nevada (# 13708), and a Registered Member (#2402150) of the Society for Mining, Metallurgy and Exploration (SME).

2)	I graduated from The Colorado School of Mines, Golden, Colorado with a Bachelor of Science Degree in Mining Engineering in 1985. I have practiced my profession continuously since 1985.

3)

Since 1985, I have held the positions of mine engineer, chief engineer, mine superintendent, technical services manager and mine manager at underground and surface metal and coal mines in the western United States. The past 9 years, I have worked as a self-employed mining consultant with clients located in North America, Asia and Africa. My responsibilities have included the preparation of detailed mine plans, geotechnical engineering, reserve and resource estimation, preparation of capital and operating budgets and the economic evaluation of mineral deposits.

4)

I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43- 101") and certify that by reason of my experience and qualifications and good standing with proper designation within a recognized professional organization fully meet the criteria as a Qualified Person as defined under NI 43-101.

5)	I am a contract consulting engineer for the issuer and project owner, Klondex Mines Ltd. (the "Issuer"), and last inspected the Fire Creek Project on January 12, 2015.

6)	I am responsible for preparation of all sections of the Technical Report.

7)	I am independent of the Issuer within the meaning of Section 1.5 of NI 43-101.

8)

I was paid a daily rate for consulting services performed in evaluation of the Fire Creek Project for the Issuer and do not have any other interests relating to the Fire Creek Project. I do not have any interest in adjoining properties in the Fire Creek area.

9)	I have read NI 43-101 and Form 43-101F1, and the sections of the Technical Report for which I am responsible have been prepared in accordance with that instrument and form.

10)

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

11)

As at the effective date of the Technical Report, to the best of my knowledge, information and belief, the Technical Report contains all the scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

Dated this28th day of March 2016.

“Signed” Mark A. Odell
____________________________________________________
Mark A. Odell, P.E.
Practical Mining LLC
markodell@practicalmining.com

CONSENT OF QUALIFIED PERSON

TO:	British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Superintendent of Securities, Prince Edward Island Securities Office
Superintendent of Securities, Newfoundland and Labrador

I, Mark Odell, P.E., do hereby consent to the public filing of the technical report titled Technical Report for the Fire Creek Project, Lander County, Nevada, dated the 28th day of March 2016, with an effective date of June 30, 2015 (the "Technical Report") by Klondex Mines Ltd. (the "Company") with the Canadian securities regulatory authorities listed above and on SEDAR.

The undersigned consents to the use of any extracts from or a summary of the Technical Report in the annual information form of the Company dated March , 2016 (the "Written Disclosure").

The undersigned certifies that he has read the Written Disclosure being filed by the Company and that it fairly and accurately represents the information in the sections of the Technical Report for which the undersigned is responsible.

Dated this 28th day of March 2016.

“Signed” Mark A. Odell
____________________________________________________
Mark A, Odell, P.E.
Practical Mining LLC
markodell@practicalmining.com

CERTIFICATE OF AUTHOR

Re: Technical Report for the Fire Creek Project, Lander County, Nevada, dated the 28th day of March 2016, with an effective date of June 30, 2015 (the "Technical Report").

I, Laura M. Symmes, SME, do hereby certify that:

As of March 28, 2016, I am a geologist at:

Practical Mining, LLC
495 Idaho Street, Suite 205
Elko, NV 89801

1)	I graduated with a Bachelor of Science degree in Geology from Utah State University in 2003.

2)	I am a registered member of the Society for Mining, Metallurgy & Exploration (SME) #4196936.

3)

I have worked as a geologist for a total of 12 years since my 2003 graduation from university. My experience has been focused on exploration and production of gold deposits, including planning and supervision of drill projects, generating data from drilled materials and making geologic interpretations, data organization, geologic mapping, building digital models of geologic features and mineral resources, and grade control of deposits in production.

4)

I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43- 101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

5)	I am responsible for sections 4 and 6-12 of the Technical Report.

6)	I last visited the Fire Creek Project on September 18, 2014.

7)	I have not had prior involvement with the property that is the subject of the Technical Report.

8)	I am independent of Klondex Mines Ltd. within the meaning of Section 1.5 of NI 43-101.

9)

I was paid a daily rate for consulting services performed in evaluation of the Fire Creek Project and do not have any other interests relating to the Fire Creek Project. I do not have any interest in adjoining properties in the Fire Creek area.

10)	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

11)

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

12)

As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the Technical Report contains all the scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

Dated this 28th day of March 2016.

“Signed” Laura M. Symmes
____________________________________________________
Laura M. Symmes, SME
SME No. 4196936

Practical Mining LLC
495 Idaho Street, Suite 205
Elko, NV 89801
775-345-3718
Fax: (501) 638-9162
laurasymmes@practicalmining.com

CONSENT OF QUALIFIED PERSON

TO:	British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Superintendent of Securities, Prince Edward Island Securities Office
Superintendent of Securities, Newfoundland and Labrador

I, Laura Symmes, SME., do hereby consent to the public filing of the technical report titled Technical Report for the Fire Creek Project, Lander County, Nevada, dated the 28th day of March 2016, with an effective date of June 30, 2015 (Technical Report) by Klondex Mines Ltd. (the Company) with the Canadian securities regulatory authorities listed above and on SEDAR.

The undersigned consents to the use of any extracts from or a summary of the Technical Report in the annual information form of the Company dated March , 2016 (the "Written Disclosure").

The undersigned certifies that she has read the Written Disclosure filed by the Company and that it fairly and accurately represents the information in the sections of the Technical Report for which the undersigned is responsible.

Dated this 28th day of March 2016.

“Signed” Laura M. Symmes
____________________________________________________
Laura M. Symmes, SME

Practical Mining LLC
495 Idaho Street, Suite 205
Elko, Nevada 89801
775-345-3718
laurasymmes@practicalmining.com

CERTIFICATE OF AUTHOR

Re: Technical Report for the Fire Creek Project, Lander County, Nevada, dated the 28th day of March 2016, with an effective date of June 30, 2015 (the "Technical Report").

I, Sarah M Bull, P.E., do hereby certify that:

As of March 28, 2016, I am a consulting mining engineer at:

Practical Mining LLC
495 Idaho Street, Suite 205
Elko, Nevada 89801
775-345-3718

1)	I am a Registered Professional Mining Engineer in the State of Nevada (# 22797).

2)	I am a graduate of The University of Alaska Fairbanks, Fairbanks, Alaska with a Bachelor of Science Degree in Mining Engineering in 2006.

3)

Since my graduation from university I have been employed as a Mine Engineer at an underground gold mining operation and as Senior Mine Engineer for a consulting engineering firm. My responsibilities have included mine ventilation engineering, stope design and mine planning.

4)

I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43- 101") and certify that by reason of my experience and qualifications and good standing with proper designation within a recognized professional organization I fully meet the criteria as a Qualified Person as defined under NI 43-101.

5)	I am a contract consulting engineer for the issuer and project owner: Klondex Mines Ltd.

6)	I am responsible for preparation of section 15 and 16 of the Technical Report.

7)	I last visited the Fire Creek Project on September 18, 2014.

8)	I am independent of Klondex Mines Ltd. within the meaning of Section 1.5 of NI 43-101.

9)

I was paid a daily rate for engineering consulting services performed in evaluation of the Fire Creek Project for Klondex Mines Ltd. and do not have any other interests relating to the Fire Creek Project. I do not have any interest in adjoining properties in the Fire Creek Project area.

10)	I have read NI 43-101 and Form 43-101F1, and the sections of the Technical Report for which I am responsible have been prepared in accordance with that instrument and form.

11)

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

12)

As at the effective date of the Technical Report, to the best of my knowledge, information and belief, the Technical Report contains all the scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

Dated this 28th day of March 2016.

“Signed” Sarah Bull
____________________________________________________
Sarah M Bull, P.E.

Practical Mining LLC
495 Idaho Street, Suite 205
Elko, Nevada 89801
775-304-5836
sarahbull@practicalmining.com

CONSENT OF QUALIFIED PERSON

TO:	British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Superintendent of Securities, Prince Edward Island Securities Office
Superintendent of Securities, Newfoundland and Labrador

I, Sarah Bull, P.E., do hereby consent to the public filing of the technical report titled Technical Report for the Fire Creek Project, Lander County, Nevada, dated the 28th day of March 2016, with an effective date of June 30, 2015 (Technical Report) by Klondex Mines Ltd. (the "Company") with the Canadian securities regulatory authorities listed above and on SEDAR.

The undersigned consents to the use of any extracts from or a summary of the Technical Report in the annual information form of the Company dated March , 2016 (the "Written Disclosure").

The undersigned certifies that she has read the Written Disclosure filed by the Company and that it fairly and accurately represents the information in the sections of the Technical Report for which the undersigned is responsible.

Dated this 28th day of March 2016.

“Signed” Sarah Bull
____________________________________________________
Sarah Bull, P.E.

Practical Mining LLC
495 Idaho Street, Suite 205
Elko, Nevada 89801
775-304-5836
sarahbull@practicalmining.com